Exhibit 99.1

E. P. Keiffer (SBN 11181700)
Wright Ginsberg Brusilow P.C.
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone: (214) 651-6500
Fax:      (214) 744-2615
Email:  pkeiffer@wgblawfirm.com

ATTORNEY FOR DEBTOR

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§
	§	CASE NO. 09-30572-HDH-11
ESPRE SOLUTIONS, INC.	§
	§	(Chapter 11)
DEBTOR	§

SECOND AMENDED DISCLOSURE STATEMENT

Espre Solutions, Inc. (“Debtor”), a corporation which has filed for relief under Title 11 of the U.S. Code submits this Second Amended Disclosure Statement (the “Disclosure Statement”), pursuant to Section 1125 of the Bankruptcy Code for the purposes of providing adequate information to all holders of claims against the Debtor and to the holders of its interests, from which such holders may make an informed judgment about the Second Amended Plan of Reorganization (the “Plan”).

I.  PURPOSE OF THE DISCLOSURE STATEMENT

On March 6, 2009, the Plan was filed by the Debtor providing for the Reorganization of its financial affairs in accordance with the Bankruptcy Code.  This Disclosure Statement has been prepared by the Debtor, for the purpose of disclosing information which, in the Debtor’s opinion, is material, important, and necessary for persons who are entitled to vote on the Plan to arrive at an informed decision whether to accept or reject the Plan. The material contained in this Disclosure Statement is intended for that purpose and solely for use by known Creditors and Interest Holders, and may not be relied on for any other purpose.

This Disclosure Statement describes various transactions contemplated under the Plan, including how Creditors will be paid and how the Interest Holders will be treated.  The treatment of all Classes of Claims and Interests is described in Article IV of this Disclosure Statement.  You are urged to study the Plan and to consult your counsel about the Plan and its impact upon your legal rights before voting on the Plan.

II.  DISCLAIMERS

THIS DISCLOSURE STATEMENT WAS COMPILED FROM INFORMATION OBTAINED BY THE DEBTOR FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE, TO THE BEST OF THE DEBTOR’S KNOWLEDGE, INFORMATION AND BELIEF.  THE INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO AN AUDIT.  TO THE EXTENT THAT THEY WERE RELIED UPON, THE RECORDS KEPT BY THE DEBTOR ARE NOT WARRANTED OR REPRESENTED TO BE WITHOUT ANY INACCURACY.  THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.  THIS DISCLOSURE STATEMENT ALSO CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN TRANSACTIONS CONTEMPLATED UNDER THE PLAN AND CERTAIN CLAIMS ASSERTED BY CREDITORS OF THE DEBTOR.  ALTHOUGH THE DEBTOR BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF DOCUMENTS REFERRED TO OR CLAIMS DESCRIBED THEREIN.  REFERENCE IS HEREBY MADE TO THE PLAN AND THE OTHER AGREEMENTS AND DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT FOR A COMPLETE STATEMENT OF THE TERMS AND PROVISIONS THEREOF.  ALL TERMS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN HAVE THE SAME MEANING UNLESS OTHERWISE STATED.  IN THE EVENT THAT THE TERMS OF THIS DISCLOSURE STATEMENT ARE INCONSISTENT WITH THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL CONTROL.

THIS DISCLOSURE STATEMENT IS INTENDED FOR THE SOLE USE OF CREDITORS OF THE DEBTOR TO ENABLE SUCH CREDITORS TO MAKE AN INFORMED DECISION IN VOTING ON THE PLAN.  THIS DISCLOSURE STATEMENT MAY NOT BE USED OR RELIED ON FOR ANY OTHER PURPOSE, AND NOTHING CONTAINED IN IT SHALL BE DEEMED AN ADMISSION OF FACTS OR CONCLUSIVE ADVICE ON THE LEGAL EFFECTS OF THE PLAN AND THE LIQUIDATION OF THE DEBTOR’S ASSETS ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

NO REPRESENTATIONS CONCERNING THE DEBTOR’S ASSETS OR LIABILITIES OR FINANCIAL CONDITION ARE AUTHORIZED OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.  THIS DISCLOSURE STATEMENT MAY NOT BE USED BY ANY PERSON OR ENTITY, INCLUDING WITHOUT LIMITATION, THE PARTIES HERETO, IN ANY LEGAL PROCEEDING TO PROVE OR DISPROVE ANY MATTER DEALT WITH HEREIN.  THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN, AND NOTHING CONTAINED IN IT SHALL CONSTITUTE, OR BE DEEMED CONCLUSIVE ADVICE ON, THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON HOLDERS OF CLAIMS.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF STATEMENTS CONTAINED THEREIN.

SECOND AMENDED DISCLOSURE STATEMENT

THE INTEREST ACQUISITION AUCTION

What is The Interest Acquisition Auction

The Interest Acquisition Auction is sale of all of the equity of the Debtor, Espre Solutions, Inc. by and through the Plan of Reorganization.  The Interest Acquisition Auction already has an initial bidder for the equity of Espre Solutions, Inc.  That initial bid is described in Plan Section 1.34 as being in the amount of at least $4,000,000 comprised of the Dalcor Allowed Secured Claim and $720,258 plus the Post Confirmation Operational Funding Requirement, as set forth in Section 1.44 and Plan Exhibit 1.34, derived from Disclosure Statement Exhibit VIII.B.

What do I do if I or my company or someone I know wants to participate

Anyone can participate.  You need not be a creditor to make a bid.  All you have to do to be able to participate is to follow these simple instructions:

1.           Fill out the Minimum Interest Acquisition bid form attached to the Plan at Plan Exhibit 1.38 completely, including the requirements setting forth who would be your officers and directors if you were to be the winning bidder as well as the requirement to provide adequate operating funds for the Debtor to operate its continuing line of business, as modified by the Confirmation of the Plan, after the Plan Closing Date, for a period of at least one (1) year, meeting the applicable guidelines of Plan Section 1.44’s Post Confirmation Operational Funding Requirements.  You will need to indicate which Executory Contract and Unexpired Leases which would be assumed and show how any cure requirements would be met.  This must be delivered to Debtor’s counsel on or before April 22, 2009, which is five (5) business days prior to the Confirmation Hearing

2.         Deposit with Espre’s counsel, the sum of $4,000,000, to be held in counsel’s trust account, at interest on or before April 23, 2009 which is 4 business days prior the Confirmation Hearing.

3.         Show up for the Confirmation Hearing, in order to be ready to bid against any      other parties who have submitted their bids or to bid against the Initial Interest Acquisition Bid detailed above.  Please note that subsequent bids will be in $100,000 increments up to $6,000,000 and thereafter at $50,000 intervals.

SECOND AMENDED DISCLOSURE STATEMENT

What if the Plan is changed prior to the Interest Acquisition Auction being held

Any Minimum Interest Acquisition Bid can be withdrawn, without penalty, inclusive of all interest earned, if any modifications to the Plan is made.  You must notify Debtor’s counsel of such withdrawal by e-mail or telecopy or hand delivered letter, with in 48 hours of such modification’s filing by the Debtor, unless the time frame available prior to the Confirmation Hearing is less than 48 hours in which case said Minimum Interest Acquisition Bid may be withdrawn at anytime prior to the commencement of the Confirmation Hearing by stating that the party wishes to so withdraw on the record prior to the commencement of the Confirmation Hearing.  Please note - if you are the winning bidder and you do not complete the sale, you will forfeit $200,000 as liquidated damages.

How was $4,000,000 established as the Minimum Interest Acquisition Bid

The number of $4,000,000 reflects the sum which Debtor feels is an appropriate value of the Debtor’s ongoing operations.  The value is over $715,000 in excess of the value of the known values of the constituent assets of the Debtor

How will the auction be conducted

The Interest Acquisition Auction will be conducted by Debtor’s counsel.  The Interest Acquisition Auction will begin with the last person who submitted a Minimum Interest Acquisition Bid (assuming that there are a minimum of two (2) parties in interest) having the first opportunity to bid more than the Minimum Interest Acquisition Bid in $100,000 intervals (the time of a bid submission shall be governed by the time of the delivery of the Minimum Interest Acquisition Bid Form).  If the last party in interest to submit a Minimum Interest Acquisition Bid fails to make a higher bid, then that party is out of the auction and may not acquire the Interests in the Reorganized Debtor.  The next to the last party in interest then must increase its bid or it is out of the auction.  This process will proceed until the Winning Interest Acquisition Bid is determined.

What sections of the Plan actually govern the process

The following Plan provisions, cumulatively, govern or impact, the Interest Acquisition Auction: 1.08, 1.34, 1.35, 1.38, 1.39, 1.43, 1.45 and 1.50, as well as the split as to which claims and causes of action are for the benefit of creditors and which are retained for the benefit of the Debtor, post confirmation as set forth in Plan Section 5.06 and Plan Exhibit 5.06.  Additionally, the provisions 5.01, 5.02, 5.04, 5.05 and 5.07.

SECOND AMENDED DISCLOSURE STATEMENT

Who do I contact if I have any questions

E. P. Keiffer
Wright Ginsberg Brusilow P.C.
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone:  (214) 651-6500
Fax: (214) 744-2615
E-mail: pkeiffer@wgblawfirm.com

III.  BRIEF EXPLANATION OF CHAPTER 11

Chapter 11 is the principal reorganization chapter of the Code.  Pursuant to Chapter 11, the Debtor is authorized to reorganize the Debtor’s financial affairs for their own benefit and that of the creditors.  Attempts at collection of pre-petition Claims are automatically stayed during the pendency of the case.  Formulation of a plan of reorganization is the principal purpose of a Chapter 11 Reorganization Case.  The plan is the vehicle for satisfying the holders of Claims against the Debtor.  Unless a Trustee is appointed, the Debtor has the exclusive right to file a plan during the first one hundred and twenty (120) days of the Chapter 11 Case.  Section 1121(c) of the Code provides for an automatic extension of the exclusivity period to one hundred and eighty (180) days after the commencement of the Case if the Debtor files a plan during the initial one hundred and twenty (120) day exclusivity period.  In this case, the Debtor has filed the Plan within their exclusive period.

IV.  BRIEF DESCRIPTION OF THE DEBTOR AND STATUS OF THE CASE

A.  Difficulties Leading to Bankruptcy

The Debtor is a technology company specializing in media collaboration solutions powered by patented video compression technology that provides television quality streaming video over the internet and  participates in the proliferation of video content on the web, both user and provider generated. The Debtor’s principal offerings are VUELive and Lightning StrikeTM CODEC. The Debtor is still developing the technology, but plans service offerings include video chat, broadcast (both live and prerecorded), collaboration and technical support.  The continued global deployment of broadband has created a market for digital media creation and delivery. The Debtor’s focus has been to provide its customers with powerful tools to enable the rapid deployment of video offerings to customers and participating in the success of our customers’ deployment.

SECOND AMENDED DISCLOSURE STATEMENT

The Debtor is the last iteration of a New Jersey entity formed in 1953, which thereafter became a publicly traded entity.  From then until the 1980’s, the Debtor operated under various prior names, providing planning and environmental consulting services to local government agencies and private organizations. In August 1981 the Debtor suspended reporting obligations as a public company.  From roughly 1985 until July 2004, the Debtor sat dormant.

The Debtor was “found” and was twice re-domiciled, the last time in August 2004 as a Nevada corporation under the name “Espre Solutions, Inc.” The Debtor was the entity with sufficient attributes to “go public” and was used in a reverse merger transaction to acquire Espre Texas, a startup company that had acquired a license for the proprietary video CODEC, “Lightning Strike™,” and other technologies from Video Software Partners, LLC (“VSP”), in a preferred stock issuance to the founders and certain employees of Espre Texas.  On September 4, 2004, the Debtor acquired Vianet Technology from VSP, which had been developed by Vianet Technologies, Inc., which was a public company in which Peter Leighton and Peter Ianace, former officers and directors of the Debtor until the summer and fall of 2008, as well as Robert Logan, the current COO of the Debtor, were shareholders, officers and directors.  In 2004, the Debtor acquired Wireless Peripherals, Inc., a development stage company that had been developing a product called eViewLink, which the Debtor now owns and which has been integrated into the ESPRE Live platform.

The Debtor granted Media Distribution Solutions, LLC (“MDS”) an exclusive license of certain Licensed Technology for specific use in their Business, which is defined as, MDS's business to create, perform, reproduce, create derivative works of, develop, use, operate, market, sell, license, sublicense, display, publish, transmit and or distribute the Software in the business-to-consumer and/or consumer-to-consumer markets in the Territory, including, without limitation, online classifieds, entertainment applications, and/or direct consumer-oriented online communities. (which MDS asserts includes all of the technology purchased by the Debtor from VSP), pursuant to an Intellectual Property License Agreement dated April 14, 2006 (the “MDS Agreement”).   Espre also executed a Security Agreement which listed the Licensed Technology as security for the license provided by Espre.  MDS asserts an interest in the Licensed Technology of the Debtor. MDS never filed a UCC-1 regarding same and the Debtor asserts that MDS’s security agreement is unperfected and is subject to avoidance per § 544(a) of the Bankruptcy Code.  MDS issued 1,000,000 shares of stock, a ten percent equity interest in MDS, to Espre. MDS asserts it has paid Debtor license fees and royalties in excess of $900,000 of the $2.0 million required to be paid pursuant to said agreements.

In the spring of 2007, the Debtor, one if its then officers and directors and Nonsuch Holdings, Ltd. (“Nonsuch”), a company controlled by Mr. Leighton, also then an officer and director of the Debtor, established Blideo.  The Debtor and Nonsuch each contributed $200,000 in capital to Blideo. In accordance with that shareholders’ agreement, Espre and Nonsuch each owned forty percent (40%) of Blideo, and after third-party funding owned 28.76% and 22.12%, respectively. The Debtor entered into a non-exclusive worldwide license for a portion of ESPRE technology with Blideo.   Blideo has in the past and now currently sublets office space from the Debtor.  Blideo was to have been acquired, fully, by the Debtor in the fall of 2008, but such transaction was never consummated. Blideo is the beneficiary of revision to the Debtor’s license agreement, negotiated by the Debtor’s former senior management, who were also senior management of Blideo, which attempts to transfer the Debtor’s source code as to several of its key products, for a pittance.

SECOND AMENDED DISCLOSURE STATEMENT

The Debtor has generated nominal revenues in relationship to costs of operations and executive compensation since 2004. The Debtor’s operating expenses were principally research and development based to improve its acquired products, but the Debtor was laden with significant, and in many respects unnecessary, general and administrative expenses which, when combined with operating expenses, have far outstripped the Debtor’s revenue stream since the Debtor’s resurrection as an ongoing entity.   The Debtor principally generated revenues from the sale of licenses, both exclusive and not, to entities who would utilize the Debtor’s technology in their enterprises.

The Debtor generally survived on account of its ability to raise equity capital under various means generally considered to be appropriate in the industry. However, the Debtor can not definitively say whether or not all such capital raising efforts were done properly or in accordance with applicable law.  The Debtor raised in excess of $15,000,000, net, from the sale of its equity securities, which far outstripped the amount of funds which the Debtor generated from operations or from its licensing activities.  Such is to generally be expected in any endeavor into research and development of products which have significant lead time for development and which requires the employment of highly-specialized persons with the intellectual fervor to create such products.

The ability to raise equity capital for such a venture, irrespective of the prospect of the Debtor reaching its developmental goals, faded in the middle to latter part of 2008 as the investment landscape changed with the broad market downturns of late as well as the dismissal of the former management who had employed what is now believed to be questionable capital raising.  Instead of being able to rely on equity capital, the Debtor had to foray into the world of debt securities (the Debtor had initially been subject to secured financing during its acquisition phase, referenced above, but, that debt was not operational or capital in character).

In July, 2008, the Debtor entered into a securities purchase agreement (the “Purchase Agreement”) with La Jolla Cove Investors, Inc. (“La Jolla”), pursuant to which the Debtor sold a private placement convertible debenture (the “Debenture”) to La Jolla.  The Debenture was for gross proceeds of $2,000,000 of which $250,000 was paid by La Jolla to the Debtor at the closing of the Purchase Agreement, while the balance of $1,750,000, plus accrued interest, was payable by the Debtor by way of the issuance of a promissory note (the “La Jolla Note”) due January 30, 2011.  The Debenture was convertible into shares of the Debtor’s common stock at the holder’s option, but there was a redemption provision which the Debtor could utilize.

SECOND AMENDED DISCLOSURE STATEMENT

In August, 2008, the Debtor executed a convertible secured promissory note and loan agreement (the “Note”) with Dalcor, Inc. (“Dalcor”), wherein the Debtor was lent $5,000,000 in cash, with interest accruing at 6.0% per annum, with a maturity date of August 20, 2011.  The Note was convertible, at the option of Dalcor, into Series C Preferred Stock in the Debtor.  An uncured default entitles Dalcor to declare any and all amounts owing under the Note immediately due and payable at a price of 118% of the Principal Amount, together with all accrued and unpaid interest existing as of the time of such uncured default. The Debtor granted Dalcor a security interest in all of its personal property to secure its obligations under the Note.  Additionally the Debtor entered into a pledge agreement which granted Dalcor a first-priority security interest in all of the Debtor’s shares of common stock of Blideo.  The Debtor, as a part of the Dalcor transaction, redeemed the Debenture and caused the cancellation of a $100,000 note issued to Nonsuch Holdings, Ltd., an entity substantially owned or controlled by an insider of the Debtor.

This funding was, when coupled with a change of executive management and instigation of efforts to restructure and reorganize the Debtor’s operations, to have enabled the Debtor to proceed towards commercial viability as well as cover impending operating expenses of the Debtor.  However, subsequent revelations, coupled with various one time costs of downsizing and the Debtor’s effective cash burn rate set up by prior senior management, would overtake those intentions.

Specifically, as set forth in an 8-K filings made in January, 2009, based on an opinion from the Debtor’s then legal counsel, the Debtor advised Dalcor of matters which it felt constituted violations of the Note and related Transaction documents.  These included potential failures of the Debtor, in some instances to:

a)          comply with state blue sky exemptions from the registration requirements of those states in connection with the private offerings of the Company’s securities;

b)         the payment of finders’ fees to persons who were not registered representatives of licensed broker-dealers; and

c)         failures to disclose the payment of finders’ fees to investors.

The Debtor also advised Dalcor of other possible violations of the Note, including but not limited to: i) failure to disclose a material contract with Media Distributions Solutions, LLC, and All Link Live for use of Espre technology in the live adult entertainment industry; ii) the payment of commissions to an employee for assisting in the sale of Company shares; iii) reimbursement of expenses not covered under employment agreements; iv) award of stock grants and options without proper board approval and documentation; v) improper sale or transfer of restricted shares by officers and directors; vi)  receipt by Company personnel of payments or compensation from customers while negotiating contracts with those customers; and vii) verbal or implied guarantees to repurchase common shares sold to investors depending on future price performance.

SECOND AMENDED DISCLOSURE STATEMENT

As a consequence of the discovery of these items and the subsequent disclosures made by the Debtor to Dalcor, the Debtor and its auditors could not complete the audit of the Debtor’s financial statements for the year ended September 30, 2008, on a timely basis and the Debtor was consequently unable to file its Annual Report of Form 10-K for that year by January 13, 2009, the last day on which it could have been timely filed. The failure of the Debtor to file its Form 10-K on time also constitutes a default under Section 6.1(xii) of the Note.

Upon receiving this information, Oliver Chappaz, who was made a director of the Debtor as a part of the Transaction, resigned and thereafter Dalcor issued its notice of acceleration of the $5,000,000 debt, with the contractual charge of 18% as a pre-payment penalty.

Additionally, subsequent lawsuits filed by MDS and CM Capital of Texas, further triggered additional default provisions to the Dalcor Transaction.  All of this coupled with the limited amount of capital available to the Debtor led to the conclusion that the only rational means to seek to secure a reasonable exit which preserved the going  concern value of the entity, was to file for Chapter 11 and seek to persuade Dalcor to support its intended proposal.

MDS, in its lawsuit styled Media Distribution Solutions, LLC v. Espre Solutions, Inc., Case No. 429-00399-2009 in the 429th District Court, Collin County, Texas, filed just prior to the Debtor filing for relief under Chapter 11, asserts that the technology provided to various parties to licenses, including the Blideo Agreement, is Licensed Technology subject to its exclusive license agreement and asserts an interest in such technology, improvements and adaptations thereof. Espre believes the Blideo agreement is collaboration applications in the business to business markets and is therefore not covered by the License.

B.  Present Financial Status of the Debtor

The Debtor continues to revamp its operations to lower its operational cost footprint, such that it can carry on its software code related development of its product lines described above and to seek ways to commercialize such operations.  The Debtor has just barely enough funds, under current operational circumstances, to complete this plan process and to be able to continue after the Plan Closing Date, to pursue commercialization with the use of the funding coming from the Post Confirmation Operational Funding Requirement, from who ever is the Winning Interest Acquisition Bid holder.    Absent closing the Interest Acquisition Auction, the Debtor will have significantly less value, as the human intellectual capital will begin to disburse and progress on the Debtor’s product line will likely cease.  In a nutshell, the Debtor’s present financial state is precarious.  The auction called for under the Plan must proceed apace or the Debtor’s prospects of ever succeeding in paying any funds to any of its creditors are virtually non-existent.

SECOND AMENDED DISCLOSURE STATEMENT

V.  GENERAL OUTLINE OF THE PLAN

THE PRINCIPAL PROVISIONS OF THE PLAN ARE SUMMARIZED BELOW.  THE SUMMARY IS A BROAD OUTLINE OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED AS EXHIBIT “A” TO THIS DISCLOSURE STATEMENT.  AS NOTED ABOVE, ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HAVE THE MEANINGS ASSIGNED TO THEM IN THE PLAN, WHICH IS ATTACHED AS EXHIBIT “A.”

A.  Classification and Treatment of Claims and Interests

1.              Inclusion in Classes.  All Allowed Claims and Allowed Interests, other than Allowed Claims specified in Sections 507(a)(2), 507(a)(3) and 507(a)(8), which Allowed Claims are not classified in accordance with Section 1123(a)(1) of the Bankruptcy Code, are placed in the classes described in this Article II of the Plan

2.             Class 1 Ad Valorem Taxing Authorities Allowed Secured Claims.  The holders of Class 1 Ad Valorem Taxing Authorities Allowed Secured Claims shall be paid in accordance with the ordinary course of payment of such claims on or before January 31, 2010 by the Debtor, post confirmation.  This class is unimpaired.

3.             Class 2 Dalcor Allowed Secured Claim. The holder of the Class 2 Dalcor Allowed Secured Claim shall receive treatment under the Plan dependent upon whether or not Dalcor is the Winning Interest Acquisition Bid. If Dalcor is the Winning Interest Acquisition Bid, then Dalcor shall receive:  (a) the New Espre Common Stock; and (b) Rejection Election Royalty Payments up to the amount of the sum of Dalcor’s Allowed Secured Claim and Dalcor’s Allowed Unsecured Claim in exchange for its Allowed Secured Claim.  If some other party is the Winning Interest Acquisition Bid, then Dalcor shall receive the amount of its Allowed Secured Claim in cash at the Plan Closing Date plus Rejection Election Royalty Payments up to the amount of the sum of Dalcor’s Allowed Secured Claim and Dalcor’s Allowed Unsecured Claim in exchange for its Allowed Secured Claim.  This class is impaired.

4.              Class 3 Allowed Priority Unsecured Claims. The holders of Class 3 Allowed Priority Unsecured Claims, which are not otherwise Disputed Claims, shall receive the allowed amount of their claims in cash on the Plan Closing Date. This class is unimpaired.

5.              Class 4 Allowed General Unsecured Claims.  The holders of Class 4 General Unsecured Claims, which are not otherwise Disputed Claims, shall receive: a) a pro rata distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; b) a pro-rata distribution from any recoveries generated from the Claims and Causes of Action B Litigation Agent; c) if applicable, the liquidated damages from a Winning Interest Acquisition Bid that does not close; and d) any Rejection Election Royalty Payments received which are in excess of the amount which would consume and reduce the sum of the Dalcor Allowed Secured Claim and the Dalcor Allowed Unsecured Claim.  Such distributions shall not include any post petition interest (at 6% per annum) on the Allowed Claims in this Class, unless and until the Allowed Claim in Class 5 is paid in full. Distributions to holders of Class 4 Allowed General Unsecured Claims will begin on the Plan Distribution Date.  This class is impaired.

SECOND AMENDED DISCLOSURE STATEMENT

6.             Class 5 Dalcor Allowed Subordinated Unsecured Claim. The holder of the Class 5 Dalcor Allowed Subordinated Unsecured Claim shall receive: a) distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; and b) distribution from any recoveries generated from the Retained Claims and Causes of Action – Litigation Agent, but only after the Allowed Claims in Class 4 are paid per the provisions of Section 3.06 above, excluding post petition interest. Distributions to the holder of the Class 5 Dalcor Allowed Subordinated Unsecured Claims will begin on or as soon after the Plan Distribution Date as circumstances warrant consistent with the requirements as to payment of prior classes.

7.             Class 6 Allowed Interests.  The holders of Class 6 Allowed Interests shall have their Allowed Interests cancelled as of the Plan Closing Date. If the Bid Threshold is met, then the holders of Class 6 Allowed Interests will receive a pro-rata share of a) distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; and b) distribution from any recoveries generated from the Claims and Causes of Action – Litigation Agent, but only after the Allowed Claims in all Classes 1-5 have been paid in full in accordance with the terms of this Plan.   Distributions to the holders of the Class 6 Allowed Interests will begin on or as soon after the Plan Distribution Date as circumstances warrant consistent with the requirements as to payment of prior classes. This class is impaired and is deemed to have rejected the Plan.  The separate notice to Allowed Interests is attached as Disclosure Statement Exhibit V.A.6. and will be the only document transmitted to holders of Allowed Interests.  Access to the Disclosure Statement after its approval will also be available by going to the Debtor’s website www.espresolutions.com, to the link “Investors” and then to “SEC Filings”, which directs you to the 8K the Debtor will have filed which sets forth the Disclosure Statement and all of its exhibits in full.

8.             Class 7 Residual Set Off Rights. Any holder of an Allowed Claim secured by a right of set off which meets all of the requirements under Section 553 of the Bankruptcy Code and such holder is not otherwise eliminated on account of a Section 365(n)(1)(B) election by a counter party to a rejected license agreement where the Debtor is the licensor, will be allowed to take such set off, only if: a) such creditor has timely asserted a right of set off by means of a timely filed proof of claim or such right is asserted in an adversary proceeding, regardless of if it is brought by the Debtor or the Litigation Agent after the Plan Closing Date; and b) such right of set off is not contested by the Debtor or the Litigation Agent prior to the Plan Distribution Date: i) in the form of a timely filed claims objection; or ii)  an adversary proceeding filed prior to such date.  If such right of set off is contested, then set off may occur only if the right to set off has been allowed by the Bankruptcy Court by entry of a final order.   The Debtor may acknowledge, in writing, the propriety of any set off properly asserted and allow such set off to occur on or after the Plan Closing Date.   This class is unimpaired.

SECOND AMENDED DISCLOSURE STATEMENT

B.  Treatment of Unclassified Claims

1.              Title 28 U.S.C. Section 1930 Fees.  All fees required pursuant to 28 U.S.C. Section 1930 shall, if not previously paid in full, be paid in Cash on the Plan Closing Date by the Debtor.

2.              Allowed Administrative Expenses.  Each holder of an Allowed Administrative Expense incurred in the ordinary course of the Debtor’s business, but not any of the Debtor’s professionals, if not previously paid in full pursuant to a Final Order of the Bankruptcy Court, shall be paid in accordance with the customary terms and conditions of said vendor in its dealings with the Debtor, without any further Court order.  Each holder of an Allowed Administrative Expense who is one of the Debtor’s professionals shall receive Cash equal to the unpaid amount of such Allowed Administrative Expense from that portion of the proceeds of the Winning Interest Acquisition Bid, set aside and held by Debtor’s counsel in trust, for all such professionals, which is estimated at the Confirmation Hearing to be required to be paid as of the Plan Closing Date, by such professionals, after the entry of an order of the Bankruptcy Court allowing the amount requested or some other amount as the Court, after notice and hearing determines, is proper.  All Administrative Expense Claims of Professionals for work performed through the Plan Closing Date shall be filed with the Bankruptcy Court within 30 days of the Plan Closing Date or be barred.

C.   Implementation of the Plan

1.             Interest Acquisition Auction.  Provided that there is a Minimum Interest Acquisition Bid other than the Initial Interest Acquisition Bid, the Interest Acquisition Auction will take place just prior to the conclusion of the Confirmation Hearing at which time the Court will recess the Confirmation Hearing so that the Interest Acquisition Auction can be held.  In order for anyone, other than Dalcor’s Initial Interest Acquisition Bid, to be a participant in the Interest Acquisition Auction they must meet the requirements set forth in Plan section 1.38 and Plan Exhibit 1.38 five business days prior to the Confirmation Hearing as to submission of the Bid form and four (4) business days prior to the Confirmation Hearing as to funding.   A Minimum Interest Acquisition Bid may only be conditioned upon the requirement that the Plan be confirmed and that a Confirmation Order has been entered.  If no other party in interest submits a Minimum Interest Acquisition Bid and the Plan is confirmed, then the Initial Interest Acquisition Bid shall prevail and shall proceed, in accordance with the terms of this Plan to the Interest Acquisition Closing.  If, however, one or more party in interest properly submits a Minimum Interest Acquisition Bid, then the Interest Acquisition Auction will be held at 9:00 a.m. on the business day prior to the Confirmation Hearing at the Debtor’s counsel’s office as set forth on the first page of the Plan.

SECOND AMENDED DISCLOSURE STATEMENT

The Interest Acquisition Auction will be conducted by Debtor’s counsel.  The Interest Acquisition Auction will begin with the last party in interest who submitted a Minimum Interest Acquisition Bid (assuming that there are a minimum of two (2) parties in interest) having the first opportunity to bid more than the Minimum Interest Acquisition Bid in $100,000 intervals up to $6,000,000 and then at $50,000 intervals thereafter.  The time of a bid submission shall be governed by the time of the delivery of the Minimum Interest Acquisition Bid requirements in Plan Section 1.38 and Plan Exhibit 1.38.   If the last party in interest to submit a Minimum Interest Acquisition Bid fails to make a higher bid, then that party is out of the auction and may not acquire the Interests in the Reorganized Debtor.  The next to the last party in interest then must increase its bid or it is out of the auction.  This process will proceed until the Winning Interest Acquisition Bid is determined.

2.              Interest Acquisition Closing. The Interest Acquisition Closing shall occur on the Plan Closing Date.  If the Winning Interest Acquisition Bid other than the Initial Interest Acquisition Bid fails to close on the Plan Closing Date, then the Initial Interest Acquisition Bid shall close as the Winning Interest Acquisition Bid at it the $4,000,000 bid amount.  A Winning Interest Acquisition Bid which does not close will be liable for liquidated damages to the Debtor in the amount of $200,000.  The difference between the Minimum Interest Acquisition Bid and the Winning Interest Acquisition Bid which occurs at the Interest Acquisition Auction must be funded to Debtor’s counsel’s trust account two (2) business days prior to the Plan Closing Date.  Any other party who has submitted a deposit but is not the Winning Interest Acquisition Bid that closes, shall have their tendered funds, with accrued interest, less any applicable liquidated damages, returned by wire within two (2) business days.

3.             Initial Interest Acquisition Bid.   The bid made by Dalcor, the holder of the Dalcor Allowed Claim, of $4,000,000.  The actual cash amount required to be deposited by Dalcor with Debtor’s counsel, which will be held at interest until either: a) the Plan Closing Date, if Dalcor is the Winning Interest Acquisition Bid; or b) another party in interest is the Winning Interest Acquisition Bid, shall equal $720,258 plus the Post Confirmation Operational Funding Requirement, as set forth in Plan Section 1.44, based upon operating cash requirements as set forth in Disclosure Statement Exhibit VIII.B. Dalcor has obligated itself to fund the cash portion of the Initial Interest Acquisition Bid and to fund the Post Confirmation Operational Funding Requirements by means of the documents attached as Plan Exhibit 1.34.

SECOND AMENDED DISCLOSURE STATEMENT

4.             Minimum Interest Acquisition Bid as generally described above this sets forth the means by which any party in interest, other than the Initial Interest Acquisition Bid, can submit a bid to acquire the New Espre Common Stock.  The minimum amount of the Minimum Interest Acquisition Bid shall be $4,000,000.  The Minimum Interest Acquisition Bid must be tendered to Counsel for the Debtor five (5) business days prior to the Confirmation Hearing, which is April 22, 2009, and the sum required hereunder to be deposited must be wired at least four (4) business days prior to the Confirmation Hearing, to counsel for the Debtor’s client trust account, to be held at interest (which is April 23, 2009).  The Minimum Interest Acquisition Bid of any party in interest shall designate the following:

a)	who will be the director(s) and officers of the Debtor, post confirmation, if it becomes the Winning Interest Acquisition Bid;

b)
which of the Executory Contracts and Leases detailed in Article 6 of the Plan such party in interest wishes to have the Debtor assume and which are to be rejected and how the Assumption Cure Costs will be met, if such is different than set forth in those sections; and

c)	proof of the financial ability to meet the Post Confirmation Operational Funding Requirements set forth in the Plan

The form of the Minimum Interest Acquisition Bid is set forth as Plan Exhibit 1.38.  Any Minimum Interest Acquisition Bid can be withdrawn, without penalty, inclusive of all interest earned, if the Debtor has proposed any modifications to the Plan, after any such modification is filed, if Debtor’s counsel is notified of such withdrawal by e-mail or telecopy or hand delivered letter, with in 48 hours of such modifications filing by the Debtor, unless the time frame available prior to the Confirmation Hearing is less than 48 hours in which case said Minimum Interest Acquisition Bid may be withdrawn at anytime prior to the commencement of the Confirmation Hearing by stating that the party wishes to so withdraw on the record prior to the commencement of the Confirmation Hearing.  Two hundred thousand dollars ($200,000) of the Minimum Interest Acquisition Bid shall be liquidated damages with regard to any party in interest who tenders same, and who becomes the Winning Interest Bid, but does not close such transaction on the Plan Closing Date.  Such liquidated damages shall be paid pro-rata to the holders of Allowed Class 4 General Unsecured Claims.

MDS asserts that any licensee electing to retain their rights pursuant to a rejected license agreement which the Debtor seeks to reject, may be required to tender $4,000,000 to participate in the auction as a Minimum Interest Acquisition Bid.  However, the Debtor asserts, as set forth above, that any such party may modify the designations of what is assumed or rejected and as such modify that result and as such, MDS’s assertion is not a foregone conclusion.

SECOND AMENDED DISCLOSURE STATEMENT

5.             Document Execution and Cash Distributions on the Plan Closing Date.  Documents required to be executed and payments required to be made on the Plan Closing Date or as soon as a Claim or Administrative Expenses becomes an Allowed Claim or Administrative Expense, shall be made from the funds provided from the Winning Interest Acquisition Bid or the recoveries from the Retained Claims and Causes of Action – Litigation Agent.  The New Espre Common Stock shall be issued to the holder of the Winning Interest Acquisition Bid

6.             Deadline for Objections to Claims and Provisions for Disputed Claims. The Debtor shall, by the Claims Objection Bar Date, file any and all objections to all Claims.  For purposes of calculating Pro Rata or any other distributions to be made under this Plan to holders of Claims against the Debtor in any Class, the amount of the total Allowed Claims in such Class shall be computed as if all Disputed Claims still outstanding on the date of any such distribution were allowed in the full amount thereof.  The funds held on account of those Disputed Claims shall be disbursed in accordance with the final and non-appealable order which allows or disallows that Claim.  The Debtor may settle any objection to any claim without any requirement to utilize Bankruptcy Rule 9019 or to notice any other party in interest.  The Debtor shall be the only party entitled to object to the allowance of any Claim.

7.              Utilization Rules and Requirements as to the Winning Interest Acquisition Bid, which is not the Initial Interest Acquisition Bid.

a.             The funds from the Winning Interest Acquisition Bid shall be utilized as follows:

i)
Set aside as a reserve for payment of Allowed Administrative Expense Claims of professionals, to be held by Debtor’s counsel in trust, for all such professionals, as estimated by such professionals at the Confirmation Hearing to be required to be paid as of the Plan Closing Date.

ii)	Set aside $75,000 for the Litigation Fund with the Litigation Agent with Debtor’s counsel, to be funded to the Litigation Agent on the Plan Closing Date.

iii)	Set aside that amount of the Assumption Cure Costs which are, per the requirements of Section 6.01 of the Plan, required to be paid at the Plan Closing Date.

SECOND AMENDED DISCLOSURE STATEMENT

iv)
The rest and residue of the Winning Interest Acquisition Bid shall be paid by the Debtor on or before the trigger dates detailed in the treatment of each class or group, to: (A) U.S. Trustee’s office to discharge any obligations set forth Section 3.01 as of the Confirmation Date; (B) the holders of Allowed Claims in Classes 2-5 in accordance with the priorities set forth in the Plan in light of the amount of the Winning Interest Acquisition Bid; and (C) if the Winning Interest Acquisition bid is sufficient (at least $100,000), distribute any remaining proceeds to the holders of Allowed Interests.

b.
The funds or commitments required to meet the Post Confirmation Operational Funding Requirement shall be drawn upon by the Debtor, from and after the Plan Closing Date, to: i) pay any ordinary course Administrative Expenses which accrued prior to the Plan Closing Date, as they become due; ii) pay any operating short falls post confirmation; iii) make any and all reasonable and necessary capital expenditures required by the Debtor, post confirmation, in the exercise of its business judgment; iv) allow for normal and prudent increases in wages and salaries for employees and management; and v) to take any other actions relative to the Debtor which the management of the Debtor, post confirmation, deems reasonable and appropriate in accordance with otherwise accepted norms of corporate practices.

8.             Rules and Requirements as to the Initial Interest Acquisition Bid being the Winning Interest Acquisition Bid.

a.            The funds from the Winning Interest Acquisition Bid shall be utilized as follows:

i)
Set aside as a reserve for payment of Allowed Administrative Expense Claims of professionals, to be held by Debtor’s counsel in trust, for all such professionals, as estimated by such professionals at the Confirmation Hearing to be required to be paid as of the Plan Closing Date.

ii)	Set aside $75,000 for the Litigation Fund with the Litigation Agent with Debtor’s counsel, to be funded to the Litigation Agent on the Plan Closing Date.

iii)	Set aside that amount of the Assumption Cure Costs which are, per the requirements of Section 6.01 of the Plan, required to be paid at the Plan Closing Date.

iv)
The rest and residue of the Winning Interest Acquisition Bid shall be paid by the Debtor on or before the trigger dates detailed in the treatment of each class or group, to: (A) U.S. Trustee’s office to discharge any obligations set forth Section 3.01 as of the Confirmation Date; (B) the holders of Allowed Claims in Classes 3-5 in accordance with the priorities set forth in the Plan in light of the amount of the Winning Interest Acquisition Bid; and (C) if the Winning Interest Acquisition bid is sufficient (at least $100,000), distribute any remaining proceeds to the holders of Allowed Interests.

SECOND AMENDED DISCLOSURE STATEMENT

b.
The funds or commitments required to meet the Post Confirmation Operational Funding Requirement shall be drawn upon by the Debtor, from and after the Plan Closing Date, to: i) pay any ordinary course Administrative Expenses which accrued prior to the Plan Closing Date, as they become due; ii) pay any operating short falls post confirmation; iii) make any and all reasonable and necessary capital expenditures required by the Debtor, post confirmation, in the exercise of its business judgment; iv) allow for normal and prudent increases in wages and salaries for employees and management; and v) to take any other actions relative to the Debtor which the management of the Debtor, post confirmation, deems reasonable and appropriate in accordance with otherwise accepted norms of corporate practices.

9.             Corporate Governance Post Plan Closing Date.  The Debtor shall retain its pre-petition state of incorporation and its certificate of incorporation and by-laws as amended to date and as further amended, as necessary to implement the Plan.  If such existing documents contain any provisions contrary to the requirements of 1123 (a)(6) such provisions shall be stricken or modified to make them comply with such requirements.  One Million Two Hundred Fifty Thousand (1,250,000) shares of New ESPRE Common Stock will initially be issued per the provision of the Plan. The authorized capital stock will be Two Million Five Hundred Thousand (2,500,000) shares of New ESPRE Common Stock.  The number of directors of the Debtor, post confirmation, will be three (3), but may be changed in the future in accordance with otherwise applicable state law and the Debtor’s certificate of incorporation and bylaws.

10.          Officers and Directors.   The officers and directors of the Debtor on the Plan Closing Date, if the Initial Interest Acquisition Bid is the Winning Interest Acquisition Bid, with the any initial compensation to be received are noted as follows:

Officers:

William Hopke	President, CEO and Treasurer - $200,000 annual compensation.

Mr. Hopke is 52 years old and since August 2008 held the President / Chief Executive Officer position for Espre Solutions, Inc.  Prior to that he had been self employed in the investment banking services industry since October 2007.  From May 2003 to September 2007, Mr. Hopke served as Vice President Business Development for Software Performance Systems in Clinton, Maryland.  From January 2002 to April 2003, Mr. Hopke served as Chief Executive Officer of Teetimes.com in Williamsburg, Virginia. From 1993 to 1996, Mr. Hopke served on the board of directors of Organogenesis, Inc.  From 1992 to 1996, Mr. Hopke served on the board of directors of Columbia Labs.  From 1986 to 1994, Mr. Hopke served on the board of directors for Dominion Capital.

SECOND AMENDED DISCLOSURE STATEMENT

As of August 16, 2008, Mr. Hopke owned and had registered in his name 183,789 shares of the Debtor’s Common Stock.  As of August 16, 2008, Mr. Hopke’s spouse owned 11,200 shares of the Debtor’s Common Stock, as to which Mr. Hopke disclaims any beneficial ownership.  As of August 16, 2008, Mr. Hopke’s adult children, who do not have the same home as Mr. Hopke, owned 84,512 shares of the Debtor’s Common Stock, as to which Mr. Hopke disclaims any beneficial ownership.  Mr. Hopke has received advisory fees in the aggregate amount of $18,000 from the Debtor other than as in his capacity as a member of the Board or any committee of the Board.

David Espenlaub:	Vice President, CTO and Secretary - $165,000 annual compensation

Mr. Espenlaub is 59 years and since 2005 held the Chief Technology Officer position for the Debtor.

Prior to joining the Debtor, Mr. Espenlaub successfully integrated the acquisition of IPCell as Director of Engineering into Cisco Systems from 2000 to 2005 and lead the product development of Cisco’s VoIP softswitch business unit, achieving widespread deployment of the BTS 10200 to major accounts in cable, service provider, enterprise and international carrier markets.  IPCell was a phenomenal startup success in VoIP technology building a vigorous engineering team of over 100 and completing three product releases within one year.  IPCell was acquired by Cisco in October 2000.

From 1990 to 1999 Mr. Espenlaub  held management positions with Alcatel and DSC as VP/GM of the Intelligent Networks Products Group, VP of International Marketing, VP of Advanced Technology and Marketing and VP of Product Development for switching product lines, including STP, IN, Motorola, MCI 600E and CLDC.  From 1976 to 1989, Mr. Espenlaub  held various engineering and management positions with DSC, AT&T Bell Labs and GTE Automatic Electric.

Mr. Espenlaub  holds a MS Degree in Computer Science from Purdue University and a BA Degree from Wabash College.

SECOND AMENDED DISCLOSURE STATEMENT

Board of Directors:

William Hopke

David Espenlaub

Oliver ChappazMr.  Chappaz is 33 years old and has served as a partner at the law firm of Hornung Hovagemyan, Avocats in Geneva, Switzerland since March 2008.  From March 2005 to February 2008, Mr. Chappaz served as a director at UBS SA in Geneva, Switzerland.  From July 2003 to February 2005, Mr. Chappaz served as an Estate Planning Officer at Royal Bank of Canada (Suisse) SA in Geneva, Switzerland.  From January 2001 to June 2003, Mr. Chappaz was employed with UBS SA in Geneva, Switzerland.

As of August 16, 2008, Mr. Chappaz was an officer or a beneficial owner of 10% or more of a company that owns shares of the Debtor’s Common Stock.  On May 15, 2008, Surecast Media, Inc. (“Surecast”) purchased a license from the Company for an aggregate amount of $1,000,000.  At the time of the purchase by Surecast, Mr. Chappaz was a director of Surecast.  Mr. Chappaz is no longer a director of Surecast.

As part of the conditions of the loan between Debtor and Dalcor, Dalcor had the right to a board seat, and they appointed Mr. Chappaz as their representative on the board.  Mr. Chappaz is the Attorney-In-Fact for Dalcor.  Mr. Chappaz served as a Director on Debtor’s board from the date of the loan till January 12, 2009 when he resigned due to Debtor’s notification to Dalcor of their default on the loan.

As set forth Plan Exhibit 1.38 any party in interest wishing to put forth a Minimum Interest Acquisition Bid, must make a similar detailed designation as part of the requirements to participate in the Interest Acquisition Auction.

Election of Directors:

Each member of the initial Board of Directors of the Debtor will be in place until the next annual meeting or until their earlier resignation, death, incapacity or removal.  At such next annual meeting, holders of New ESPRE Common Stock are to elect three (3) directors.  Directors may be removed prior to such next annual meeting by the holders of a majority of the shares entitled to elect such directors.

SECOND AMENDED DISCLOSURE STATEMENT

11.            Issuance of Shares. On the Plan Closing Date the Debtor shall issue, in the form of certificated securities, New ESPRE Common Stock to the holder of the Winning Interest Acquisition Bid (See Plan Section 9.08 to see the number of shares of New Espre Common Stock that will be issued).   The Plan Closing Date causes the cancellation of all pre-petition equity securities, regardless of class, and whether such equity securities are in the form or an option or other mechanism which allows for or calls for the issuance of common stock of the Debtor.  Because the Debtor will be privately held on the Plan Closing Date, all of the New ESPRE Common Stock issued under the Plan is otherwise subject to securities laws and regulations relative to their transferability

12.            Private Company.  The Debtor, upon entry of the Confirmation Order, shall no longer be a registered publicly traded company or a public reporting company.  The Debtor shall promptly before the Plan Closing Date take all necessary steps to assure that it is delisted and to no longer a reporting company, including, but not limited to filing a Form 15 with the Securities and Exchange Commission.

D. Litigation Agent

1.             Authorization and Appointment of the Litigation Agent. Upon the entry of the Confirmation Order, the Litigation Agent shall be appointed as the Section 1123(b)(3)(B) representative of the estate as to the Retained Claims and Causes of Action – Litigation Agent.  The Litigation Agent shall have sole control and decision making authority with regard to the Litigation Fund and the prosecution, settlement or abandonment of any of the Retained Claims and Causes of Action.  The Debtor shall implement any required distribution on account of any decision made by the Litigation Agent without need of any further order of the Bankruptcy Court.   The entry of the Confirmation Order shall be deemed, in said order, to meet or otherwise be a sufficient equivalent of shareholder and director approval of the Litigation Agent’s appointment and the Litigation Agent’s power and authority, as more specifically set forth herein.

2.             Powers and Duties of the Litigation Agent:

(a)
Maintenance, safekeeping, and liquidation of assets. Subject to the provisions of this Plan, the Litigation Agent will take possession of the Litigation Fund and will conserve and protect same. The Litigation Agent will have the discretion and in the exercise of good faith business judgment, the ability to carry out the purposes of the charge given to the Litigation Agent by the Plan and shall have no liability except for willful misconduct, fraud, or gross negligence. Subject to the foregoing, the Litigation Agent will have the right and power to enter into any contracts or agreements, to execute, acknowledge, and deliver any and all instruments that are necessary, required, or deemed by the Litigation Agent to be advisable in connection with the performance of its duties thereunder and to carry out the requirements of the Plan.  However, the Litigation Agent is not authorized to bind the Debtor in any way shape or manner, either directly or on any basis of apparent authority, with regard to any of the duties which the Litigation Agent is empowered to perform per the Plan.

SECOND AMENDED DISCLOSURE STATEMENT

(b)
Hire professionals. The Litigation Agent shall have the right to hire professionals and to incur expenses in order to pursue Retained Claims and Causes of Action – Litigation Agent and shall be entitled to pay such expenses without approval by the Bankruptcy Court, solely from the Litigation Fund.

(c)
Distributions. The Litigation Agent shall deliver funds to the make distributions to holders of Allowed Claims and Interests, as set forth in the Plan when the Litigation Agent has resolved any of the Retained Claims and Causes of Action or has determined that, in light of the circumstances, that a distribution is justified.

(d)
Payment of quarterly fees. So long as the Debtor retains and is prosecuting any of the Retained Claims and Causes of Action, the Debtor shall pay quarterly fees.  However, once the Debtor delivers to the Litigation Agent, a certificate that it no longer has: (A) any outstanding Claims Objection to Address; and (B) that the Debtor has resolved (be that be settlement, a determination to  not pursue or has otherwise secured a resolution which the Debtor deems adequate, then the Litigation Agent shall be responsible for timely payment of United States Litigation Agent quarterly fees incurred pursuant to 28 U.S.C. §1930(a)(6) from and after the delivery of such certificate. Any fees due as of Confirmation will be paid in full on the Plan Closing Date. After Confirmation, the Litigation Agent shall pay such quarterly fees as they accrue until the Case is closed. The Litigation Agent shall file with the Court and serve on the United States Litigation Agent a quarterly financial report for each quarter (or portion thereof) that the Case remains open in a format prescribed by the United States Litigation Agent.

(e)
Release. The Litigation Agent will be released and indemnified by the Debtor, post confirmation, for all obligations and liabilities of the Debtor, save and except those duties and obligations of the Litigation Agent set forth in the Plan and those attributable to the gross negligence or willful misconduct of the Litigation Agent.

(f)
Access to the Bankruptcy Court. The Litigation Agent shall be entitled to the full benefit of, and to exercise all powers incident to, the jurisdiction retained by the Bankruptcy Court pursuant to Section 9.06 of this Plan, consistent with the Litigation Agent’s charge hereunder.

(g)	Compensation. The Litigation Agent will be entitled to receive compensation for services rendered on the basis of an hourly rate of $200 per hour.

E.   Executory Contracts and Unexpired Leases

SECOND AMENDED DISCLOSURE STATEMENT

1.         Assumption of Executory Contracts and Unexpired Leases.  As of the Plan Closing Date, the following pre-petition executory contracts and unexpired leases are assumed by the Debtor in accordance with section 365 of the Bankruptcy Code, to the extent that they are in fact executory contracts.  If they are not in fact executory, then the listing herein shall not cause them to have such status.  The Debtor asserts that the amount set forth next to each specific executory contract or unexpired lease, where applicable, is the amount which the counter party is due to be paid as the cure obligations under such executory contract or unexpired lease and that the sum of all such amounts is the Assumption Cure Costs for same.  If any party listed below disagrees with the amount listed for their respective cure requirements, then such counter party must file an objection to the Plan in accordance with the Order Approving the Disclosure Statement, setting the Plan Confirmation Hearing Date and Plan Objection and Ballot Deadlines:

Counter Party	Type of Agreement	Cure Required
Aetna	Service Agreement – Health Benefits	No Cure Required
Alcatel-Lucent	Collaboration Agreement	No Cure Required
BG Moore, CPA	Consultant – CFO	No Cure Required
Blideo, Inc.	Software/Royalty License Agreement	Assumed only if the July 14, 2008 addendum is avoided – otherwise rejected – No Cure Required
Edgar Filings, Ltd.	Service Agreement – File Corporate 8k, 10q’s etc	No Cure Required
Education for Free		No Cure Required
Global IP Sound, Inc.	License Agreement	No Cure Required
Holly Elliot	Consulting Agreement	No Cure Required
Illinois National Insurance	Insurance D&O	No Cure Required
Iron Mountain Intellectual Property Management	Intellectual Property Depositor	No Cure Required
I.T. Partners, Inc.	Service Agreement – Phone System; Data/IP Voice	No Cure Required
Jesse Butler	Consulting Agreement	No Cure Required
Level 3 Communications	Hosting Services	No Cure Required
Live Communications, LLC		No Cure Required

SECOND AMENDED DISCLOSURE STATEMENT

Counter Party	Type of Agreement	Cure Required
Macrosolve, Inc. Dba Anyware Mobile Solutions	Joint Market Development Agreement	No Cure Required
RCG Information Technology, Inc.	Service Agreement – Contract Consultant-IT Services	No Cure Required
Sprint		No Cure Required
SureCast Media, Inc.	Intellectual Property License Distribution of Proceeds/Revenue Sharing	No Cure Required
Telethra, Inc. dba FuratLink	Service Agreement – Hosting of VXN, servers, maintenance	No Cure Required
The Hartford	Provider of Workman’s Comp Insurance	No Cure Required
Time Warner Telecom	Provider of Internet Access via T-1	No Cure Required

2.            Rejection of Certain Executory Contracts and Unexpired Leases.  The  Confirmation Order will operate as an order of rejection under section 365 of the Bankruptcy Code  with respect to the following listed executory contracts and unexpired leases1 , to the extent that they are in fact executory contracts.  If they are not in fact executory, then the listing herein shall not cause them to have such status. Any executory contract or unexpired lease which is subject to a separate motion to reject will be governed by the results of that motion.

Counter Party	Type of Agreement	365(n)(1)(B) License Election “Royalties Due”
Able Broadcasting, Inc.	Consulting Agreement
Acron USA	Office Lease:
All Link Live	Indemnity Obligation as to MDS Licensing of ESPRE Intellectual Property
Blideo, Inc.	Software/Royalty License Agreement Rejected if the July 14, 2008 addendum is not avoided – otherwise assumed	$300,000.00
Chao Consulting	Consulting Agreement
CFM Capital, Ltd.	Consulting Agreement – continuing confidentiality obligations

_________________________
1The Debtor reserves the right to modify which executory contracts and unexpired leases are assumed and which are rejected by means of modifying the Plan in accordance with the applicable Bankruptcy Rules of Procedure which apply at the time such modification is made during the Plan confirmation process.

SECOND AMENDED DISCLOSURE STATEMENT

Counter Party	Type of Agreement	365(n)(1)(B) License Election “Royalties Due”
David Broderick Broderick Sports Group, LLC	Consulting Agreement
Digital Reach, Inc.	Service Agreement – IT Consultant (maintain servers)
Gaard Swanson	Consulting Agreement
Hugh R. Heinsohn	Consulting Agreement
Island Capital Management LLC	Transfer Agent Agreement – maintaining stock ownership listings
JMA Information Technology	Consultant – Web Application Tester
Lorgen Consulting, Inc.	Consulting Agreement
Marista Kondilas	Consulting Agreement
Media Distribution Solutions, Inc.	Intellectual Property License Agreement with addenda	$1,400,000.00
Melissa Hooven	Contract Recruiter
On Gaard Productions, LLC	Consulting Agreement
Pete E. Ianace	Consulting Agreement
Phil Snowden	Consulting Agreement
R System International, Ltd.	ODC Agreement – outsource Engineering Services
Vincent Bivona	Consulting Agreement
Vuico, Inc.	Partnering Agreement – Video
Waterjug, S.L.	Consulting Agreement – Marketing
Worldwide Media Corp	Agreement – Introduce Projects to Golf Clients

3.           Claims Based on Rejection of Executory Contracts and Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of an executory contract or unexpired leases, unless a prior order specifically directs otherwise, must be filed with the Bankruptcy Court within 21 days of the Effective Date (the “Rejection Claims Bar Date”) and will be required to, if applicable state:  (a) its election under 365(n)(1); and (b) its ability to pay any past due royalties under 365(n)(2)(B) if such is the counter party’s election.  Any Claims arising from rejection an executory contract or unexpired leases which are not filed on or prior to the Rejection Claims Bar Date will be forever barred from participating as a Class 4 General Unsecured Claim.   The Debtor shall object to any timely filed proof of claim on or prior to the Claims Objection Bar Date.

SECOND AMENDED DISCLOSURE STATEMENT

PLEASE NOTE – ANY REJECTION CLAIMANT LISTED ABOVE WHO WISHES TO VOTE THEIR ASSERTED DAMAGE CLAIMS ON ACCOUNT OF THE REJECTION MUST FILE A PROOF OF CLAIM (WHICH MAY LATER BE AMENED IN ACCORDANCE WITH APPLICABLE RULES) ON OR BEFORE 4:00 P.M. ON APRIL 17, 2009 WHICH IS ONE WEEK PRIOR TO THE BALLOT DEADLINE OF APRIL 24, 2009 AT 4:00 P.M.  THE DEBTOR RETAINS THE RIGHT TO OBJECT TO ANY CLAIM SO FILED FOR VOTING PURPOSES ON OR BEFORE 12:00 NOON ON APRIL 28, 2009.  THE DETERMINATION OF WHAT AMOUNT SHOULD BE ALLOWED FOR VOTING PURPOSES SHALL BE HEARD AT THE CONFIRMATION HEARING SET FOR APRIL 29, 2009 AT 10:00 A.M.

NOTHING SET FORTH ABOVE REGARDING FILING A PROOF OF CLAIM TO ASSURE A PROSPECT TO VOTE A REJECTION CLAIM CHANGES THE DEADLINES OR PROCEDURES SET FORTH IN SECTIONS 6.03 OR 6.04 OF THE PLAN.

4.          Rights of Licensees on Account of Rejection of License where Debtor is Licensor.  Notwithstanding any clause or portion of any executory contract wherein the Debtor is the licensor, the Debtor asserts that the counter party licensee has only those rights set forth in the Section 365(n) of the Code, which is set forth hereinafter.  The Debtor reserves the right to contest any party’s assertion regarding what Section 365(n) provides and whether what is sought by the counter party is with in the scope of the protections afforded by that section:

(n)(1) If the trustee rejects an executory contract under which the debtor is a licensor of a right to intellectual property, the licensee under such contract may elect—

(A) to treat such contract as terminated by such rejection if such rejection by the trustee amounts to such a breach as would entitle the licensee to treat such contract as terminated by virtue of its own terms, applicable nonbankruptcy law, or an agreement made by the licensee with another entity; or

(B) to retain its rights (including a right to enforce any exclusivity provision of such contract, but excluding any other right under applicable nonbankruptcy law to specific performance of such contract) under such contract and under any agreement supplementary to such contract, to such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law), as such rights existed immediately before the case commenced, for—

SECOND AMENDED DISCLOSURE STATEMENT

(i) the duration of such contract; and

(ii) any period for which such contract may be extended by the licensee as of right under applicable nonbankruptcy law.

 (2) If the licensee elects to retain its rights, as described in paragraph (1)(B) of this subsection, under such contract—

(A) the trustee shall allow the licensee to exercise such rights;

(B) the licensee shall make all royalty payments due under such contract for the duration of such contract and for any period described in paragraph (1)(B) of this subsection for which the licensee extends such contract; and

(C) the licensee shall be deemed to waive—

(i) any right of setoff it may have with respect to such contract under this title or applicable nonbankruptcy law; and

(ii) any claim allowable under section 503(b) of this title arising from the performance of such contract.

3) If the licensee elects to retain its rights, as described in paragraph (1)(B) of this subsection, then on the written request of the licensee the trustee shall—

(A) to the extent provided in such contract, or any agreement supplementary to such contract, provide to the licensee any intellectual property (including such embodiment) held by the trustee; and

(B) not interfere with the rights of the licensee as provided in such contract, or any agreement supplementary to such contract, to such intellectual property (including such embodiment) including any right to obtain such intellectual property (or such embodiment) from another entity.

4) Unless and until the trustee rejects such contract, on the written request of the licensee the trustee shall—

(A) to the extent provided in such contract or any agreement supplementary to such contract—

(i) perform such contract; or

SECOND AMENDED DISCLOSURE STATEMENT

(ii) provide to the licensee such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law) held by the trustee; and

(B) not interfere with the rights of the licensee as provided in such contract, or any agreement supplementary to such contract, to such intellectual property (including such embodiment), including any right to obtain such intellectual property (or such embodiment) from another entity.

Any counter party to a rejected license detailed in Section 6.02 of the Plan, which is not subject to a separate motion regarding these issues, must make its 365(n)(1) election on or before the Rejection Claims Bar Date.  Such election shall be set forth in a Proof of Claim setting forth termination damages if the counter party elections § 365(n)(1)(A) or by filing a notice with the Court and counsel for the Debtor if the counter party elects § 365(n)(1)(B).  Any counter party who elects rights under § 365(n)(1)(B) must pay the Debtor any past due license fees and royalties;  must fund any past due license or royalties due as of the Plan Closing Date as set forth in the chart above.  Failure to fund same will entitle the Debtor to object to the counter party’s election and request it be voided for failure to comply with the requirements of § 365(n)(1)(B).

Specific Disclosure Requested by Certain Rejected Executory Contracts

The Debtor received specific objections from counter parties to two (2) executory contracts which the Debtor has stated it will reject if Initial Interest Acquisition Bid is the Winning Interest Acquisition Bid.  The Bankruptcy Court has held that the following disclosures, as well as others set forth herein, are sufficient to resolve those objections.

The Debtor has indicated that it will reject the executory contracts which it entered into with: a) Media Distribution Solutions, Inc. (“MDS”), an Intellectual Property Licensing Agreement with addenda (the “MDS Agreement”); and b) All Link Live, Inc. (“ALL”) and MDS, a Software and Technology Sub-License Agreement (the “ALL Agreement”).

The ALL Agreement requires the Debtor to indemnify ALL from legal costs and expenses, as well as monetary damages incurred by ALL on account of: a) Espre or MDS breaching the ALL Agreement; b) any third party claims asserting the license set forth in the ALL Agreement from MDS to ALL is invalid or unenforceable; c) any third party claims made against ALL on account of MDS or Espre breaching the representations or warranties set forth in the ALL Agreement; and d) any claims by third parties that the use of the Licensed Technology, but not Licensed Technology Derivative Work, infringes on any third party’s patents, copyrights or other kinds of intellectual property.   The rejection of the ALL Agreement will generate an opportunity for ALL to file a proof of claim regarding its asserted damages.  To the extent those damage claims are ultimately allowed, they will dilute the immediate potential recovery for all holders of Allowed Claims in Class 4 and will increase the amount of funds which must be paid in order for claimants in lower classes to receive any distribution under the Plan.  The Debtor will object to such a proof of claim to the extent that there is a basis to question the propriety of the damage claim asserted.  However, there is nothing about the ALL Agreement itself which will hamper the Debtor’s reorganization effort or the Debtor’s ability to operate post confirmation as projected.  The Debtor asserts that ALL has no rights as against the Debtor under §365(n) as a sub-licensee of MDS.

SECOND AMENDED DISCLOSURE STATEMENT

The Debtor also asserts that the MDS Agreement, upon which the ALL Agreement is dependent, is an intellectual property license agreement regarding certain of the Debtor’s core technology assets.  In connection with this Chapter 11 proceeding, MDS filed a motion to lift the automatic stay to allow MDS to do the following: a) terminate the agreement and retain a non exclusive right to the ownership of the License Technology as that term is defined in the MDS Agreement; b) acquire 1,000,000 shares of MDS for $1; and c) seek damages for asserted failures to deliver items required under the MDS Agreement.   MDS asserts that it is entitled to such relief because the Debtor has no equity in the Licensed Technology and that it is not needed for an effective reorganization.

The Debtor has answered that motion, (which has now been withdrawn by MDS without prejudice to refilling) denying that relief is appropriate, stating that the underlying technology is necessary to a plan of reorganization reasonably in prospect and has also filed a motion to reject the MDS Agreement and require MDS to make its election under §365(n) prior to the Confirmation Hearing Date.  In the Debtor’s motion and in its response to MDS’s motion referenced above, the Debtor asserts that since the MDS Agreement is clearly a license agreement where the Debtor is the licensor, that the decision on whether the MDS Agreement should be assumed and proceed forward post confirmation or be rejected, is the Debtor’s exclusive province.  MDS’s contractual ability to terminate the MDS Agreement has been superseded by the filing of this Chapter 11 and the decision is solely the Debtors.  MDS asserts that it is entitled to exercise its contractual remedies, notwithstanding what is set forth in various portions of §365 which modify or eliminate such remedies.  The Bankruptcy Court will either grant it or deny it in accordance with applicable case law standards relative to same.  It is the Debtor’s contention that the motion to lift the automatic stay will be denied on multiple grounds.

The Debtor further asserts that MDS has its own choice to make under §365(n).  It can either choose to treat the MDS Agreement as: a) terminated, in which case the termination would leave MDS with no rights in the Licensed Technology and the ability to file a proof of claim, by a date certain, where it can assert its damage claim as a Class 7 Residual Set Off Claim as to any amount which the Debtor asserts and proves are due to it from MDS and a Class 4 General Unsecured Claim for the balance of MDS’s asserted damage claim, if any; or b) retain MDS’s rights under the MDS Agreement, which would entitle MDS to exclusive use of the Licensed Technology, as it exists on the Petition Date for as long as the MDS Agreement provides.

SECOND AMENDED DISCLOSURE STATEMENT

The Debtor asserts that if MDS chooses the latter option, the Debtor does not have to specifically perform or complete any unfinished aspects which the MDS Agreement might otherwise require, but merely must give access to the License Technology in its condition on the Petition Date.  The Debtor need not provide upgrades or updates.  The Debtor can wholly abandon that technology if it wishes or carry forward with what rights it has and develop those and MDS will not be entitled to the results of such development.

However, the Debtor asserts that for MDS to exercise the “retain its rights” option it must: i) pay the Debtor all past due license and royalty fees (a sum well in excess of $1,000,000); and ii) pay any subsequent royalties that are required under the MDS Agreement.  MDS must do so with out any right to set off any claims it believes it may have regarding any asserted failure to perform prior the Petition Date or that the Licensed Technology is faulty or does not meet specifications or any other damage claim which otherwise might be asserted.  MDS can file a proof of claim for all of its asserted damages without the Debtor making any claim of offset and be treated as a Class 4 General Unsecured Claim as to the amount which is ultimately allowed.

MDS, on March 25, 2009, filed a proof of claim for $4,350,000.  The  Debtor will be objecting to that claim for voting as well as allowance purposes on grounds which will be detailed in such response.  The effect of the proof of claim, to the extent allowed, will be the same as any claim filed and allowed by ALL, it will increase the amount of claim which participates in Class 4, but it will not impair the Debtor’s ability to confirm the Plan.

MDS Specific Assertions

MDS asserts that the Debtor has failed to produce technology pursuant to one or more licenses, including the MDS Agreement; as a result, such licensees have no reasonable basis to evaluate the value of such licensed technology. Nevertheless, MDS asserts, such licensees are required to make an election pursuant to Section 6.03 and 6.04 of the Plan. This procedure affects the rights and interests asserted by any party to any license identified in Section 6.02 where the Debtor is the licensor, as well as the rights of sub-licensees or other related interest. MDS asserts that the procedure proposed by the Debtor is detrimental to its interests.

MDS asserts it was granted an exclusive license to Licensed Technology pursuant to the MDS Agreement. Pursuant to such Agreement, addendums, and related agreements, MDS asserts an interest in the Licensed Technology together with any improvements and additions thereto. MDS asserts 1) the right to terminate the agreement and retain a non exclusive right to the ownership of the License Technology as that term is defined in the MDS Agreement; b) the right to repurchase its 1,000,000 shares of stock for $1, MDS asserts these provisions of the Agreement are valid and enforceable pursuant to Section 365 of the Bankruptcy Code. MDS acknowledges that the Debtor disputes this and asserts that MDS is limited to one election pursuant to Section 365(n), as set forth in Sections 6.03 and 6.04 of the Plan.   MDS asserts that the Plan is prejudicial to its interests.

SECOND AMENDED DISCLOSURE STATEMENT

The Debtor strongly disagrees with MDS’s assessment of the law and its assertions of facts and continues to assert that all creditors will receive more under the Plan than if the same issues are dealt with in a Chapter 7 liquidation where the same legal principles apply with regard to the Debtor as licensor and there is little or no prospect of funds being paid to any unsecured creditor.

F.   Retention of Causes of Action

1.          Retention of Claims and Causes of Action and Transfer of Authority to Prosecute Specific Claims and Causes of Action to Litigation Agent.  All causes of action, rights, claims and demands against any third parties, creditors, investors, individuals, insiders or other entities which the Debtor or the Debtor in Possession owns or has an interest in or can assert in any fashion, in any forum, since their formation, or which could be asserted by any  Trustee under the Bankruptcy Code, whether pre-petition or post-petition, directly or in a derivative fashion, including, but not limited to, actions under §§ 542 through 553 of the Bankruptcy Code and § 510 of the Bankruptcy Code to recover assets for the Debtor’s estate and to subordinate claims, as well as all proceeds of and recoveries on Debtor’s  Actions, are retained by the Debtor post confirmation.  The Debtor shall be, post confirmation, a representative of the estate pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code.  Those specific claims or causes of action separately set forth and identified in Plan Exhibit 5.06 shall be the Retained Claims and Causes of Action – Litigation Agent and are for the benefit of the holders of Allowed Claims in Classes 4-6 in accordance with the requirements set forth in Plan Sections 3.06-3.08.  All other claims and causes of action not described therein shall be Retained Claims and Causes of Action and shall be retained for the benefit of the Debtor post confirmation.

G.   Effect of Confirmation

1.          Discharge of Claims.  Except as provided for in the Plan as to the obligations set forth therein, upon the Confirmation Order becoming a Final Order, the Debtor will be discharged from all claims or other debts that arose before the Confirmation Date as set forth in Section 1141 of the Code.  Additionally, all Persons who have claims against the Debtor which arise prior to the Confirmation Date shall also be prohibited from asserting such claims against the Debtor, except as provided in the Plan.

2.          Injunctions. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability against the Debtor or an Interest or other right of an equity security holder in the Debtor are permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities or interests: (1) commencing or continuing in any manner any action or other proceedings against the Debtor or the Debtor's property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or the Debtor's property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtor or the Debtor’s property; and (4) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

SECOND AMENDED DISCLOSURE STATEMENT

3.         Revesting and Vesting.  Except as otherwise provided in the Plan, on and after the Effective Date, all Property of the Debtor’s estate shall vest in the Debtor  free and clear of all Claims, liens, debts, liabilities, charges, interests and other encumbrances.

VI.  JURISDICTION

1.         Retention of Jurisdiction and Closing of the Case.  The Plan retains jurisdiction of the Court for a number of specific purposes set out in Section 9.05 of the Plan.  The jurisdictional provision is intended to allow the Debtor and other parties in interest to finalize all litigation, including claims determinations, and to administer the Debtor case and pay claims.

2.          Miscellaneous Provisions.  Except as expressly stated in the Plan, or allowed by the Court, no interest, penalty or late charge is to be Allowed on any Claim subsequent to the Filing Date.  No attorneys’ fees will be paid with respect to any Claim except as specified in the Plan or as allowed by an order of the Court.  After Confirmation, the Debtor may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Order of Confirmation, in such manner as may be necessary to carry out the purposes and effect of the Plan.

VII.  VOTING

A.  Ballots and Voting Deadline.  A Ballot to be used for voting to accept or reject the Plan, together with a postage prepaid return envelope is enclosed.

The Bankruptcy Court has established April 24, 2009, as the date that, in order for ballots to be counted for voting purposes, such ballots for acceptance or rejection of this Plan must be received by counsel for the Debtor by that record date for voting at the following address:

Attn: Espre Ballots
WRIGHT GINSBERG BRUSILOW PC
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202

THE DEBTOR URGES ALL CREDITORS TO VOTE TO ACCEPT THE PLAN.

SECOND AMENDED DISCLOSURE STATEMENT

AGAIN, YOUR BALLOT MUST BE RECEIVED BY COUNSEL FOR THE DEBTOR ON OR BEFORE 4:00 P.M., CENTRAL DAYLIGHT TIME, ON APRIL 24, 2009, IN ORDER TO BE CONSIDERED IN DETERMINING WHETHER THE PLAN HAS BEEN ACCEPTED OR REJECTED BY YOUR CLASS.

IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT.  YOU SHOULD VOTE A BALLOT FOR EACH CLAIM YOU HOLD.

IF A BALLOT IS DAMAGED OR LOST OR IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, CONTACT COUNSEL FOR THE DEBTOR AT THE FOLLOWING ADDRESS:

E. P. Keiffer
Wright Ginsberg Brusilow PC
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone:  (214) 651-6500
Fax: (214) 744-2615
E-mail: pkeiffer@wgblawfirm.com

B.  Persons Entitled to Vote.  In order to simplify the voting procedure, ballots have been sent to all known holders of all Claims in classes.  Holders of Allowed Claims and holders of Disputed Claims which have been temporarily allowed for voting purposes are entitled to vote on the Plan.  For purposes of the Plan, an Allowed Claim is a Claim against the Debtor which (a) has been scheduled by the Debtor pursuant to the Code as undisputed, non contingent, and liquidated and as to which no objection has been filed within the time allowed for the filing of objections, (b) as to which a timely proof of claim or application for payment has been filed and as to which no objection has been filed within the time allowed for filing of objections, (c) has been Allowed by Final Order, or (d) has been Allowed under the Plan.  Therefore, although the holders of Disputed Claims will receive ballots, these votes will not be counted unless such claims become Allowed Claims as provided under the Plan or are temporarily allowed for voting purposes by the Court.

Pursuant to the requirements of section 1126 of the Code, each Class of impaired Claims or Interests is entitled to vote on acceptance or rejection of the Plan.  Any Creditor of the Debtor whose Claim is in an impaired Class under the Plan is entitled to vote, unless their class has been deemed to reject on account of the treatment afforded that class.

SECOND AMENDED DISCLOSURE STATEMENT

Under section 1124(2) of the Code, a Class is impaired under a Plan unless, with respect to each Claim or Interest of such Class, such Plan:

1.          Leaves unaltered the legal, equitable, and contractual rights of the holder of such Claim or Interest; or

2.          Notwithstanding any contractual provision or applicable law that entitled the holder of a Claim or Interest to receive accelerated payment of its Claim or Interest after the occurrence of a default:

a.	Cures any such default that occurred before or after the commencement of the Case under the Code, other than a default of the kind specified in section 365(b)(2) of the Code;

b.	Reinstates the maturity of such Claim or Interest as it existed before the default;

c.	Compensates the holder of such Claim or Interest for damages incurred as a result of reasonable reliance on such contractual provision or applicable law; and

d.	Does not otherwise alter the legal, equitable, or contractual rights to which such Claim or equity Interest entitles the holder of such Claim or Interest.

Claims in Classes 2 and 4-5 are impaired as defined in Section 1124 of the Bankruptcy Code. Such classes which are impaired under the Plan and persons holding such Claims in such Classes are entitled to vote to accept or reject the Plan, unless disputed or subject to an objection as set forth above. Class 6 Interests are also impaired, but since the interests will be cancelled and their likelihood of any recovery is extremely remote under the Plan, they are deemed to have rejected the Plan and will not be entitled to vote on the Plan.

C.         Vote Required For Class Acceptance of The Plan.  As a condition to Confirmation, the Code requires that each impaired Class of Claims or Interests accept the Plan, subject to the exceptions described below.  At least one impaired Class of Claims must accept the Plan.

Section 1126 of the Code defines acceptance of a Plan by a Class of Claims as acceptance by holders of two thirds in dollar amount and a majority in number of Claims of that Class actually voting to accept or reject the Plan.  The Code defines acceptance of a Plan by a Class of Interests as acceptance by two thirds in amount of the Allowed Interests of such Class held by holders of such Interests actually voting to accept or reject the Plan.  Holders of Claims or Interests which fail to vote are not counted as either accepting or rejecting the Plan.

SECOND AMENDED DISCLOSURE STATEMENT

Classes of Claims and Interests that are not impaired under the Plan are deemed as a matter of law to have accepted the Plan and therefore are not permitted to vote for such Plan.  Classes of Claims and Interests that do not receive or retain any property under the Plan on account of such Claims or Interests are deemed to have rejected the Plan.  ACCEPTANCES OF THE PLAN ARE BEING SOLICITED ONLY FROM IMPAIRED CLASSES OF CLAIMS.

VIII.  FINANCIAL INFORMATION CONCERNING THE DEBTOR

A.        Financial Information Regarding the Debtor. The Debtor’s post petition financial status is set forth in the attached monthly operating statements (see Exhibit “VIII.A.”), which covers reports required to be filed during the period of time that the Debtor has been in Chapter 11. All of this data will, in conjunction with the projections submitted, be sufficient for the creditors of the Debtor who are entitled to vote, to determine whether to vote for or against the Plan.

B.         Projected Operations Post Plan Closing Date.   The Debtor has projected the revenue which current operations, as well as reasonably expected revenue increases should generate.  When coupled with the cost structure which the Debtor asserts in necessary to properly man and operate the Debtor in order to achieve a modicum of commercial success, the Debtor asserts that it will need at least $1,750,000 of operating capital to get through the next year and to a point of operating profitability.  Attached as Disclosure Statement Exhibit VIII.B., is a forecast of post confirmation operating costs and the resulting negative cash flow amounts which cause the Debtor to need $1,750,000 of funds to get to profitability in 2010.

IX.  ACCEPTANCE AND CONFIRMATION OF THE PLAN

A.  Requirements for Confirmation.  At the Confirmation hearing, the Court will determine whether the provisions of section 1129 of the Code have been satisfied.  The requirements of section 1129 of the Code, as well as a description of the requirements for a “cramdown” over rejecting classes of claims or interests is set forth in Exhibit “IX,” attached hereto and fully incorporated herein.   If all of the provisions of section 1129 are met, the Court may enter an order confirming the Plan.  The Court may confirm only one plan.   If the requirements of section 1129(a) and (b) are met with respect to more than one plan, the Court shall consider the preferences of creditors and equity security holders in determining which plan to confirm.

B.  The Plan Meets All of the Requirements for Confirmation.  The Debtor believes that the Plan satisfies all of the statutory requirements of Chapter 11 of the Code and therefore should be confirmed.  More specifically: (1) the Plan complies with all of the applicable provisions of the Code; (2) the Debtor, the proponent of the Plan, has complied with the Code and has proposed the Plan in good faith;  (3) all disclosure requirements concerning (a) payments made or to be made for services rendered in connection with the Chapter 11 case or the Plan, and (b) the identity and affiliations of individuals who will serve the Reorganized Debtor after confirmation have been, or will be met prior to or at the confirmation hearing; and (4) Administrative Claims, Priority Claims, and fees required to be paid under the Code are appropriately treated under the Plan.  The Plan also meets the “best interest of creditors” test and is “feasible.”  In addition, as discussed hereafter, if any Class of Claims reject the Plan, the Plan can nevertheless be confirmed because it meets the “cramdown” standard with respect to such Class.

SECOND AMENDED DISCLOSURE STATEMENT

1.          The Plan Meets the “Best Interest of Creditors” Test.  The “best interest of creditors” test requires that the Court find that the Plan provides to each non-accepting holder of a Claim or Interest treated under the Plan a recovery which has a present value at least equal to the present value of the distribution that such person would receive from the Debtor if the Debtor were liquidated under Chapter 7 of the Code.  Reference to the Liquidation Analysis of Article XI of this Disclosure Statement demonstrates that the Plan meets the best interest of creditors test with respect to all Claims and Interests.

2.          The Plan is “Feasible”.  The Code requires that, as a condition to Confirmation of a Plan, the Court find that Confirmation is not likely to be followed by liquidation or a need for further financial reorganization except as proposed in the Plan.  The Plan provides for a means to pay all creditors the distributions which are generated by the Interest Acquisition Auction as set forth in the Plan.  The only functional issue is whether there will be any other bidders for the Interest Acquisition Auction other than the Initial Interest Acquisition Bid.

3.          The Plan Meets the Cramdown Standard with Respect to any Impaired Class of Claims Rejecting the Plan.   The Plan can still be confirmed if there is an impaired class of claims or interests that reject the Plan because the Plan satisfies the  provisions of cramdown of  Interests under §1129(b)(2) of the Code.  Specifically, the principal secured creditor is receiving the value of their interest in the Interest Acquisition Auction totaling the allowed amount of their claims, or receiving New ESPRE Common Stock, which, as a Co-Proponent, they are acknowledging will be sufficient to satisfy their legal rights. As to unsecured claimants, there is no junior class of interests which are retaining anything under the Plan on account of their interests, unless there has been payment of all such senior classes in full.

X.  ASSETS AND THEIR VALUES

The following is a summary description of the Debtor’s assets, with values assumed for the Debtor’s Plan Closing Date, assumed to be prior to the first third of May, 2009. The information is compiled by the Debtor from its records, the Schedules and Statement of Financial Affairs, and Monthly Operating Reports filed by the Debtor and where applicable reflect amounts that are derived from the Debtor’s assertion of the present value of such assets.  This valuation is based upon the principal assets being sold at a non liquidation sale pace, utilizing the values set forth in the Plan or other documentation. The Debtor contends that these values will hold through the Plan Closing Date.

SECOND AMENDED DISCLOSURE STATEMENT

A.	Cash and Checking Account[2]	$0.00
B.	Security Deposit[3]	$21,642.00
C.	Office Furniture and Equipment[4]	$80,000.00
D.	Equity Securities in other entities[5]	$0.00
E.	Loans to Affiliates and Insiders[6]	$78,000.00

F.	Patents, Copyrights, intellectual property Licenses and cross licensing rights[7]	$3,095,517.00

G.	Debtor’s Actions [8]	$162,293.78

	TOTAL	$3,414,994.00
________________________
2 Projected unaudited balances in DIP accounts as of the projected Plan Closing Date and this number includes security deposits refunded to Debtor from third parties without claims against the Debtor which are subject to Dalcor, Inc.’s perfected security interest ($26,000).  At the time of the filing of this Disclosure Statement the Debtor has $480,628.37 in cash and demand deposit funds after all outstanding checks have cleared.

3 This assumes that all of the deposits held by non landlord third parties have returned those funds and that such funds are allowed to be used by Dalcor as their cash collateral.

4 Includes value of Dell computer which Debtor asserts is not perfected despite Dell’s assertion to the contrary that it has a PMSI.  Such assertion assumes that the computer is a consumer item and that filing with the secretary of state of Nevada is not required.  Such position is incorrect and is the basis for an objection to the extent and validity of the asserted lien.

5 The Debtor has 595,833 shares of Blideo, Inc., which represents roughly 30% of the outstanding shares of that entity.  Current officers and directors, B G Moore and William Hopke, are on the board of directors of Blideo.  The value set forth for Blideo in the Debtor’s schedules was “unknown”.  That valuation remains as such despite such intimate knowledge of that entity, because, as a start up company, Blideo has yet to generate any revenues.  Though it is believed that it will be successful, it is extremely difficult to estimate at this time its value.  The Debtor also has 1,000,000 shares of Media Distribution Solutions, LLC “(“MDS”).  The Debtor and MDS are the subject of a pre-petition state court lawsuit which is now stayed.  The Debtor has not been able to ascertain the value of MDS as a whole to be able to ascertain the value of its holdings due to the litigation.  The Plan affects the executory contract between the Debtor and MDS on account of it being rejected.  That rejection has an unknown affect on the value of MDS relative to asserted indemnity rights of MDS which would become, if allowed, a General Unsecured Claim.  Due to the above, the valuation at unknown will remain.

6 The loans to insiders B G Moore and Williams Hopke of $20,000 per person are payable pursuant to the following terms interest at a rate of LIBOR plus 1 (one) percent per annum on the unpaid balance with interest to be compounded annually. The entire outstanding Loan Amount (including principal and any accrued interest) shall become fully due and payable by the borrower within 45 days of receipt of written demand by the Debtor or any subsequent holder and are valued at face.  Vizeo, Inc. is the other party who owes the Debtor $38,000 on a promissory note.

7 These values do not include any payments of any license fees or royalties under 365(n)(2)(B) as all rejected licenses are assumed to take the termination option of 365(n)(1)(A).

8  The list set forth in SOFA 3b shows that $1,885,000 in payments was made in the last 90 days.  As stated in Plan Exhibit 5.06, of that total, there are many payments which clearly were for ordinary course of business transactions which when paid and addressed payments for rent, payroll, third party contractors, and other normal obligations paid on normal terms.  However, as set forth in Plan Exhibit 5.06, there are $349,587 of payments which may be avoidable by the Debtor pursuant to Sections 544, 547 or 548 of the Code.  The value of those prospective causes of action, as a part of the Retained Claims and Causes of Action, prior to any split pursuant to the Plan, is asserted to be $162,293.78 based upon taking the total amount of payments ($324,587) and multiplying that time 50% so that standardized defenses under 547(c) can be given weight and so as to not overstate their potential value.  With regard to other Retained Claims and Causes of Action listed in Plan Exhibit 5.06, they are listed as unknown in Schedule B -35 because, as of the date of the filing of this Disclosure Statement, there is no feasible way to ascertain the value of the causes of action referenced.  The damages potentially available may be significant, as will be the costs.  URL registration rights to VUELive.com are prospectively extremely damaging to the Debtor’s operations, but the value of that potential damage is both hard to assess and is also not yet existent, as no adverse action has been taken which would cause any damage to the Debtor. The claims as to Blideo, Inc. as set forth in Plan Exhibit 5.06, are also hard to quantify, monetarily, as the requirement to deliver the source code to Blideo, as facially required per the July 14, 2008 addendum to the previously executed Software and Royalty License Agreement, but access to the Debtor’s source code(s) alone, is of exceedingly higher value than what the Debtor got in return.  In essence many of the Retained Claims and Causes of Action of this type are defensive as to values stated herein for other assets.

SECOND AMENDED DISCLOSURE STATEMENT

XI. LIABILITIES

A.           Administrative Expenses.    Upon Court approval, the Debtor has employed Wright Ginsberg Brusilow P. C. (“WGB”) as general bankruptcy counsel in connection with this case.  WGB has incurred approximately $34,500 in fees and expenses through February 28, 2009, in connection with this case.  WGB will seek to draw down this amount from its $62,088.50 pre-petition retainer.  WGB will have roughly $27,600 remaining in its retainer for services and expenses which will accrue through the Plan Closing Date.  WGB anticipates that the fees and expenses incurred up to the Plan Closing Date, inclusive of the closing required under the Plan, will add between $45,000 to $55,000 to the amount due, depending upon the degree to which the Plan is opposed, for a total range of $17,500 to $30,000 of funds necessary beyond the retainer balance remaining as of the end of February, although that number could increase depending upon the extent and degree of opposition which occurs in the case or if additional litigation has to be initiated in the Bankruptcy Court to address issues critical to the Debtor’s survival.  Unpaid statutory fees of up to $14,875 under 28 U.S.C. § 1930 are estimated to be due on or before the Plan Closing Date.

SECOND AMENDED DISCLOSURE STATEMENT

B.    Claims of Secured Creditors.   There is only one principal secured creditor, Dalcor, Inc.  The only other secured claim is for ad valorem business personal property taxes.  The total amount of “secured” claims per the schedules is:

1.	Dalcor, Inc.	$3,279,742.00

2.	Personal Property Ad Valorem Taxes	$514.00

Total		$3,280,256.00

C.           Claims of Priority Creditors.  There are $13,417.18 of pre-petition priority accrued vacation/sick leave/expense and unsecured tax claims.

D.            Unsecured Claims. After taking into the unsecured portions of the undersecured creditors, the total amount of unsecured debt is estimated to be $3,519,045.55 and is held by roughly 25-35 separate creditors.  There are unsecured creditors to whose claims the will Debtor will object, but the effect of such possible objections are not reflected herein.  Also, the amount does not include any rejection damages held by any holders of rejected executory contracts or unexpired leases, save for the net amount, after application of security deposit, of the premises lease the Debtor currently occupies.  As of the date of the filing of this Disclosure Statement, the six (6) proof of claims filed have added $1,700,000 to the total asserted unsecured claims.  The Debtor’s right to object to any such proof of claim or to seek to have any such claim subordinated under §510(b) is reserved under the Plan, if no objections or adversary proceeding is filed prior to the Confirmation Date.

XII. LIQUIDATION ANALYSIS

In order to determine whether or not the Plan complies with the “best interest of creditors” test of section 1129(a)(7) of the Code, it is necessary to do an analysis of the liquidation of the Debtor’ assets in a Chapter 7 as of the Confirmation Date. The Liquidation Analysis assumes the sale of all assets at “liquidation values”, as such there is no going concern value given for the Debtor’s current business.

The values of the assets that would be liquidated in Chapter 7 liquidation are based on the values already set forth in Article X of this Disclosure Statement, except as noted.  The values have been reduced, however, by various discounts for sale and selling expenses as set forth in the Liquidation Analysis.  A summary of the major assets and the assumptions upon which the discounts are based for the liquidation of such assets is set forth in the following paragraphs:

SECOND AMENDED DISCLOSURE STATEMENT

A.  Liquidation

ASSETS:

A.	Cash and Checking Account:	$0.00

B.	Security Deposit	$21,642.00

C.	Office Furniture and Equipment[9]	$52,000.00

D.	Equity Securities in other entities	$0.00

E.	Loans to Affiliates and Insiders[10]	$66,300.00

F.	Patents, Copyrights, intellectual property[11] Licenses and cross licensing rights	$2,631.189.45

G.	Debtor’s Actions	$162,293.78	*

Available for Distribution for Costs of Administration Priority and General Unsecured Creditors according to priority or secured status:		$162,293.78

* = not subject to any security interest

LIABILITIES:

Administrative Claims:
Inclusive of Attorneys fees ($75,000)[12],	$106,008
U.S. Trustee’s fees ($6,825)[13]
Trustee’s fees[14] ($11,370) and outstanding
operating obligations ($ 12,813)[15]

 _______________________
9 Values are beneficially set forth at 65% of the value carried in the schedules.

10 Values are beneficially set forth at 85% of the value carried in the schedules.

11 Values are beneficially set forth at 85% of the value carried in the schedules.

12 One half (50%) of the amount of fees due to counsel for the Debtor from and after the filing of the case through February 28, 2009 is used as an estimate of what would be charged by counsel for a Trustee, plus what would likely be allowed for Debtor’s counsel on account of such conversion, plus costs to pursue Debtor’s actions which can be easily quantified.

13 U.S. Trustee fees are based upon assumed operations through the hypothetical conversion date for the two partial quarters at $6,825.

14  All Trustee fees are based upon the maximum allowed under the Code based upon value of the assets to be distributed to unsecured creditors only, assumed to be $162,293 and the Trustee recovering the maximum allowed under 11 U.S.C.§ 326 on account of such distributions.

15 This figure represents an estimate of the amount of ordinary course of business operational administrative claims that would get Chapter 11 administrative priority, exclusive of attorney’s fees, for normally accruing, but not yet paid, as of the hypothetical date of conversion.  This number is based upon calculations of the Debtor as to remaining incurred but unpaid operating expenses as of the end of April 2009.

SECOND AMENDED DISCLOSURE STATEMENT

Priority Unsecured Claim as scheduled	$13,417.18

TOTAL AMOUNT OF COSTS AND PRIORITY CLAIMS	$119,425.18

Available for distribution to General Unsecured Creditors:	$42,868.60

Total Unsecured Claims as scheduled (all allowed) or filed, including landlord rejection and presumed under-secured claims (exclusive of penalty)[16]	$2,619,045.55

Dividend	1.626¢ per dollar

The Debtor believe the Plan is superior to the recovery risks ands delays under a Chapter 7 liquidation because the total value of the Debtor to its unsecured creditors is more under the Plan is more than they will receive under a Chapter 7, because the Initial Interest Acquisition Bid of $4,000,000, after deductions for administrative claims, set aside for the Litigation Agent, to cure any monetary default of assumed executory contracts is in excess of $450,000, which is ten (10) times greater than the sum of $42,868.60 set forth above.

_______________________
16  An additional approximately $6,200,000 in filed proof of claims, over what the Debtor has scheduled, has been filed as of the filing of this Disclosure Statement.  The numbers used above do not include same.  However, if allowed, those additional claims would decrease any dividend available to unsecured creditors and as such the end result of the analysis stays the same.

SECOND AMENDED DISCLOSURE STATEMENT

XIII.   LEGAL PROCEEDINGS IN THE CASE

The Bankruptcy Court has entered the following orders in the case:

1.          Order Granting Application to Employ Wright Ginsberg Brusilow P.C., Attorneys for Debtor.

2.          Order Granting Motion for Expedited Hearing on Motion to Modify Automatically Set Bar Date for Filing Proof of Claims.

3.          Order Modifying Automatically Set Bar Date for Filing Proof of Claims.

4.          Order Granting Application to Employ Griggs Bergen LLP as Special Counsel.

5.          Agreed Order by and Among TW Telecom and the Debtor Regarding Continued Provision of Services and the Assumption or Rejection of the Internet Services Contract (entry pending).

6.          Order Shortening Time for Filing Objections to and Conducting Hearing on Requested Approval of Joint Disclosure Statement.

The following matters are pending:

1.          Motion for Relief from Stay filed by Media Distribution Solutions, Inc. (Withdrawn without prejudice)

2.          Motion to Reject Executory Contract with Media Distribution Solutions, LLC and to Set § 365(n)(1) Election and Proof of Claim Bar Date. (Continued to a hearing on April 3, 2009 at 9:00 a.m.)

3.          Motion to Set Claim Amounts for Voting Purposes Only.

4.          Espre Solutions, Inc. vs. Blideo, Inc.; Adversary Proceeding No. 09-03073-hdh, Complaint to Avoid Transfer Under § 548(a)(1) and (2).

XIV.   TAX ISSUES

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230,  HOLDERS OF CLAIMS ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES  IN THIS DISCLOSURE STATEMENT   IS NOT INTENDED OR WRITTEN TO BE USED OR RELIED UPON, AND CANNOT BE USED OR RELIED UPON, BY HOLDERS OF CLAIMS OR INTERESTS OR ANY OTHER PERSONS  FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS OR ANY OTHER  PERSONS UNDER THE INTERNAL REVENUE  CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF U.S. TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF  CLAIMS AND INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR  CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

SECOND AMENDED DISCLOSURE STATEMENT

A.  Introduction

The following discussion summarizes certain material U.S. federal income tax consequences of the Plan to the Debtors and holders of Claims and Interests.  The summary is provided for general informational purposes only and is based on the United States Internal Revenue Code of 1986, as amended (the “Tax Code”), the treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof (except as otherwise noted below with regard to the American Recovery and Reinvestment Act of 2009), and all of which are subject to change, possibly with retroactive effect.  Changes in any of these authorities or in their interpretation could cause the United States federal income tax consequences of the Plan to differ materially from the consequences described below.  The United States federal income tax consequences of the Plan are complex and in important respects uncertain.  No ruling has been requested from the Internal Revenue Service (the “Service”); no opinion has been requested from Debtor’s counsel concerning any tax consequence of the Plan; and no tax opinion is given by this Disclosure Statement.

The following discussion does not address all aspects of federal income taxation that may be relevant to a particular holder of a Claim or Interest in light of its particular facts and circumstances or to particular types of holders of Claims subject to special treatment under the Tax Code.  For example, the discussion does not address issues of concern to broker-dealers or other dealers in securities, or foreign (non-U.S.) persons, nor does it address any aspects of state, local, or foreign (non-U.S.) taxation, or the taxation of holders of Interests in a Debtor.  In addition, a substantial amount of time may elapse between the Confirmation Date and the receipt of a final distribution under the Plan.  Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated hereunder.

On February 13, 2009, the House of Representatives and the Senate passed H.R.1, the American Recovery and Reinvestment Act of 2009 (the Recovery Act), a stimulus bill that includes tax breaks for businesses and individuals. The President signed the Recovery Act on February 17, 2009. The following discussion does not address any aspects of the Recovery Act, some of which may be relevant to a particular holder of a Claim or an Interest.

SECOND AMENDED DISCLOSURE STATEMENT

THE DISCUSSION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST.  EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT WITH ITS TAX  ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX  CONSEQUENCES OF THE PLAN.

B.  Certain Definitions

For purposes of this Article XIV, except as expressly otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined herein or in the Plan shall have the respective meanings assigned to them in this Article XIV.

“COD” shall mean cancellation of indebtedness income.

“NOL” shall mean net operating loss.

C.  Certain Material Federal Income Tax Consequences to the Debtor

Cancellation of a Debtor's debt is generally taxable income to the Debtor.  COD is the amount by which the indebtedness of a Debtor discharged exceeds any consideration given in exchange therefore.  Cancellation of a debt may not necessarily be COD, however.  To the extent that the Debtor is insolvent, or if the Debtor is in bankruptcy, as is the case here, the Tax Code permits the Debtor to exclude the COD from its gross income.  The statutory exclusion for COD in a title 11 case generally excludes COD from gross income if the discharge is granted by a court to a Debtor under its jurisdiction in a title 11 case, as is sought herein.

The price for the bankruptcy COD exclusion (as well as the insolvency exclusion) is reduction of the Debtor's tax attributes to the extent of the COD income, generally in the  following order: NOLs for the year of the discharge and NOL carryovers from prior years;  general business tax credit carryovers; minimum tax credit available as of the beginning of the  year following the year of discharge; net capital loss for the year of discharge and capital loss  carryovers from prior years; basis of the Debtor's assets; passive activity loss and credit  carryovers from the year of discharge; and foreign tax credit carryovers to or from the year of  discharge.  The reduction of attributes does not occur until after the end of the Debtor's tax year in which the COD occurred, so they are available to the Debtor in determining the amount of its income, loss and tax liability for the year of discharge.

SECOND AMENDED DISCLOSURE STATEMENT

As a result of the implementation of the Plan, the Debtors will have COD and potential attribute reduction.  Because any reduction in tax attributes does not effectively occur until the first day of the taxable year following the taxable year in which the COD is incurred, the resulting COD, on its own, should not impair the ability of the Debtor to use their tax attributes (to the extent otherwise available) to reduce their tax liability, if any, otherwise resulting from the implementation of the Plan.

D.  Reduction of NOLs

The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes, such as NOL carryforwards, current year NOLs, tax credits and tax basis in assets, by the amount of any COD realized upon consummation of the Plan.  As a result of Consummation of the Plan, and in particular the cancellation of some Claims and exchange of other Claims for cash or potentially New Espre Common Stock (depending upon who is the Winning Interest Acquisition Bid holder), the Debtor expects to potentially realize substantial COD. The extent of such COD and resulting tax attribute reduction will depend significantly on the amount of the Winning Interest Acquisition Bid and the resulting amount of cash distributed.  Based on the Initial Interest Acquisition Bid, it is anticipated that there will be material reductions in the NOL carryforwards and current year NOLs of the Debtor post confirmation, but that there will still be a significant NOL present.

E.  Limitation on NOL Carryforwards and Other Tax Attributes

Following the implementation of the Plan, the Debtor anticipates that any remaining NOL and tax credit carryforwards and, possibly, certain other tax attributes of the Debtor allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) will be subject to limitation under section 382 of the Tax Code as a result of an “ownership shift” of the Debtor by reason of the transactions pursuant to the Plan.

Under section 382 of the Tax Code, if a corporation undergoes an “ownership shift,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. As discussed more fully herein, the Debtor anticipates that the issuance of the New Espre Common Stock pursuant to the Plan will result in an “ownership shift” of the Debtor post confirmation for these purposes, and that the Debtor’s use of its NOL carryforwards, if any, will be subject to limitation unless an exception to the general rules of section 382 of the Tax Code applies.

In general, the amount of the annual limitation to which a corporation that undergoes an ownership change would be subject is equal to the product of (a) the fair market value of the stock of the loss corporation immediately before the ownership change (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.

SECOND AMENDED DISCLOSURE STATEMENT

An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a company in bankruptcy (which Dalcor appears to meet – but the Debtor is not warranting or making any specific assertions about) receive, in respect of their claims, at least 50% of the vote and value of the stock of a reorganized debtor pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”).  Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the Effective Date, and during the part of the taxable year prior to and including the plan of reorganization, in respect of all debt converted into stock in the reorganization.  If the 382(l)(5) Exception applies and the Debtor undergoes another ownership change within two years after Consummation of the Plan, then the Reorganized Debtors’ Pre-Change Losses would be eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable, here because the Winning Interest Acquisition Bid holder is not a qualifying creditor or the Debtor, post confirmation otherwise elects not to utilize the 382(l)(5) Exception, a second special rule will generally apply (the “382(l)(6) Exception”). When the 382(l)(6) Exception applies, a corporation in bankruptcy that undergoes an “ownership change” generally is permitted to determine the fair market value of its stock after taking  into account the increase in value resulting from any surrender or cancellation of creditors’ claims in the bankruptcy.  This differs from the ordinary rule that requires the fair market value of a corporation that undergoes an ownership change to be determined before the events giving rise to the change.  The 382(l)(6) Exception also differs from the  382(l)(5) Exception in that under it the Debtor is not required to reduce its NOLs by the amount of interest deductions claimed within the prior three-year period and the Debtor may undergo a change of ownership within two years without triggering the elimination of their NOLs.

F.  United States Federal Income Tax Consequences of Payment
of Allowed Claims Pursuant to the Plan

The United States federal income tax consequences of payment of Allowed Claims pursuant to the Plan will depend on, among other things, the consideration received, or deemed to have been received, by the holder of the Allowed Claim, whether such holder reports income on the accrual or cash method, whether such holder receives distributions under the Plan in more than one taxable year, whether such holder’s Claim is allowed or disputed at the Effective Date, whether such holder has taken a bad debt deduction or worthless security deduction with respect to its Claim.

In general, a holder of a Claim should recognize gain or loss equal to the amount realized under the Plan in respect of its Claim less the amount of such holder’s basis in its Claim.  Any gain or loss recognized in the exchange may be long-term or short-term capital  gain or loss or ordinary income or loss, depending upon the nature of the Claim and the holder, the length of time the holder held the Claim and whether the Claim was acquired at a market  discount.  If the holder realizes a capital loss, its deduction of the loss may be subject to limitations under the Tax Code.  The holder’s aggregate tax basis for any property received under the Plan generally will equal the amount realized.  The amount realized by a holder generally will equal the sum of the cash and the fair market value of any other property received (or deemed received) by the holder under the Plan on the Effective Date and/or any subsequent distribution date, less the amount (if any) allocable to Claims for interest.

SECOND AMENDED DISCLOSURE STATEMENT

HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS  ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF  PARTICIPATING IN THE ACCELERATED PAYMENT OPTION FOR HOLDERS OF CERTAIN ALLOWED CLASS 3 CLAIMS.

G.  Certain Other Tax Consequences for Holders of Allowed Claims

In general, a holder of a Claim that was not previously required to include in its taxable income any accrued but unpaid pre-Effective Date interest on the Claim may be required to take such amount into income as taxable interest.  A holder of a Claim that was previously required to include in its taxable income any accrued but unpaid pre-Effective Date interest on the Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan.  Each such holder is urged to consult its tax advisor regarding the tax treatment of its distributions under the Plan and the deductibility of any accrued but unpaid interest for federal income tax purposes.

Because certain holders of Allowed Claims, including Disputed Claims that ultimately become Allowed Claims, may receive cash distributions subsequent to the Effective Date of the Plan, the imputed interest provisions of the Tax Code may apply to treat a portion of subsequent distributions as imputed interest.  Additionally, because holders may receive distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the holder may be deferred.   All holders of Allowed Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their claims.

A holder of a Claim constituting an installment obligation for tax purposes may be required to recognize currently any gain remaining with respect to the obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of Section 453B of the Tax Code.

SECOND AMENDED DISCLOSURE STATEMENT

Bad Debt and/or Worthless Securities Deduction

A holder who, under the Plan, receives in respect of a Claim an amount less than the holder’s tax basis in the Claim may be entitled in the year of receipt (or in an earlier or later year) to a bad debt deduction in some amount under Section 166(a) of the Tax Code or a worthless securities deduction under Section 165(g) of the Tax Code.  The rules governing the character, timing and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the holder, the obligor and the instrument with respect to which deduction is claimed.  Holders of Claims and Interests, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

H.  Importance of Obtaining Professional Tax Assistance

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Plan, and is not a substitute for careful tax planning with a tax professional.  The above discussion is for general information purposes only and is not tax advice.  The tax consequences are in many cases uncertain and may vary depending on a holder’s individual circumstances.

HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

DATED: March 26, 2009	Submitted by:

ESPRE SOLUTIONS, INC.

	By:	/s/ William Hopke
William Hopke, President/CEO

E. P. Keiffer (SBN 11181700)
Wright Ginsberg Brusilow P.C.
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone: (214) 651-6500
Fax:      (214) 744-2615
E Mail:  pkeiffer@wgblawfirm.com

ATTORNEYS FOR DEBTOR

SECOND AMENDED DISCLOSURE STATEMENT

Second Amended
Disclosure Statement

Exhibit “A”

Second Amended
Plan of Reorganization

E. P. Keiffer (SBN 11181700)
Wright Ginsberg Brusilow P.C.
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone: (214) 651-6500
Fax:      (214) 744-2615
E Mail:  pkeiffer@wgblawfirm.com

ATTORNEY FOR DEBTOR

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§
	§	CASE NO. 09-30572-HDH-11
ESPRE SOLUTIONS, INC.	§
	§	(Chapter 11)
DEBTOR	§

SECOND AMENDED PLAN OF REORGANIZATION

Espre Solutions, Inc., (“Debtor”), a corporation which has filed for relief under Title 11 of the U.S. Code, proposes the following Second Amended Plan of Reorganization (hereinafter referred to as “Plan”).

ARTICLE I.

Definitions

Capitalized terms used in this Plan, unless otherwise defined herein, shall have the meanings or rules of construction assigned to each under the Bankruptcy Code.  In construing the defined term or terms used in the Plan, (i) the singular shall include the plural and the plural shall include the singular, (ii) the conjunctive shall include the disjunctive and the disjunctive shall include the conjunctive, and (iii) reference to any gender shall include any other gender as appropriate.  Unless the context otherwise requires, the following terms used herein shall have the following meanings:

1.01         Administrative Expense shall mean a claim entitled to administrative priority under the provisions of Section 507 (a)(2) of the Code under Section 503(b) of the Code.

1.02         Allowed Administrative Expense shall mean an Administrative Expense arising from costs or expenses of administration of the Debtor’s Estate allowed under Section 503(b) of the Bankruptcy Code, including, without limitation: any actual and necessary expenses of preserving the Debtor’s Estate; any actual and necessary expenses of operating the Debtor’s business from and after the Petition Date to and including the Confirmation Date; any borrowing by Debtor pursuant to Section 364 of the Bankruptcy Code, regardless of priority; all allowances of compensation or reimbursement of expenses to the extent approved by the Bankruptcy Court under Section 330 of the Bankruptcy Code for professionals; and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28, United States Code.

SECOND AMENDED PLAN OF REORGANIZATION

1.03         Allowed Claim shall mean any Claim in the amount and in the priority classification set forth in any proof of such Claim that has been timely filed in this case, or in the absence of such proof, as set forth in the Debtor’s Schedule of Liabilities, as amended, filed in the Case, unless: (i) such Claim has been listed in such Schedule as disputed, contingent, or unliquidated, in which case such Claim shall be allowed only if a proof of such Claim has been timely filed; (ii) such Claim has been objected to or is objected to after entry of the Confirmation Order, in which case such Claim shall be allowed only in such amount and such classification as is authorized by a Final Order of the Bankruptcy Court; or (iii) such Claim has been paid in full, withdrawn or otherwise deemed satisfied in full.  An Allowed Claim shall not include un-matured interest accruing after the Petition Date unless otherwise stated in the Plan.

1.04         Allowed General Unsecured Claim shall mean an Allowed Claim which is not entitled to priority under Section 507(a) of the Bankruptcy Code, or as to which the claimant does not have a validly perfected enforceable lien or security interest as defined in Section 101 as defined in Sections 101(37), (50) and (51) of the Code, or an Allowed Claim arising from the rejection of an unexpired lease or executory contract.

1.05         Allowed Interests shall mean all of the holders of any Equity Security of the Debtor.

1.06         Allowed Secured Claim shall mean an Allowed Claim which is secured by an interest in property of Debtor’s Estate, to the extent of the value of such Estate Property.

1.07         Allowed Unsecured Priority Claim shall mean an Allowed Claim of: a) employees of the Debtor for wages, salary, vacation, severance or sick leave pay earned by same within 180 days of the Petition Date [August 3, 2008] as set forth in Section 507(a)(4) of the Code; and b) a governmental unit, as defined in Section 101(27) of the Code, which is unsecured and which is entitled to priority under Section 507(a)(8) of the Code.

1.08         Assumption Cure Costs shall mean the monetary requirement with regard to the Executory Contracts and Unexpired Leases of the Debtor which the Winning Interest Acquisition Bid designates will be assumed by the Debtor on the Plan Closing Date.  The amount of any constituent portion of the Assumption Cure Costs will be determined in accordance with the provisions set forth in Section 6.01 of the Plan.

SECOND AMENDED PLAN OF REORGANIZATION

1.09         Avoidance Actions shall mean any cause of action under the various sections of Chapter 5 of Title 11 of the U. S. Code which causes of action are created by virtue of the Debtor filing for relief under the Bankruptcy Code.

1.10         Bankruptcy Code shall mean Title 11 of the United States Code, 11 U.S.C. Section 101, et. seq., as amended from time to time.

1.11         Bankruptcy Court shall mean the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

1.12         Bankruptcy Rules shall mean the Federal Rules of Bankruptcy Procedure adopted by the Supreme Court of the United States, as amended from time to time.

1.13         Bar Date shall mean the bar date set by order of the Court on account of the Debtor’s Motion to Set Bar Date.  The date sought in the Motion to Modify Automatically Set Bar Date for Filing Proofs of Claim is March 30, 2009. The currently listed bar date set by virtue of Standing Order 97-4, is June 1, 2009.

1.14         Bid Threshold shall mean a Winning Interest Acquisition Bid which closes at $6,250,000 or higher.

1.15         Case means the Chapter 11 bankruptcy case of the Debtor pending before the Bankruptcy Court entitled In re Espre Solutions, Inc., case number 09-30572-HDH-11, including any adversary proceedings or other ancillary proceedings.

1.16         Chapter 11 shall mean Chapter 11 of the Bankruptcy Code.

1.17         Claim shall mean any right to payment or right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Debtor on or as of the Petition Date, whether or not such right is reduced to judgment, liquidated, fixed, contingent, disputed, legal, equitable, secured or unsecured.

1.18         Claims Objection Bar Date shall mean the date on or before which the Debtor shall have filed any and all objections to the allowance of Claims for distribution purposes.  The Claims Objection Bar Date is the 35th day after the Effective Date of the Plan.

1.19         Confirmation Date shall mean the date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court in the docket for the Case.

1.20         Confirmation Hearing shall mean the hearing held before the Bankruptcy Court where the Debtor seeks the confirmation of the Plan in accordance with 11 U.S.C. ' 1129.

SECOND AMENDED PLAN OF REORGANIZATION

1.21         Confirmation Order shall mean the Order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

1.22         Creditor shall mean any Person that asserts a Claim.

1.23         Dalcor shall mean Dalcor, Inc. a Panamanian entity, which is the owner and holder of the Dalcor Secured Claim.

1.24         Dalcor Allowed Claim means the total amount of the indebtedness owed by the Debtor to Dalcor, evidenced by the Convertible Secured Promissory Note and Loan Agreement in the original principal amount of $5,000,000, which per the Debtor’s schedules is stated at $6,035,772.00, which includes the Dalcor Allowed Secured Claim ($3,279,742), the Dalcor Allowed Unsecured Claim ($1,856.030) and the Dalcor Allowed Subordinated Unsecured Claim ($ 900,000).

1.25         Dalcor Allowed Secured Claim means the secured indebtedness owed by the Debtor to Dalcor, evidenced by (i) Convertible Secured Promissory Note and Loan Agreement in the original principal amount of $5,000,000; (ii) Security Agreement (iii) Pledge Agreement; and (iv) Patent Security Agreement, all dated August 20, 2008 and valued per the Debtor’s schedules at $3,279,742.00.

1.26         Dalcor Allowed Subordinated Unsecured Claim means the agreed upon treatment of the total amount of the indebtedness owed by the Debtor to Dalcor, evidenced by the Convertible Secured Promissory Note and Loan Agreement in the original principal amount of $5,000,000, generated on account of the acceleration based default  Apenalty@ of 18% of the original principal amount or $900,000.

1.27         Dalcor Allowed Unsecured Claim means the balance remaining of the total amount of the indebtedness owed by the Debtor to Dalcor, evidenced by the Convertible Secured Promissory Note and Loan Agreement in the original principal amount of $5,000,000, after deduction of the Dalcor Allowed Secured Claim and the Dalcor Allowed Subordinated Unsecured Claim or $1,856,030.

1.28         Debtor shall mean Espre Solutions, Inc., the Debtor and Debtor-in-Possession in this Case.

1.29         Disputed Claim shall mean (a) any Claim or portion of a Claim (other than an Allowed Claim) which is scheduled by the Debtor as disputed, contingent or unliquidated, or (b) a Claim, proof of which has been filed pursuant to ' 501(a) of the Bankruptcy Code as unliquidated or contingent, or (c) a Claim, or any portion thereof, proof of which has been filed pursuant to ' 501(a) of the Bankruptcy Code and as to which an objection to the allowance thereof, in whole or in part has been interposed within any time limitation fixed by an order of the Bankruptcy Court, or by this Plan, which objection has not been settled or determined, in whole or in part, by a Final Order.

SECOND AMENDED PLAN OF REORGANIZATION

1.30         Effective Date shall mean the eleventh day following the day the Confirmation Date, unless a stay of the Confirmation Order is obtained.  In the event a stay is obtained, the Effective Date will be the eleventh day after an order dissolving the stay is entered.

1.31         Estate shall mean the estate created upon the commencement of this Case pursuant to Section 541(a) of the Bankruptcy Code.

1.32         Estate Property shall mean all of the Debtor’s property created in this Case, including all property in which the Debtor has an interest, as defined in Section 541(a) of the Bankruptcy Code.

1.33         General Unsecured Claim shall mean a Claim which: a) is not entitled to priority under Section 507(a) of the Bankruptcy Code; b) does not have a validly perfected enforceable lien or security interest as defined in Sections 101(37), (50) and (51) of the Code; c) arises from the rejection of an unexpired lease or executory contract; or d) represents the unsecured portion of an Allowed Claim of a Creditor

1.34         Initial Interest Acquisition Bid shall mean the bid made by Dalcor, the holder of the Dalcor Allowed Claim, of $4,000,000.  The actual cash amount required to be deposited by Dalcor with Debtor’s counsel, which will be held at interest until either: a) the Plan Closing Date, if Dalcor is the Winning Interest Acquisition Bid; or b) another party in interest is the Winning Interest Acquisition Bid, shall equal $720,258 plus the Post Confirmation Operational Funding Requirement, as set forth in Section 1.44 based upon operating cash requirements as set forth in Disclosure Statement Exhibit VIII.B.  Dalcor’s Initial Interest Acquisition Bid shall be the standby Winning Interest Acquisition Bid if the Winning Interest Acquisition Bid declared at the Interest Acquisition Auction does not close. Dalcor has obligated itself to fund the cash portion of the Initial Interest Acquisition Bid and to fund the Post Confirmation Operational Funding Requirements by means of the documents attached as Plan Exhibit 1.34.

1.35         Interest Acquisition Auction shall mean the auction described in Plan Section 5.01, if there is a Minimum Interest Acquisition Bid other than the Initial Interest Acquisition Bid.

1.36         Litigation Agent shall mean B. G. Moore the person appointed, pursuant to the Plan, to act as the Section 1123(b)(3)(B) representative of the estate for the purpose determining to pursue or not to pursue any of the Retained Claims and Causes of Action B Litigation Agent, and having all powers and capacities  as necessary to litigate or settle same and having the authority to employ counsel or other professionals, who the Litigation Agent may deem necessary to secure the best possible result for the Creditors in Classes 4 and 5, and if the Bid Threshold is met, for the Interest Holders in Class 6, who are the functional beneficiaries of any recoveries, as set forth in more detail in Sections 3.06-3.08, 5.06 and 8.01 and 8.02 of the Plan.

1.37         Litigation Fund shall consist of $75,000, in cash, from the Winning Interest Acquisition Bid, for the sole use by the Litigation Agent with regard to the pursuit of the Retained Claims and Causes of Action B Litigation Agent or for distribution per the Plan, if the Litigation Agent determines that pursuit of the Retained Claims and Causes of Action B Litigation Agent is in whole or in part, not justified, as set forth in more detail in Section 8.01 and 8.02 of the Plan.

SECOND AMENDED PLAN OF REORGANIZATION

1.38         Minimum Interest Acquisition Bid shall mean the bid required by any party in interest, other than the Initial Interest Acquisition Bid.  The minimum amount of the Minimum Interest Acquisition Bid shall be $4,000,000.  The Minimum Interest Acquisition Bid must be tendered to Counsel for the Debtor five (5) business days prior to the Confirmation Hearing and  the sum required hereunder to be deposited must be wired at least four (4) business days prior to the Confirmation Hearing, to counsel for the Debtor’s client trust account, to be held at interest.  The Minimum Interest Acquisition Bid of any party in interest shall designate the following:

a)	who will be the director(s) and officers of the Debtor, post confirmation, if it becomes the Winning Interest Acquisition Bid;

b)
which of the Executory Contracts and Leases detailed in Article 6 of the Plan such party in interest wishes to have the Debtor assume and which are to be rejected and how the Assumption Cure Costs will be met, if such is different than set forth in those sections; and

c)	proof of the financial ability to meet the Post Confirmation Operational Funding Requirements set forth in the Plan

The form of the Minimum Interest Acquisition Bid is set forth as Plan Exhibit 1.38.  Any Minimum Interest Acquisition Bid can be withdrawn, without penalty, inclusive of all interest earned, if the Debtor has proposed any modifications to the Plan, after any such modification is filed, if Debtor’s counsel is notified of such withdrawal by e-mail or telecopy or hand delivered letter, with in 48 hours of such modifications filing by the Debtor, unless the time frame available prior to the Confirmation Hearing is less than 48 hours in which case said Minimum Interest Acquisition Bid may be withdrawn at anytime prior to the commencement of the Confirmation Hearing by stating that the party wishes to so withdraw on the record prior to the commencement of the Confirmation Hearing.  Two hundred thousand dollars ($200,000) of the Minimum Interest Acquisition Bid shall be liquidated damages with regard to any party in interest who tenders same, and who becomes the Winning Interest Bid, but does not close such transaction on the Plan Closing Date.  Such liquidated damages shall be paid pro-rata to the holders of Allowed Class 4 General Unsecured Claims.

1.39         New ESPRE Common Stock shall mean 1,250,00 shares of newly issued common stock of the Debtor with a  par value $.01, which shares shall be issued by the Debtor on or after the Plan Closing Date to the holder of the Winning Interest Acquisition Bid.

1.40         Petition Date shall mean January 30, 2009, the date upon which the Debtor filed a petition for relief under Chapter 11 of the Bankruptcy Code.

SECOND AMENDED PLAN OF REORGANIZATION

1.41         Plan shall mean this Chapter 11 Plan, in its present form and as it may be further amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the provisions contained herein.

1.42        Plan Closing Date shall mean the date all requirements to effectuate the transfer of the New Espre Common Stock in exchange for the Winning Interest Acquisition Bid.  The Plan Closing Date shall occur as soon as reasonably possible after the Effective Date, but in no event more than 10 days after the Effective Date. The Plan Closing Date may be extended, by the Debtor, to the extent necessary, to effectuate the transfer have occurred.

1.43        Plan Distribution Date shall mean the date by which all cash payments, to the extent that the Winning Interest Acquisition Bid is capable of paying to said classes in the priority provided for in the Plan, after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund shall be made.  The Plan Distribution Date shall occur as soon as reasonably possible after the Claims Objection Bar Date, but in no event more than 60 days after the Plan Closing Date.

1.44         Post Confirmation Operational Funding Requirement shall mean the requirement to provide adequate operating funds for the Debtor to operate its continuing line of business, as modified by the Confirmation of the Plan, after the Plan Closing Date, for a period of at least one (1) year.   Such requirement must be met in the form of equity, a line of credit or other debt which is the subject to a binding commitment by a capable lender.  The minimum requirement for such funding ($1,750,000) is based upon operating cash requirements set forth in the Disclosure Statement Exhibit VIII.  Provided that Dalcor is the Winning Interest Acquisition Bid, Dalcor has obligated itself to fund the cash portion of the Wining Interest Acquisition Bid and to fund the Post Confirmation Operational Funding Requirements, as evidenced the documents attached as Plan Exhibit 1.34, as otherwise required under this Plan.

1.45         Pro Rata shall mean the same proportion that an Allowed Claim or Allowed Interest in a particular class bears to the aggregate amount of all Allowed Claims or Allowed Interests in such class.  To the extent that Disputed Claims exist in such class, until all such Disputed Claims shall have become Allowed Claims as the case may be, pro rata shall mean the same proportion that an Allowed Claim in a particular class bears to the aggregate amount of all Allowed Claims and Disputed Claims in such class.

1.46         Rejection Claims Bar Date shall have the meaning set forth in Section 6.03 of the Plan, unless a separate motion to reject has been filed which also seeks to set a proof of claim bar date and an election date under 365(n), if applicable, in which case the dates set by the Court as a result of said motion will govern.

1.47         Rejection Election Royalty Payments shall mean any sums recovered on account of any 365(n)(1)(B) election to treat a license rejection, where the Debtor is the licensor, so that the licensee retains rights in the intellectual property and in doing so must, per 365(n)(2)(B) pay royalties (including license fees which are past due).

SECOND AMENDED PLAN OF REORGANIZATION

1.48        Retained Claims and Causes of Action shall have the meaning set forth in Section 5.06 of the Plan and specifically includes Avoidance Actions.

1.49         Retained Claims and Causes of Action B Litigation Agent shall be that specific subset of Retained Claims and Causes of Action set forth in Plan Exhibit 5.06 retained for the benefit of holders of Allowed Claims or Allowed Interests (if the Bid Threshold is met) in  Classes 4-6 .

1.50         Winning Interest Acquisition Bid shall mean the Interest Acquisition Bid which is either: a) the Initial Interest Acquisition Bid, if there is no other Minimum Interest Acquisition Bid; or b) the highest bid at the Interest Acquisition Auction.

ARTICLE II.

Classification of Allowed Claims and Allowed Interests

2.01        Inclusion in Classes.  All Allowed Claims and Allowed Interests, other than Allowed Claims specified in Sections 507(a)(2), 507(a)(3) and 507(a)(8), which Allowed Claims are not classified in accordance with Section 1123(a)(1) of the Bankruptcy Code, are placed in the classes described in this Article II of the Plan.

2.02        Class 1 Ad Valorem Taxing Authorities Allowed Secured Claims.  Class 1 shall consist of the Allowed Secured Claims of Ad Valorem Taxing Authorities on the Debtor’s business personal property which accrued on January 1, 2009.

2.03        Class 2 Dalcor Allowed Secured Claim. Class 2 shall consist of the Dalcor Allowed Secured Claim in the amount of $3,279,742.

2.03        Class 3 Allowed Priority Unsecured Claims. Class 3 shall consist of the holders of Allowed Priority Unsecured Claims.

2.05        Class 4 Allowed General Unsecured Claims.  Class 4 shall consist of Allowed General Unsecured Claims and shall include the Dalcor Allowed Unsecured Claim.

2.06        Class 5 Dalcor Allowed Subordinated Unsecured Claim. Class 5 shall consist of the Dalcor Allowed Subordinated Unsecured Claim.

2.07        Class 6 Allowed Interests.  Class 6 shall consist of the holders of an Equity Security, as defined in Section 101(16) of the Code, in the Debtor and shall include any asserted right of any holder of such Equity Security to assert rights of rescission, for damages or reimbursement as set forth in Section 510(b) of the Code.

SECOND AMENDED PLAN OF REORGANIZATION

2.08         Class 7 Residual Set Off Rights. Class 7 shall consist of any holder of an Allowed Claim secured by a right of set off which meets all of the requirements under Section 553 of the Bankruptcy Code.

ARTICLE III.

Treatment

3.01         Title 28 U.S.C. Section 1930 Fees.  All fees required pursuant to 28 U.S.C. Section 1930 shall, if not previously paid in full, be paid in cash on the Plan Closing Date by the Debtor from the funds set aside in the Stock Purchase Agreement.

3.02         Allowed Administrative Expenses.  Each holder of an Allowed Administrative Expense incurred in the ordinary course of the Debtor’s business, but not any of the Debtor’s professionals, if not previously paid in full pursuant to a Final Order of the Bankruptcy Court, shall be paid in accordance with the customary terms and conditions of said vendor in its dealings with the Debtor, without any further Court order.  Each holder of an Allowed Administrative Expense who is one of the Debtor’s professionals shall receive Cash equal to the unpaid amount of such Allowed Administrative Expense from that portion of the proceeds of the Winning Interest Acquisition Bid, set aside and held by Debtor’s counsel in trust, for all such professionals, which is estimated at the Confirmation Hearing to be required to be paid as of the Plan Closing Date, by such professionals, after the entry of an order of the Bankruptcy Court allowing the amount requested or some other amount as the Court, after notice and hearing determines, is proper.  All Administrative Expense Claims of Professionals for work performed through the Plan Closing Date shall be filed with the Bankruptcy Court within 30 days of the Plan Closing Date or be barred.

3.03         Class 1 Ad Valorem Taxing Authorities Allowed Secured Claims.  The holders of Class 1 Ad Valorem Taxing Authorities Allowed Secured Claims shall be paid in accordance with the ordinary course of payment of such claims on or before January 31, 2010 by the Debtor, post confirmation.  This class is unimpaired.

3.04        Class 2 Dalcor Allowed Secured Claim. The holder of the Class 2 Dalcor Allowed Secured Claim shall receive treatment under the Plan dependent upon whether or not Dalcor is the Winning Interest Acquisition Bid. If Dalcor is the Winning Interest Acquisition Bid, then Dalcor shall receive:  (a) the New Espre Common Stock; and (b) Rejection Election Royalty Payments up to the amount of the sum of Dalcor’s Allowed Secured Claim and Dalcor’s Allowed Unsecured Claim in exchange for its Allowed Secured Claim.  If some other party is the Winning Interest Acquisition Bid, then Dalcor shall receive the amount of its Allowed Secured Claim in cash at the Plan Closing Date plus Rejection Election Royalty Payments up to the amount of the sum of Dalcor’s Allowed Secured Claim and Dalcor’s Allowed Unsecured Claim in exchange for its Allowed Secured Claim.  This class is impaired.

SECOND AMENDED PLAN OF REORGANIZATION

3.05        Class 3 Allowed Priority Unsecured Claims. The holders of Class 3 Allowed Priority Unsecured Claims, which are not otherwise Disputed Claims, shall receive the allowed amount of their claims in cash on the Plan Closing Date. This class is unimpaired.

3.06         Class 4 Allowed General Unsecured Claims.  The holders of Class 4 General Unsecured Claims, which are not otherwise Disputed Claims, shall receive: a) a pro rata distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; b) a pro-rata distribution from any recoveries generated from the Claims and Causes of Action B Litigation Agent; c) if applicable, the liquidated damages from a Winning Interest Acquisition Bid that does not close; and d) any Rejection Election Royalty Payments received which are in excess of the amount which would consume and reduce the sum of the Dalcor Allowed Secured Claim and the Dalcor Allowed Unsecured Claim.  Such distributions shall not include any post petition interest (at 6% per annum) on the Allowed Claims in this Class, unless and until the Allowed Claim in Class 5 is paid in full. Distributions to holders of Class 4 Allowed General Unsecured Claims will begin on the Plan Distribution Date.  This class is impaired.

3.07         Class 5 Dalcor Allowed Subordinated Unsecured Claim. The holder of the Class 5 Dalcor Allowed Subordinated Unsecured Claim shall receive: a) distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; and b) distribution from any recoveries generated from the Retained Claims and Causes of Action B Litigation Agent, but only after the Allowed Claims in Class 4 are paid per the provisions of Section 3.06 above, excluding post petition interest. Distributions to the holder of the Class 5 Dalcor Allowed Subordinated Unsecured Claims will begin on or as soon after the Plan Distribution Date as circumstances warrant consistent with the requirements as to payment of prior classes.

3.08         Class 6 Allowed Interests.  The holders of Class 6 Allowed Interests shall have their Allowed Interests cancelled as of the Plan Closing Date. If the Bid Threshold is met, then the holders of Class 6 Allowed Interests will receive a pro-rata share of a) distribution of remaining proceeds of the Winning Interest Acquisition Bid after the provision for the reserves required to be made for Allowed Administrative Expenses of Professionals, Assumption Cure Costs and for the Litigation Fund on the Plan Closing Date; and b) distribution from any recoveries generated from the Claims and Causes of Action B Litigation Agent, but only after the Allowed Claims in all Classes 1-5 have been paid in full in accordance with the terms of this Plan.   Distributions to the holders of the Class 6 Allowed Interests will begin on or as soon after the Plan Distribution Date as circumstances warrant consistent with the requirements as to payment of prior classes. This class is impaired and is deemed to have rejected the Plan.

3.09         Class 7 Residual Set Off Rights.  Any holder of an Allowed Claim secured by a right of set off which meets all of the requirements under Section 553 of the Bankruptcy Code and such holder is not otherwise eliminated on account of a Section 365(n)(1)(B) election by a counter party to a rejected license agreement where the Debtor is the licensor, will be allowed to take such set off, only if: a) such creditor has timely asserted a right of set off by means of a timely filed proof of claim or such right is asserted in an adversary proceeding, regardless of if it is brought by the Debtor or the Litigation Agent after the Plan Closing Date; and b) such right of set off is not contested by the Debtor or the Litigation Agent prior to the Plan Distribution Date: i) in the form of a timely filed claims objection; or ii)  an adversary proceeding filed prior to such date.  If such right of set off is contested, then set off may occur only if the right to set off has been allowed by the Bankruptcy Court by entry of a final order.   The Debtor may acknowledge, in writing, the propriety of any set off properly asserted and allow such set off to occur on or after the Plan Closing Date.   This class is unimpaired.

SECOND AMENDED PLAN OF REORGANIZATION

ARTICLE IV.

Impairment

4.01        Impaired Classes.  Classes 2 and 4-6 are impaired as defined in Section 1124 of the Bankruptcy Code.

ARTICLE V.

Means for Implementation of Plan

5.01         Interest Acquisition Auction. Provided that there is a Minimum Interest Acquisition Bid other than the Initial Interest Acquisition Bid, the Interest Acquisition Auction will take place just prior to the conclusion of the Confirmation Hearing at which time the Court will recess the Confirmation Hearing so that the Interest Acquisition Auction can be held.  In order for anyone, other than Dalcor’s Initial Interest Acquisition Bid, to be a participant in the Interest Acquisition Auction they must meet the requirements set forth in Plan section 1.38 and Plan Exhibit 1.38 four (4) business days prior to the Confirmation Hearing.   A Minimum Interest Acquisition Bid may only be conditioned upon the requirement that the Plan be confirmed and that a Confirmation Order has been entered.  If no other party in interest submits a Minimum Interest Acquisition Bid and the Plan is confirmed, then the Initial Interest Acquisition Bid shall prevail and shall proceed, in accordance with the terms of this Plan to the Interest Acquisition Closing.  If, however, one or more party in interest properly submits a Minimum Interest Acquisition Bid, then the Interest Acquisition Auction will be held at 9:00 a.m. on the business day prior to the Confirmation Hearing at the Debtor’s counsel’s office as set forth on the first page of the Plan.

The Interest Acquisition Auction will be conducted by Debtor’s counsel.  The Interest Acquisition Auction will begin with the last party in interest who submitted a Minimum Interest Acquisition Bid (assuming that there are a minimum of two (2) parties in interest) having the first opportunity to bid more than the Minimum Interest Acquisition Bid in $100,000 intervals up to $6,000,000 and then at $50,000 intervals thereafter.  The time of a bid submission shall be governed by the time of the delivery of the Minimum Interest Acquisition Bid requirements in Plan Section 1.38 and Plan Exhibit 1.38.   If the last party in interest to submit a Minimum Interest Acquisition Bid fails to make a higher bid, then that party is out of the auction and may not acquire the Interests in the Reorganized Debtor.  The next to the last party in interest then must increase its bid or it is out of the auction.  This process will proceed until the Winning Interest Acquisition Bid is determined.

SECOND AMENDED PLAN OF REORGANIZATION

5.02         Interest Acquisition Closing.  The Interest Acquisition Closing shall occur on the Plan Closing Date.  If the Winning Interest Acquisition Bid other than the Initial Interest Acquisition Bid fails to close on the Plan Closing Date, then the Initial Interest Acquisition Bid shall close as the Winning Interest Acquisition Bid at it the $4,000,000 bid amount.  A Winning Interest Acquisition Bid which does not close will be liable for liquidated damages to the Debtor in the amount of $200,000.  The difference between the Minimum Interest Acquisition Bid and the Winning Interest Acquisition Bid which occurs at the Interest Acquisition Auction must be funded to Debtor’s counsel’s trust account two (2) business days prior to the Plan Closing Date.  Any other party who has submitted a deposit but is not the Winning Interest Acquisition Bid that closes, shall have their tendered funds, with accrued interest, less any applicable liquidated damages, returned by wire within two (2) business days.

5.03         Rules and Requirements as to the Winning Interest Acquisition Bid, which is not the Initial Interest Acquisition Bid.

a.	The funds from the Winning Interest Acquisition Bid shall be utilized as follows:

i)
Set aside as a reserve for payment of Allowed Administrative Expense Claims of professionals, to be held by Debtor’s counsel in trust, for all such professionals, as estimated by such professionals at the Confirmation Hearing to be required to be paid as of the Plan Closing Date.

ii)	Set aside $75,000 for the Litigation Fund with the Litigation Agent with Debtor’s counsel, to be funded to the Litigation Agent on the Plan Closing Date.

iii)	Set aside that amount of the Assumption Cure Costs which are, per the requirements of Section 6.01 of the Plan, required to be paid at the Plan Closing Date.

iv)
The rest and residue of the Winning Interest Acquisition Bid shall be paid by the Debtor on or before the trigger dates detailed in the treatment of each class or group, to: (A) U.S. Trustee’s office to discharge any obligations set forth Section 3.01 as of the Confirmation Date; (B) the holders of Allowed Claims in Classes 2-5 in accordance with the priorities set forth in the Plan in light of the amount of the Winning Interest Acquisition Bid; and (C) if the Winning Interest Acquisition bid is sufficient (at least $100,000), distribute any remaining proceeds to the holders of Allowed Interests.

SECOND AMENDED PLAN OF REORGANIZATION

b.
The funds or commitments required to meet the Post Confirmation Operational Funding Requirement shall be drawn upon by the Debtor, from and after the Plan Closing Date, to: i) pay any ordinary course Administrative Expenses which accrued prior to the Plan Closing Date, as they become due; ii) pay any operating short falls post confirmation; iii) make any and all reasonable and necessary capital expenditures required by the Debtor, post confirmation, in the exercise of its business judgment; iv) allow for normal and prudent increases in wages and salaries for employees and management; and v) to take any other actions relative to the Debtor which the management of the Debtor, post confirmation, deems reasonable and appropriate in accordance with otherwise accepted norms of corporate practices.

5.04        Rules and Requirements as to the Initial Interest Acquisition Bid being the Winning Interest Acquisition Bid.

a.	The funds from the Winning Interest Acquisition Bid shall be utilized as follows:

i)
Set aside as a reserve for payment of Allowed Administrative Expense Claims of professionals, to be held by Debtor’s counsel in trust, for all such professionals, as estimated by such professionals at the Confirmation Hearing to be required to be paid as of the Plan Closing Date.

ii)	Set aside $75,000 for the Litigation Fund with the Litigation Agent with Debtor’s counsel, to be funded to the Litigation Agent on the Plan Closing Date.

iii)	Set aside that amount of the Assumption Cure Costs which are, per the requirements of Section 6.01 of the Plan, required to be paid at the Plan Closing Date.

iv)
The rest and residue of the Winning Interest Acquisition Bid shall be paid by the Debtor on or before the trigger dates detailed in the treatment of each class or group, to: (A) U.S. Trustee’s office to discharge any obligations set forth Section 3.01 as of the Confirmation Date; (B) the holders of Allowed Claims in Classes 3-5 in accordance with the priorities set forth in the Plan in light of the amount of the Winning Interest Acquisition Bid; and (C) if the Winning Interest Acquisition bid is sufficient (at least $100,000), distribute any remaining proceeds to the holders of Allowed Interests.

b.
The funds or commitments required to meet the Post Confirmation Operational Funding Requirement shall be drawn upon by the Debtor, from and after the Plan Closing Date, to: i) pay any ordinary course Administrative Expenses which accrued prior to the Plan Closing Date, as they become due; ii) pay any operating short falls post confirmation; iii) make any and all reasonable and necessary capital expenditures required by the Debtor, post confirmation, in the exercise of its business judgment; iv) allow for normal and prudent increases in wages and salaries for employees and management; and v) to take any other actions relative to the Debtor which the management of the Debtor, post confirmation, deems reasonable and appropriate in accordance with otherwise accepted norms of corporate practices.

SECOND AMENDED PLAN OF REORGANIZATION

5.05         Issuance of New ESPRE Common Stock.  On the Plan Closing Date the Debtor shall issue, in the form of certificated securities, New ESPRE Common Stock to the holder of the Winning Interest Acquisition Bid (See Plan Section 9.08 to see the number of shares of New Espre Common Stock that will be issued).   The Plan Closing Date causes the cancellation of all pre-petition equity securities, regardless of class, and whether such equity securities are in the form or an option or other mechanism which allows for or calls for the issuance of common stock of the Debtor.

5.06         Retention of Claims and Causes of Action and Transfer of Authority to Prosecute Specific Claims and Causes of Action to Litigation Agent.  All causes of action, rights, claims and demands against any third parties, creditors, investors, individuals, insiders or other entities which the Debtor or the Debtor in Possession owns or has an interest in or can assert in any fashion, in any forum, since their formation, or which could be asserted by any  Trustee under the Bankruptcy Code, whether pre-petition or post-petition, directly or in a derivative fashion, including, but not limited to, actions under '' 542 through 553 of the Bankruptcy Code and ' 510 of the Bankruptcy Code to recover assets for the Debtor’s estate and to subordinate claims, as well as all proceeds of and recoveries on Debtor’s  Actions, are retained by the Debtor post confirmation.  The Debtor shall be, post confirmation, a representative of the estate pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code.  Those specific claims or causes of action separately set forth and identified in Plan Exhibit 5.06 shall be the Retained Claims and Causes of Action B Litigation Agent and are for the benefit of the holders of Allowed Claims in Classes 4-6 in accordance with the requirements set forth in Plan Sections 3.06-3.08.  All other claims and causes of action not described therein shall be Retained Claims and Causes of Action and shall be retained for the benefit of the Debtor post confirmation.

5.07         Deadline for Objections to Claims and Provisions for Disputed Claims.  The Debtor shall, by the Claims Objection Bar Date, file any and all objections to all Claims.  For purposes of calculating Pro Rata or any other distributions to be made under this Plan to holders of Claims against the Debtor in any Class, the amount of the total Allowed Claims in such Class shall be computed as if all Disputed Claims still outstanding on the date of any such distribution were allowed in the full amount thereof.  The funds held on account of those Disputed Claims shall be disbursed in accordance with the final and non-appealable order which allows or disallows that Claim.  The Debtor may settle any objection to any claim without any requirement to utilize Bankruptcy Rule 9019 or to notice any other party in interest.  The Debtor shall be the only party entitled to object to the allowance of any Claim.

SECOND AMENDED PLAN OF REORGANIZATION

5.08         Disputed, Unliquidated and Contingent Claims.  Notwithstanding any other term or condition of this Plan, disputed, unliquidated and contingent Claims or Claims objected on or prior to the Claims Objection Bar Date, shall be paid only upon allowance in accordance with the provisions of Section 502 of the Bankruptcy Code or upon the applicable appeal being final and non appealable.

ARTICLE VI.

Executory Contracts and Unexpired Leases

6.01         Assumption of Executory Contracts and Unexpired Leases.  As of the Plan Closing Date, the following pre-petition executory contracts and unexpired leases are assumed by the Debtor in accordance with section 365 of the Bankruptcy Code, to the extent that they are in fact executory contracts.  If they are not in fact executory, then the listing herein shall not cause them to have such status.  The Debtor asserts that the amount set forth next to each specific executory contract or unexpired lease, where applicable, is the amount which the counter party is due to be paid as the cure obligations under such executory contract or unexpired lease and that the sum of all such amounts is the Assumption Cure Costs for same.  If any party listed below disagrees with the amount listed for their respective cure requirements, then such counter party must file an objection to the Plan in accordance with the Order Approving the Disclosure Statement, setting the Plan Confirmation Hearing Date and Plan Objection and Ballot Deadlines:

Counter Party	Type of Agreement	Cure Required
Aetna	Service Agreement – Health Benefits	No Cure Required
Alcatel-Lucent	Collaboration Agreement	No Cure Required
BG Moore, CPA	Consultant – CFO	No Cure Required
Blideo, Inc.	Software/Royalty License Agreement	Assumed only if the July 14, 2008 addendum is avoided – otherwise rejected – No Cure Required
Edgar Filings, Ltd.	Service Agreement – File Corporate 8k, 10q’s etc	No Cure Required
Education For Free		No Cure Required
Global IP Sound, Inc.	License Agreement	No Cure Required
Holly Elliot	Consulting Agreement	No Cure Required
Illinois National Insurance	Insurance D&O	No Cure Required

SECOND AMENDED PLAN OF REORGANIZATION

Counter Party	Type of Agreement	Cure Required
Iron Mountain Intellectual Property Management	Intellectual Property Depositor	No Cure Required
I.T. Partners, Inc.	Service Agreement – Phone System; Data/IP Voice	No Cure Required
Jesse Butler	Consulting Agreement	No Cure Required
Level 3 Communications	Hosting Services	No Cure Required
Live Communications, LLC		No Cure Required
Macrosolve, Inc. Dba Anyware Mobile Solutions	Joint Market Development Agreement	No Cure Required
RCG Information Technology, Inc.	Service Agreement – Contract Consultant-IT Services	No Cure Required
Sprint		No Cure Required
SureCast Media, Inc.	Intellectual Property License Distribution of Proceeds/Revenue Sharing	No Cure Required
Telethra, Inc. dba FuratLink	Service Agreement – Hosting of VXN, servers, maintenance	No Cure Required
The Hartford	Provider of Workman’s Comp Insurance	No Cure Required
Time Warner Telecom	Provider of Internet Access via T-1	No Cure Required

6.02         Rejection of Certain Executory Contracts and Unexpired Leases.  The  Confirmation Order will operate as an order of rejection under section 365 of the Bankruptcy Code  with respect to the following listed executory contracts and unexpired leases1 , to the extent that they are in fact executory contracts.  If they are not in fact executory, then the listing herein shall not cause them to have such status.  Any executory contract or unexpired lease which is subject to a separate motion to reject will be governed by the results of that motion.

Counter Party	Type of Agreement	365(n)(1)(B) License Election “Royalties Due”
Able Broadcasting, Inc.	Consulting Agreement
Acron USA	Office Lease:
  ____________________________
1 The Debtor reserves the right to modify which executory contracts and unexpired leases are assumed and which are rejected by means of modifying the Plan in accordance with the applicable Bankruptcy Rules of Procedure which apply at the time such modification is made during the Plan confirmation process.

SECOND AMENDED PLAN OF REORGANIZATION

Counter Party	Type of Agreement	365(n)(1)(B) License Election “Royalties Due”
All Link Live	Indemnity Obligation as to MDS Licensing of ESPRE Intellectual Property
Blideo, Inc.	Software/Royalty License Agreement Rejected if the July 14, 2008 addendum is not avoided – otherwise assumed	$300,000.00
Chao Consulting	Consulting Agreement
CFM Capital, Ltd.	Consulting Agreement – continuing confidentiality obligations
David Broderick Broderick Sports Group, LLC	Consulting Agreement
Digital Reach, Inc.	Service Agreement – IT Consultant (maintain servers)
Gaard Swanson	Consulting Agreement
Hugh R. Heinsohn	Consulting Agreement
Island Capital Management LLC	Transfer Agent Agreement – maintaining stock ownership listings
JMA Information Technology	Consultant – Web Application Tester
Lorgen Consulting, Inc.	Consulting Agreement
Marista Kondilas	Consulting Agreement
Media Distribution Solutions, Inc.	Intellectual Property License Agreement with addenda	$1,400,000
Melissa Hooven	Contract Recruiter
On Gaard Productions, LLC	Consulting Agreement
Pete E. Ianace	Consulting Agreement
Phil Snowden	Consulting Agreement
R System International, Ltd.	ODC Agreement – outsource Engineering Services
Vincent Bivona	Consulting Agreement
Vuico, Inc.	Partnering Agreement – Video
Waterjug, S.L.	Consulting Agreement – Marketing

SECOND AMENDED PLAN OF REORGANIZATION

Counter Party	Type of Agreement	365(n)(1)(B) License Election “Royalties Due”
Worldwide Media Corp	Agreement – Introduce Projects to Golf Clients

6.03         Claims Based on Rejection of Executory Contracts and Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of an executory contract or unexpired leases, unless a prior order specifically directs otherwise, must be filed with the Bankruptcy Court within 21 days of the Effective Date (the “Rejection Claims Bar Date”) and will be required to, if applicable state:  (a) its election under 365(n)(1); and (b) its ability to pay any past due royalties under 365(n)(2)(B) if such is the counter party’s election.  Any Claims arising from rejection an executory contract or unexpired leases which are not filed on or prior to the Rejection Claims Bar Date will be forever barred from participating as a Class 4 General Unsecured Claim.   The Debtor shall object to any timely filed proof of claim on or prior to the Claims Objection Bar Date.

6.04        Rights of Licensees on Account of Rejection of License where Debtor is Licensor.  Notwithstanding any clause or portion of any executory contract where in the Debtor is the licensor, the counter party licensee has only those rights set forth in the Section 365(n) of the Code, which is set forth hereinafter.  The Debtor reserves the right to contest any party’s assertion regarding what Section 365(n) provides and whether what is sought by the counter party is with in the scope of the protections afforded by that section:

(n)(1) If the trustee rejects an executory contract under which the debtor is a licensor of a right to intellectual property, the licensee under such contract may electC

(A) to treat such contract as terminated by such rejection if such rejection by the trustee amounts to such a breach as would entitle the licensee to treat such contract as terminated by virtue of its own terms, applicable nonbankruptcy law, or an agreement made by the licensee with another entity; or

(B) to retain its rights (including a right to enforce any exclusivity provision of such contract, but excluding any other right under applicable nonbankruptcy law to specific performance of such contract) under such contract and under any agreement supplementary to such contract, to such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law), as such rights existed immediately before the case commenced, forC

(i) the duration of such contract; and

(ii) any period for which such contract may be extended by the licensee as of right under applicable nonbankruptcy law.

SECOND AMENDED PLAN OF REORGANIZATION

(2) If the licensee elects to retain its rights, as described in paragraph (1)(B) of this subsection, under such contractC

(A) the trustee shall allow the licensee to exercise such rights;

(B) the licensee shall make all royalty payments due under such contract for the duration of such contract and for any period described in paragraph (1)(B) of this subsection for which the licensee extends such contract; and

 (C) the licensee shall be deemed to waiveC

(i) any right of setoff it may have with respect to such contract under this title or applicable nonbankruptcy law; and

(ii) any claim allowable under section 503(b) of this title arising from the performance of such contract.

3) If the licensee elects to retain its rights, as described in paragraph (1)(B) of this subsection, then on the written request of the licensee the trustee shallC

(A) to the extent provided in such contract, or any agreement supplementary to such contract, provide to the licensee any intellectual property (including such embodiment) held by the trustee; and

(B) not interfere with the rights of the licensee as provided in such contract, or any agreement supplementary to such contract, to such intellectual property (including such embodiment) including any right to obtain such intellectual property (or such embodiment) from another entity.

4) Unless and until the trustee rejects such contract, on the written request of the licensee the trustee shallC

(A) to the extent provided in such contract or any agreement supplementary to such contractC

(i) perform such contract; or

(ii) provide to the licensee such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law) held by the trustee; and

(B) not interfere with the rights of the licensee as provided in such contract, or any agreement supplementary to such contract, to such intellectual property (including such embodiment), including any right to obtain such intellectual property (or such embodiment) from another entity.

SECOND AMENDED PLAN OF REORGANIZATION

Any counter party to a rejected license detailed in Section 6.02 of the Plan, which is not subject to a separate motion regarding these issues, must make its 365(n)(1) election on or before the Rejection Claims Bar Date.  Such election shall be set forth in a Proof of Claim setting forth termination damages if the counter party elections § 365(n)(1)(A) or by filing a notice with the Court and counsel for the Debtor if the counter party elects § 365(n)(1)(B).  Any counter party who elects rights under § 365(n)(1)(B) must pay the Debtor any past due license fees and royalties;  must fund any past due license or royalties due as of the Plan Closing Date as set forth in the chart above.  Failure to fund same will entitle the Debtor to object to the counter party’s election and request it be voided for failure to comply with the requirements of § 365(n)(1)(B).

ARTICLE VIII.

Voting

7.01         Impaired Classes to Vote.  Each impaired class of Claims will be entitle to vote separately to accept or reject Plan depending upon the statement of impairment set forth at the end of the treatment set forth in the Plan.  A holder of a Disputed Claim that has not been temporarily allowed for purposes of voting on the Plan  may vote the Disputed Claim in a amount equal to the portion, if any, of the Claim shown as fixed, liquidated and undisputed in the Debtor’s Schedules only after having sought to have their Claim allowed for voting purposes pursuant to the Rules.

7.02        Acceptance by Class of Creditors.  A class will have accepted the Plan if a class has accepted the Plan by at least two-thirds in amount and more than one-half in number of the Allowed Claims  (Or those allowed solely for voting purposes) of the class actually voting.

7.03         Cramdown.  If any impaired class fails to accept the Plan, then the Debtor requests that the Bankruptcy Court to confirm the Plan in accordance with the provision of section 1129(b) of the Bankruptcy Code.

ARTICLE VIII.

Litigation Agent

8.01         Authorization and Appointment of the Litigation Agent. Upon the entry of the Confirmation Order, the Litigation Agent shall be appointed as the Section 1123(b)(3)(B) representative of the estate as the to Retained Claims and Causes of Action B Litigation Agent.  The Litigation Agent shall have sole control and decision making authority with regard to the Litigation Fund and the prosecution, settlement or abandonment of any of the Retained Claims and Causes of Action.  The Debtor shall implement any required distribution on account of any decision made by the Litigation Agent without need of any further order of the Bankruptcy Court.   The entry of the Confirmation Order shall be deemed, in said order, to meet or otherwise be a sufficient equivalent of shareholder and director approval of the Litigation Agent’s appointment and the Litigation Agent’s power and authority, as more specifically set forth herein.

SECOND AMENDED PLAN OF REORGANIZATION

8.02         Powers and Duties of the Litigation Agent.

(a)           Maintenance, safekeeping, and liquidation of assets. Subject to the provisions of this Plan, the Litigation Agent will take possession of the Litigation Fund and will conserve and protect same. The Litigation Agent will have the discretion and in the exercise of good faith business judgment, the ability to carry out the purposes of the charge given to the Litigation Agent by the Plan and shall have no liability except for willful misconduct, fraud, or gross negligence. Subject to the foregoing, the Litigation Agent will have the right and power to enter into any contracts or agreements, to execute, acknowledge, and deliver any and all instruments that are necessary, required, or deemed by the Litigation Agent to be advisable in connection with the performance of its duties thereunder and to carry out the requirements of the Plan.  However, the Litigation Agent is not authorized to bind the Debtor in any way shape or manner, either directly or on any basis of apparent authority, with regard to any of the duties which the Litigation Agent is empowered to perform per the Plan.

(b)           Hire professionals. The Litigation Agent shall have the right to hire professionals and to incur expenses in order to pursue Retained Claims and Causes of Action B Litigation Agent and shall be entitled to pay such expenses without approval by the Bankruptcy Court, solely from the Litigation Fund.

(c)           Distributions. The Litigation Agent shall deliver funds to the Debtor to make distributions to holders of Allowed Claims and Interests, as set forth in the Plan when the Litigation Agent has resolved any of the Retained Claims and Causes of Action or has determined that, in light of the circumstances, that a distribution is justified.

(d)           Payment of quarterly fees. So long as the Debtor retains and is prosecuting any of the Retained Claims and Causes of Action, the Debtor shall pay quarterly fees.  However, once the Debtor delivers to the Litigation Agent, a certificate that it no longer has: (A) any outstanding Claims Objection to Address; and (B) that the Debtor has resolved (be that by settlement, a determination to  not pursue or has otherwise secured a resolution which the Debtor deems adequate), then the Litigation Agent shall be responsible for timely payment of United States Litigation Agent quarterly fees incurred pursuant to 28 U.S.C. '1930(a)(6) from and after the delivery of such certificate. Any fees due as of Confirmation will be paid in full on the Plan Closing Date. After Confirmation, the Litigation Agent shall pay such quarterly fees as they accrue until the Case is closed. The Litigation Agent shall file with the Court and serve on the United States Litigation Agent a quarterly financial report for each quarter (or portion thereof) that the Case remains open in a format prescribed by the United States Litigation Agent.

SECOND AMENDED PLAN OF REORGANIZATION

(e)           Release. The Litigation Agent will be released and indemnified by the Debtor, post confirmation, for all obligations and liabilities of the Debtor, save and except those duties and obligations of the Litigation Agent set forth in the Plan and those attributable to the gross negligence or willful misconduct of the Litigation Agent.

(f)            Access to the Bankruptcy Court. The Litigation Agent shall be entitled to the full benefit of, and to exercise all powers incident to, the jurisdiction retained by the Bankruptcy Court pursuant to Section 9.06 of this Plan, consistent with the Litigation Agent’s charge hereunder.

(g)           Compensation.  The Litigation Agent will be entitled to receive compensation for services rendered on the basis of an hourly rate of $200 per hour.

ARTICLE IX.

General Provisions

9.01         Modification of Plan.  The Debtor may, pursuant to Section 1127(a) of the Bankruptcy Code, modify the Plan at any time prior to the entry of the Confirmation Order, but such modification shall not affect the right of any Minimum Interest Acquisition Bid submitted prior to such modification being filed to withdraw same per the requirements set forth in Section 1.38 of the Plan.  After the Plan Closing Date, the Debtor, as reconstituted may, pursuant to Section 1127(b) and (c) of the Bankruptcy Code and with approval of the Bankruptcy Court, modify or amend the Plan in a manner that does not materially or adversely affect the interests of Persons affected by the Plan without having to solicit acceptance of such modification, and may take such steps as are necessary to carry out the purpose and effect of the Plan as modified.

9.02         Post-Confirmation Fees and Financial Reports.  The Debtor shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. § 1930(a)(6), until it has resolved the Retained Claims and Causes of Action as set forth in Section 5.06 of the Plan, at which time, said fees shall be paid by the Litigation Agent from the Litigation Fund.

9.03         Further Actions.  Pursuant to Section 1142(b) of the Bankruptcy Code, the Confirmation Order shall operate as an order of the Court directing the Debtor and any other necessary parties to execute and deliver or join in the execution and delivery of any instrument required to perform any act that is necessary for the consummation of this Plan.

9.04         Captions.  Captions used in this Plan are for convenience only, and shall not affect the construction of the Plan.

9.05         Jurisdiction of the Bankruptcy Court.  After the entry of the Confirmation Order, the Court will retain jurisdiction for the following purposes for the Debtor or the Litigation Agent to utilize:

SECOND AMENDED PLAN OF REORGANIZATION

a)
to determine the classification and priority of all Claims against or Interests in the Debtor and to reexamine any Allowed Claim or Allowed Interest.  The failure by the Debtor or any party-in-interest initially to object to or to examine any Claims or Interests shall not be deemed to be a waiver of their rights to object to any such Claim or Interest or cause any such Claim or Interest to be reexamined, in whole or in part so long as such request is done prior to the Claims Objection Bar Date;

b)
to determine  allowance of Claims for damages with respect to rejection of any such Executory Contracts or unexpired leases which are filed on or before the Rejection Claims Bar Date, as well as resolving any issue which arise under § 365(n) including but not limited to what a 365(n)(2)(B) election requires the counter party to pay to the Debtor;

c)	to hear and determine all applications for compensation and other Administrative Expenses;

d)
to conduct hearings on valuation, as necessary, and to determine whether any party-in-interest is entitled to recover against any Person any claim, whether arising under Section 506(c) of the Bankruptcy Code, or arising out of a voidable preference, a fraudulent transfer, or otherwise, whether such avoidable transfer occurred prior to or after the Petition Date;

e)
to hear and determine any and all pending adversary proceedings or contested matters as well as any matters brought post confirmation by the Debtor or the Litigation Agent in accordance with Section 1123 (b)(3)(A) or (B);

f)	to determine any modification of the Plan after Confirmation pursuant to Section 1127 of the Bankruptcy Code;

g)	to determine all matters, controversies and disputes arising under or in connection with the Plan or the application or disposition of the Estate Property;

h)	to enter any order, including injunctions, necessary to establish and enforce the rights and powers of the Debtor under the confirmed Plan;

i)	to enter and implement such orders as may be necessary and appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, or vacated;

j)
to hear and determine by entry of orders or judgments matters concerning local, state, and federal taxes and all tax Claims pursuant to Sections 346, 505, 525, and 1146 of the Bankruptcy Code and all Claims or actions by governmental units;

SECOND AMENDED PLAN OF REORGANIZATION

k)	to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or Substantial Consummation of the Plan, or any Person’s obligation thereunder;

l)	to enter a final decree pursuant to Rule 3022 of the Bankruptcy Rules; and

m)	to hear and determine any disputes over the extent, validity or priority of a lien or whether a lien prohibits or restricts any use of the property subject to such lien.

9.06        Cramdown.  If any impaired Class under the Plan fails to accept the Plan in accordance with Sections 1126 and 1129(a)(8) of the Bankruptcy Code, the Debtor may exercise the right to request the Bankruptcy Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

9.07         Interest, Penalties, Fees and Plan Modifications.  Except as expressly stated in the Plan, or allowed by the Court, no interest, penalty or late charge is to be Allowed on any Claim subsequent to the Petition Date.  No attorney’s’ fees will be paid with respect to any Claim except as specified in the Plan or as allowed by an order of the Court.  After Confirmation, the Debtor may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and effect of the Plan.

9.08         Corporate Governance Post Plan Closing Date.  The Debtor shall retain its pre-petition state of incorporation and its certificate of incorporation and by-laws as amended to date and as further amended, as necessary to implement the Plan.  If such existing documents contain any provisions contrary to the requirements of 1123 (a)(6) such provisions shall be stricken or modified to make them comply with such requirements.  One Million Two Hundred Fifty Thousand (1,250,000) shares of New ESPRE Common Stock will initially be issued per the provision of the Plan. The authorized capital stock will be Two Million Five Hundred (2,500,000) shares of New ESPRE Common Stock.  The number of directors of the Debtor, post confirmation, will be three (3), but may be changed in the future in accordance with otherwise applicable state law and the Debtor’s certificate of incorporation and bylaws.  The officers and directors of the Debtor on the Plan Closing Date, if the Initial Interest Acquisition Bid is the Winning Interest Acquisition Bid, with the any initial compensation to be received are noted as follows:

Officers:

William Hopke[2]	President, CEO and Treasurer - $200,000 annual compensation.

David Espenlaub	Vice President, CTO and Secretary - $165,000 annual compensation
____________________
2 More information on each of the officers and directors is set forth in the Disclosure Statement.

SECOND AMENDED PLAN OF REORGANIZATION

Board of Directors:

William Hopke	David Espenlaub	Oliver Chappaz

As set forth Plan Exhibit 1.38 any party in interest wishing to put forth a Minimum Interest Acquisition Bid, must make a similar detailed designation as part of the requirements to participate in the Interest Acquisition Auction.

Election of Directors:

Each member of the initial Board of Directors of the Debtor will be in place until the next annual meeting or until their earlier resignation, death, incapacity or removal.  At such next annual meeting, holders of New ESPRE Common Stock are to elect three (3) directors.  Directors may be removed prior to such next annual meeting by the holders of a majority of the shares entitled to elect such directors.

Confirmation as Equivalent to Stockholder Approval:

The entry of the Confirmation Order will be deemed to meet all necessary stockholder approval requirements under any applicable provisions of Nevada law necessary to take any of the corporate actions set forth in the Plan.

9.13         Issuance of Shares.  Because the Debtor will be privately held on the Plan Closing Date, all of the New ESPRE Common Stock issued under the Plan is otherwise subject to securities laws and regulations relative to their transferability.

9.14        Private Company.  The Debtor, upon entry of the Confirmation Order, shall no longer be a registered publicly traded company or a public reporting company.  The Debtor shall promptly before the Plan Closing Date take all necessary steps to assure that it is delisted and no longer a reporting company, including, but not limited to filing a Form 15 with the Securities and Exchange Commission.

9.15         Final Decree.  Upon the resolution of the Retained Claims and Causes of Action and Retained Claims and Causes of Action B Litigation Agent, whether by litigation, resolution or the decision of the Debtor or the Liquidating Agent to terminate and disburse, as the case may be, the Debtor shall promptly file a motion for entry of final decree pursuant to Bankruptcy Rule 3022.

SECOND AMENDED PLAN OF REORGANIZATION

ARTICLE X.

Effect of the Plan on Claims and Interests

10.01                      Discharge of Claims.  Upon the Confirmation Order becoming a Final Order, the Debtor will be discharged from all claims or other debts that arose before the Confirmation Date as set forth in Section 1141 of the Code.  Additionally, all Persons who have claims against the Debtor which arise prior to the Confirmation Date shall also be prohibited from asserting such claims against the Debtor, except as provided in the Plan.

10.02                      Permanent Injunctions.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability against the Debtor or an interest or other right of an equity security holder in the Debtor are permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities or interests: (1) commencing or continuing in any manner any action or other proceedings against the Debtor or the Debtor’s property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or the Debtor’s property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtor or the Debtor’s property; (4) asserting against the Debtor or the Debtor’s property a set off, right or claim of subordination or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

10.03                      Revesting and Vesting.  Except as otherwise provided in the Plan, on and after the Effective Date, all Property of the Debtor’s estate shall vest in the Debtor free and clear of all claims, liens, debts, liabilities, charges, interests and other encumbrances.

Dated: March 26, 2009	Submitted by:

ESPRE SOLUTIONS, INC.

	By:	/s/ William Hopke
William Hopke, President/CEO

E. P. Keiffer (SBN 11181700)
Wright Ginsberg Brusilow P.C.
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, TX  75202
Phone: (214) 651-6500
Fax:      (214) 744-2615
E Mail:  pkeiffer@wgblawfirm.com

ATTORNEYS FOR DEBTOR

SECOND AMENDED PLAN OF REORGANIZATION

Second Amended
Plan of Reorganization

Exhibit 1.34.

Initial Interest Acquisition Bid

INITIAL INTEREST ACQUISITION BID AGREEMENT

This Initial Interest Acquisition Bid Agreement (the “Agreement”) is entered into between Espre Solutions, Inc. (the “Debtor”) and Dalcor, Inc. (“Dalcor”),

RECITALS

WHEREAS the Debtor, has or will be filing its Second Amended Plan of Reorganization (the “Plan) and Second Amended Disclosure Statement (“Disclosure Statement”);

WHEREAS Dalcor, as the largest creditor of the Debtor has negotiated with the Debtor to enter into a transaction with the Debtor whereby it will acquire all of the stock to be issued by the Debtor pursuant to the Plan;

WHEREAS to confirm Dalcor’s commitment to acquire all of the New Espre Common Stock to be issued pursuant to the Plan, Dalcor is willing to enter into this Agreement and deposit earnest money in the sum of $200,000 with Debtor’s counsel, at interest in trust, three (3) days prior to the first set hearing date for the approval of the Disclosure Statement and to deposit the balance of the minimum cash requirement, $520,258, as required for the Initial Interest Acquisition Bid, with Debtor’s counsel one (1) week prior to the first hearing date set for the confirmation of the Plan.

THE AGREEMENT

1.             Subject to the terms of the Plan, including, without limitation, a Line of Credit Loan Agreement, substantially in the form as set forth in Exhibit “1” attached hereto  and upon occurrence of the conditions as are set forth in the Plan and herein, Dalcor agrees to: a) acquire the New Espre Common Stock in exchange for the Dalcor Secured Claim and the sum of $720,258 or such additional amount as Dalcor, in its sole and absolute discretion, may determine to pay in the event there are any competitive bids for the New Espre Common Stock; and b) in such event, to execute and fund a Line of Credit Loan Agreement.

2.             Dalcor will deposit with Debtor’s counsel, Wright Ginsberg Brusilow P.C., the sum of $200,000 three (3) days prior to the first set hearing date for the approval of the Disclosure Statement, as it may be amended, in accordance with wiring instructions supplied by Debtor’s counsel, and will deposit $520,258 with Debtor’s counsel one (1) week prior to the first hearing date set for the confirmation of the Plan.

3.             Dalcor’s obligation to close and fund the purchase of the New Espre Common Stock shall be subject to the fulfillment at or prior to the Plan Closing Date of the following conditions:

a)	Dalcor having the Winning Interest Acquisition Bid;

b)
The Bankruptcy Court for the Northern District of Texas, Dallas Division, in case number 09-30572-HDH-11 shall have entered an order confirming the Plan, the terms of which Plan (As amended or modified) Dalcor has reviewed and agreed to prior to each such filing and such order confirming the Plan shall be in form and substance reasonably acceptable to Dalcor;

c)	There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has a material adverse effect or material adverse change on the business of the Debtor; and

d)
No preliminary or permanent injunction or other order or decree by any state or federal court which prevents the consummation of the transactions contemplated by the Plan shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits Dalcor’s acquisition of the New Espre Common Stock.

Signed this 26th day of March, 2009

DALCOR, INC.

By:	/s/ Oliver Chappaz (with permission Mark Chevallier)
Oliver Chappaz, Authorized Signatory and Attorney-in-Fact

Exhibit “1”

LINE OF CREDIT LOAN AGREEMENT

THIS LINE OF CREDIT LOAN AGREEMENT dated as of the ____ day of ________, 2009, is by and between Espre Solutions, Inc. (the ABorrower”) and Dalcor, Inc., (the ALender@).

PRELIMINARY STATEMENT

At the request of the Borrower, the Lender has agreed, upon the terms and conditions hereinafter set forth, to make a line of credit loan to the Borrower in the amount of $1,750,000 determined to be the amount of funding which the Debtor requires to proceed with forward with operations for a period of at least one (1) year from and after the Plan Closing Date as referenced in the Amended Plan of Reorganization, as it may be amended or modified, with Dalcor’s input, (the APlan@) in the Chapter 11 proceeding of the Borrower, case number 09-30572 -HDH-11 now pending in the Bankruptcy Court for the Northern District of Texas, Dallas Division.

In consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Certain Defined Terms.  As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

a)	“Agreement” shall mean this Line of Credit Loan Agreement, as the same may be amended from time to time.

b)	“Business Day” shall mean any day other than Saturday and Sunday and other than any other day on which Lenders are required or authorized to close in the State of Texas.

c)	“Events of Default” shall have the meaning specified in Section 7.01 of this Agreement.

d)
“Highest Lawful Rate” shall mean the maximum non-usurious rate of interest permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate, and as to which the Borrower could not successfully assert a claim or defense of usury, and to the extent that the maximum legal rate is determined by reference to the laws of the State of Texas, the maximum legal rate shall be determined by reference to the indicated rate ceiling (as defined and described in the Texas Finance Code, as amended) at the applicable time in effect.

Line of Credit Loan Agreement

e)
“Person” shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, association, joint stock company, government or any agency or political subdivision thereof or any other entity.

f)	“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

ARTICLE II

LINE OF CREDIT

Section 2.01  The Lender agrees, on the terms and conditions hereinafter set forth, to lend to Borrower, from time to time, on any Business Day during the period from the date hereof until the first anniversary of the Plan Closing Date (as that term is defined in the Plan) the cumulative sum of $1,750,000 (based upon the amount set forth in Disclosure Statement Exhibit VIII.B.) as follows:

Initial Plan Cloing Date Advance:	$1,000,000

July 15, 2009 Advance:	$500,000

November 1, 2009 Reserve Advance	$250,000

The November 1, 2009 Reserve Advance may be requested by the Borrower if revenue projections both prior to or after such date are not reasonably likely to be achieved as proposed in Disclosure Statement Exhibit VIII.B.

Section 2.02  The Borrower shall either: a) pay the interest on the aggregate unpaid principal amount of all outstanding amounts advanced hereunder at the rate of 6% per annum on each quarter after the first advance of funds hereunder; or b) cause the issuance of shares of Borrower in an amount proportionate to the amount of interest so accrued bears to the amount of the funds paid by Borrower for its New Espre Common Stock as received under the Plan, if the Lender at its sole option elects in writing to accept same as full and complete payment of such interest obligation.

Section 2.03  The Borrower shall either a) pay the principal amount  due on the anniversary date of the funds advanced hereunder; or b) the Lender may, at its sole option, accept as full and complete payment, New Espre Common Stock in an amount proportionate to the amount of interest so accrued and principal due bears to the amount of the funds paid by Borrower for the New Espre Common Stock as received under the Plan.

Line of Credit Loan Agreement

If any principal or interest is not paid in accordance with the provisions contained herein  such overdue principal and, to the extent permitted by applicable law, overdue interest shall bear interest from the due date (stated or by acceleration), payable on demand, until paid at a rate equal to the Highest Lawful Rate.

ARTICLE III

CONDITIONS OF LENDING

Section 3.01 Condition Precedent.  The obligation of the Lender to make any advance of funding pursuant to the Loan on or after the Plan Closing Date is subject to the condition precedents:

a)	the New Espre Common Stock required to be issued to Dalcor in such an event has been issued on the Plan Closing Date on account of Dalcor being the Winning Interest Acquisition Bid;

b)	an electronically entered copy of the Confirmation Order has been delivered to Dalcor’s counsel; and

c)	the Effective Date of the Plan has occurred.

Section 3.02 Conditions for Subsequent Line of Credit Usage.  On the day any advance is made (i) the representations and warranties contained in Article IV of this Agreement are true and correct on and as of date as though made on and as of such date; and (b) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Notes and the making of Loans) that:

Section 4.01 Partnership Existence, Power, Etc.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to conduct its business and to execute, deliver and perform the obligations of the Borrower to the Lender under this Agreement, by virtue of the Confirmation of the Plan.  The Borrower is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the nature of its assets owned or leased makes such qualification necessary or advisable.

Line of Credit Loan Agreement

Section 4.02  No Conflict or Resultant Lien. The execution, delivery and performance by the Borrower of the Agreement does not contravene any law or contractual restriction binding on or affecting such the Borrower or result in or require the creation of any lien upon or with respect to any of its Properties.

Section 4.03 No Consent. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any Person is required for the due execution, delivery and performance by the Borrower of the Agreement, other than the entry of the Confirmation Order.

Section 4.04 Binding Obligations. This Agreement when approved by the Bankruptcy Court as a part of the Confirmation Order and the conditions precedent set forth in Section 3.01 are met, will be a legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by the effect of any applicable, bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors= rights generally and subject to the effect of general principles of equity.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any amount is owed under the Agreement:

Section 5.01 Taxes and Other Liens. The Borrower shall pay and discharge, or shall cause to be paid and discharged, promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any Property of the Borrower as well as all claims of any kind which, if unpaid, might become or cause the creation of a Lien upon any Property of the Borrower; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower and, if required under generally accepted accounting principles, the Borrower shall have set up adequate reserves therefor.

Section 5.02  Insurance.  The Borrower shall maintain insurance of such types and in such amounts as are satisfactory to the Lender. If requested by the Lender, the Borrower shall promptly furnish the Lender with a detailed list, in form and substance satisfactory to the Lender, of all insurance then in effect on behalf of the Borrower.

Line of Credit Loan Agreement

Section 5.03  Right of Inspection. The Borrower shall permit any officer or employee of, or agent designated by, the Lender, to visit and inspect any of the Properties of the Borrower examine the Borrower=s books or financial records, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower all at such reasonable times and as often as the Lender may reasonably desire.

ARTICLE VI

NEGATIVE COVENANTS

So long as any amount owing under the Agreement shall remain outstanding:

Section 6.01  Liens.  The Borrower shall not create or suffer or permit to exist, any Lien upon or with respect to any of its assets, whether now owned or hereafter acquired.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (AEvents of Default@) shall occur and be continuing:

a)
Any installment of interests or principal due per the Agreement is not paid when due, or any fee or other amount due the Lender under the Agreement is not paid when due or not paid within five (5) days of the date when due; or

b)
Any representation or warranty made by or on behalf of the Borrower, under or in connection with the Agreement shall prove to have been false, misleading or incorrect in any material respect when made; or

c)
Upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the entire unpaid principal amount, all unpaid accrued interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the entire unpaid principal amount of the Notes, all such unpaid accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 7.02  Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lender may, proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or aid of the exercise of any power granted in this Agreement or may proceed to enforce the payment of the debt outstanding hereunder and interest thereon in the manner set forth herein; it being intended that no remedy conferred herein is to be exclusive of any other remedy, and each and every remedy contained herein shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or otherwise.

Line of Credit Loan Agreement

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to the departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed or telecopied or delivered, if to the Borrower, at ________, Attention: ________; and if to the Lender, at ________, Attention: ________; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and communications shall, be effective when deposited in the mail, postage prepaid, or confirmed telecopy delivery, respectively, addressed as aforesaid or by electronic mail to the electronic mail address set forth above.

Section 8.03  No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 8.04 Lender May Perform.  If the Borrower fails to perform any term, provision, covenant or agreement contained herein, the Lender may, but with absolutely no obligation to, itself perform, or cause performance of, such term, provision, covenant or agreement and the expenses of the Lender incurred in connection therewith, together with interest thereon, shall be payable by the Borrower under Section 8.05 of this Agreement.

Section 8.05  Costs, Expenses, Taxes, Etc. The Borrower agrees to pay on demand, together with interest thereon from the date of demand at the rate per annum equal to the Highest Lawful Rate, all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, recording and administration of the Agreement, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Agreement, and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of the Agreement.  In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Agreement, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Line of Credit Loan Agreement

Section 8.06  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

Section 8.07  Interest Limitation. It is the intention of the Borrower and the Lender to conform strictly to the usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law and is contracted for, taken, reserved, charged or received under this Agreement shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount due; and (ii) in the event that the maturity of the obligation is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount due (or, if the principal amount shall have been paid in full, refunded by the Lender to the Borrower).  All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged or received under this Agreement in connection with the debt shall, for the purpose of determining whether such rate exceeds the maximum amount allowed by law applicable to the Lender, be made, to the extent permitted by such applicable law, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loan all interest at any time contracted for, taken, reserved, charged or received by the Lender in connection therewith.

Section 8.08   Jury Waiver.  IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE LENDER AND BORROWER IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY.

Section 8.09  Transfer of Notes, Etc.  The Lender may sell, assign or transfer all or any part of its rights and obligations under this Agreement and to the extent of any such sale, assignment or transfer the purchaser, assignee or transferee shall have the same rights, benefits and duties hereunder as it would have if it were the Lender hereunder. The Borrower hereby agrees that each such disposition will give rise to a direct obligation of the Borrower to such purchaser, assignee or transferee. The Lender may grant participations in or to all or any part of the debt owing or to be owing to the Lender. In connection with such sale, assignment, transfer or participation, the Lender may deliver to a prospective or actual participant such financial and other information concerning the Borrower to permit such prospective or actual participant to make an informed and independent credit decision regarding such transaction.

Line of Credit Loan Agreement

Section 8.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

Section 8.11  Binding Effect; Governing Law.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 8.12  Entire Agreement.  THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL AGREEMENTS AND UNDERSTANDINGS AMONG THE PARTIES HERETO REGARDING SAME.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized effective as of the date first stated herein.

Signed this ___ day of March, 2009

DALCOR, INC.

By:
Oliver Chappaz,
Signatory and Attorney-in-Fact

ESPRE SOLUTIONS, INC.

By:
William Hopke, President/CEO

Line of Credit Loan Agreement

Second Amended
Plan of Reorganization

Exhibit 1.38

Minimum Interest Acquisition
Bid Requirements

MINIMUM INTEREST ACQUISITION BID FORM

The undersigned, the  [officer/agent]   of  [ entity]      , a  [state],  [type of entity] has secured a copy of the  Amended Plan of Reorganization (“Plan”) and the Amended Disclosure Statement filed by Espre Solutions, Inc. either from counsel for the Debtor, from the Bankruptcy Clerk’s office or from some other party in interest who had either filed a notice of appearance or had secured its own copy from the Bankruptcy Clerk’s office if the  Disclosure Statement had not then been approved or otherwise if the  Disclosure Statement has been approved by the Bankruptcy Court.

I, on behalf of  [ entity]       have read the Plan and understand the requirements necessary to tender a Minimum Interest Acquisition Bid in order to participate in the Interest Acquisition Auction, specifically all of the requirements set forth in Plan sections 1.08, 1.34, 1.35, 1.38, 1.39, 1.43, 1.44 and 1.50, as well as the split as to which claims and causes of action are for the benefit of creditors and which are retained for the benefit of the Debtor, post confirmation as set forth in Plan section 5.06 and Plan Exhibit 5.06.  Additionally, the provisions 5.01, 5.02, 5.04, 5.05 and 5.07, which set up the auction requirements and detail what is required of the participants thereafter.  I, on behalf of  [ entity]       have also reviewed the proposed treatment as to each of the creditor groups covered in the Plan, as well as the capitalization requirements for the operations of the Debtor post confirmation as set forth in Disclosure Statement Exhibit VIII.B and have reviewed the requirements set forth in Section 6.01 – 6.04 as to Executory Contracts and Unexpired Leases.

[ entity]      understands that the terms of the  Plan and the  Disclosure Statement are subject to change, in accordance with the applicable Bankruptcy Rules and procedures, and will abide by those changes, unless, within 48 hours of their communication to  [ entity]      , this Minimum Interest Acquisition Bid is withdrawn.

[ entity]       hereby tenders, with this form: a) a cashier’s check in the amount of $4,000,000 payable to the Debtor’s counsel or proof that  [ entity]       has wired said sum to Debtor’s counsel’s trust account, to be deposited and held in trust at interest until: i) a no penalty withdrawal is timely requested in accordance with the Plan (in which case the $4,000,000 will be promptly returned); or ii) the Plan is confirmed and: A)  [ entity]       is the Winning Acquisition Bidder; (in which case the funds will be held in trust until the Plan Closing Date for use in accordance with the Plan); or B) another party is the Winning Acquisition Bidder (in which case the $4,000,000 will be promptly returned).  Depending upon the results which obtain at the Confirmation Hearing, Debtor’s counsel is authorized to return the funds, with interest, to [entity]   or pay the $200,000 to the Debtor as either liquidated damages and transfer the balance to  [ entity]     or transfer the total amount to the Debtor in exchange for the New Espre Common Stock on the Plan Closing Date as the Winning Interest Acquisition Bid.

MINIMUM INTEREST ACQUISITION BID FORM

   [ entity]       hereby states that its slate of officers and directors, as well as their applicable compensation, for the Debtor will be as follows:

Officers:	Compensation:

Directors:	Compensation:

   [ entity]       hereby states that its means of addressing the requirement to provide adequate operating funds for the Debtor to operate its continuing line of business, as modified by the Confirmation of the Plan, after the Plan Closing Date, for a period of at least one (1) year, based upon operating cash requirements as set forth in  Disclosure Statement Exhibit XIII.B and Plan Section 1.44, are set forth on the attached Exhibit “A”.

   [ entity]  hereby states that as to the Executory Contracts and Leases detailed in Article 6 of the Plan that  [ entity]   wishes to have the Debtor assume and reject: [please check applicable space] ___ those set forth in Article 6 of the Plan and the Assumption Cure Costs will be paid as detailed therein; or ____ as set forth on the attached Exhibit “B” as to all such aspects.

So Agreed

Signed this ______ day of _________________, 2009

[entity]

By:
Its:

MINIMUM INTEREST ACQUISITION BID FORM

Second Amended
Plan of Reorganization

Exhibit 5.06

Retained Claims
and Causes of Action

Plan Exhibit 5.06

Retained Claims and Causes of Action

and

Retained Causes of Action – Litigation Agent [Denoted with (*)]

POTENTIAL CLAIMS AND CAUSES OF ACTION BASED UPON §§ 544-548 RELATED TO TRANSFERS OF FUNDS

Transferee	Date of Transfer	Amount Transferred

Hunton & Williams	12/23/08	$16,687.29
R Systems International, Ltd.[1]	11/4/08	$44,577.50
	11/18/08	$25,000.00
	12/4/08	$25,000.00
	12/29/08	$45,250.00
	1/6/09	$88,700.00
		$228,527.50
Wavetrix, Inc.	11/5/08	$12,000.00
	12/2/08	$12,000.00
	1/6/09	$12,000.00
		$36,000.00
Ianace, Ernie P. (*)	2/1/2008	$5,000.00
	3/3/2008	$5,000.00
	4/1/2008	$5,000.00
	6/4/2008	$10,000.00
	6/18/2008	$8,000.00
		$33,000.00

Ianace, Pete E. (*)	11/14/2008	$10,372.77

____________________________
1 Under the Plan as proposed, R Systems is a service provider with an executory contract with the Debtor which is not currently being assumed.  However, if assumed, assumption functionally removes the prospect that any payments made with in 90 days can be recovered as preference.   For the purposes of the Plan and the Interest Acquisition Auction, as well as for determining if the Chapter 7 test of Section 1129 is met, the potential cause of action is noted.

Retained Claims and Causes of Action

POTENTIAL CLAIMS AND CAUSES OF ACTION BASED UPON §§ 544-548 RELATED TO TRANSFERS OF OTHER PROPERTY OR INTERESTS OF THE DEBTOR

July 14, 2008 Addendum revising Software and Royalty License Agreement between Blideo, Inc. and the Debtor which: a) eliminated prohibition as to reverse engineering; b) defined “Technology” to include Source Code as part of license grant not prior limited Output Code; c) Updates and Upgrades by Licensee does not need consent of Debtor Licensor; d) Product Maintenance Fee of $700,000 payable at $5,833 per month is deleted, among other points – for grossly insufficient value received in return of – Licensor support is limited to 6 months versus Second Tier Support for term of license.

POTENTIAL CLAIMS AND CAUSES OF ACTION BASED UPON ANY COGNIZABLE THEORY UNDER OTHERWISE APPLICABLE STATE OR FEDERAL LAW WHICH THE DEBTOR EITHER PRIOR TO OR BECAUSE OF FILING FOR RELIEF UNDER TITLE 11 OF THE U.S. CODE HAS THE AUTHORITY TO BRING:

Any and all causes of action against former officers and directors, as well as any former auditors or counsel with regard to potential claims for rescission of stock purchases which were made on account of failure to comply with applicable state and federal securities law, if any, as well as any claims against same relative to irregularities and improprieties which occurred during their tenure as providers to the Debtor with regard to compliance with any applicable securities law, be it state or federal. (*)

Any claims for breach of any fiduciary duty as against former officers and directors of the Debtor. (*)

Any claims of any shareholders of the Debtor which may be deemed to be property of the Debtor’s estate by virtue of such claims being applicable to multiple parties on account of any asserted securities violation, be it state or federal –but excluding any claims personal to any specific shareholder. (*)

Any claims for violations by CFM Capital Limited and Peter Leighton of continuing confidentiality obligations regarding trade secrets, intellectual property, etc as defined in the Consulting Agreement as “Confidential Information”.

Any claims for violations by CFM Capital Limited and Peter Leighton with regard to the registration of a URL in the name of VUELive.com while Mr. Leighton was, through CFM Capital, the President and Director of the Debtor, in the name of his wife Eleanara Leighton.

Any claims against CFM Capital Limited, Knight Enterprises, Ltd. and/or Peter Leighton with regard to the transfer of $100,000 on or about May 2007. (*)

Retained Claims and Causes of Action

Second Amended
Disclosure Statement

Exhibit V.A.6.

Notice to Holders of Stock of
Espre Solutions, Inc.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§
§
ESPRE SOLUTIONS, INC.	§	CASE NO. 09-30572-HDH-11
Debtor	§	Chapter 11

NOTICE TO HOLDERS OF STOCK OF ESPRE SOLUTIONS, INC.

PLEASE TAKE NOTICE that:

On March 26, 2009, Espre Solutions, Inc., debtor in the above-captioned case (the “Debtor”) filed its Second Amended Plan of Reorganization (as it may be subsequently amended, the “Plan”) and a related Second Amended Disclosure Statement (as it may be subsequently amended, the “Disclosure Statement”) under Bankruptcy Section 1125.

After a hearing (the “Disclosure Statement Hearing”), on March 26, 2009, the Bankruptcy Court for the Northern District of Texas entered an Order Approving the Disclosure Statement (the “Disclosure Statement Order”).

The Plan sets up an auction for newly issued equity securities of the Debtor (“New Espre Stock”), with a minimum bid level of $4,000,000, coupled with a operational funding requirement of $1,750,000 to address operations for the next twelve months.  The proceeds from auction and the proceeds of all causes of action will nevertheless be distributed to holders of Claims against the Debtor, all of which are senior to holders of pre-petition equity securities of the Debtor (stock, warrants, options or other instruments which provide for the issuance of any class of stock and are not otherwise debt instruments as well) pursuant to the provisions of the Plan.

You are receiving this notice because you are believed to be a holder of Class 6 Allowed Interests, i.e., a holder of stock in Espre which stock is to be cancelled under the Plan.  The minimum bid level for the New Espre Stock is at least $2,500,000 less than the least level of debt which the Debtor believes would be entitled to satisfaction prior to holders of Class 6 Allowed Interests to receive anything on account of their claims.

If you are holding such stock as a nominee for the benefit of another party, you should forward this Notice to such other party.  The Debtors do not believe that there is any realistic scenario that will result in cash being available for distribution to holders of Class 6 Allowed Interests, but, if bidding is spirited enough, and if recoveries from causes of action which are reserved for the benefit of senior classes of creditors generate sufficient funds, after deduction of expenses, to pay for all such senior class obligations, then a pro-rata share of such recovery will be disbursed by the Litigation Agent provided for under the Plan.  Regardless, the pre-petition stock of Espre is specifically being cancelled under the Plan, as there is virtually no chance of a bid being made in excess of $6,500,000, though of course one would be welcomed.

Holders of Class 6 Allowed Interests do, however, have the right to review the Plan and Disclosure Statement and to object to confirmation of the plan.  You may obtain copies of the Plan and Disclosure Statement by any of the following methods: a) directing a written request to E. P. Keiffer, Wright Ginsberg Brusilow P.C., 1401 Elm Street, Suite 4750, Dallas, Texas  75202; b) by e-mail request to pkeiffer@wgblawfirm.com; c) by going to the Debtor’s website www.espresolutions.com and going to the “Investors” link and scrolling down to the “SEC Filings” link; or d) go to http://www.sec.gov/edgar/searchedgar/companysearch.html, enter  Espre Solutions in the Company Name box and then hit enter and either way you will be taken to all of the Debtor’s post petition 8-k filings, which will include the Plan and Disclosure Statement.  This Notice is qualified in its entirety, by the information contained in the Plan and Disclosure Statement.

A hearing (the “Confirmation Hearing”) to consider the confirmation of the Plan will commence before the Honorable Judge Harlin D. Hale in the United States Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas   75242 at 10:00 a.m. on April 29, 2009.

Objections, if any, to the confirmation of the plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the claim or interest of such party; (c) state with particularity the basis and nature of any objection; (d) be filed, together with proof of service, with the Court (with a copy to chambers) and served so that they are received no later than 4:00 p.m., Central time on April 24, 2009, on counsel for the Debtor (E. P. Keiffer at the address noted above).

The Confirmation Hearing may be continued from time to time without further notice other than the announcement of the adjourned date(s) at the Confirmation Hearing or any continued hearing.

Dated:	March 27, 2009

E. P. Keiffer, Esq.
Wright Ginsberg Brusilow P.C.
ATTORNEYS FOR ESPRE SOLUTIONS, INC.

Second Amended
Disclosure Statement

Exhibit “VIII.A.

Operating Statements

Monthly Operating Report

CASE NAME:	Espre Solutions, Inc.	ACCRUAL BASIS

CASE NUMBER:	09-30572-HDH-11

JUDGE:	Harlin P. Hale

UNITED STATES BANKRUPTCY COURT

NORTHERN
DISTRICT OF
TEXAS

DIVISION 6

MONTHLY OPERATING REPORT

MONTH ENDING:       Feb      2008

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ B.G. Moore	CFO
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY	TITLE

B.G. Moore	3/19/09
PRINTED NAME OF RESPONSIBLE PARTY	DATE

PREPARER:

/s/ B.G. Moore	CFO
ORIGINAL SIGNATURE OF PREPARER	TITLE

B.G. Moore	3/19/09
PRINTED NAME OF PREPARER	DATE

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-1

Case Number:09-30572-hdh-11

Comparative Balance Sheet

		Schedule
Assets		Amount	Jan 30-Feb 09	Mar-09
1	Unrestricted Cash	751,644.99	574,439.40
2	Restricted Cash		0.00
3	Total Cash	751,644.99	574,439.40
4	Accounts Receivable (Net)	225.00	3,953.66
5	Inventory		0.00
6	Notes Receivable		0.00
7	Prepaid Expenses		0.00
8	Other (Attach List)		0.00
9	Total Current Assets	751,869.99	578,393.06
10	Property Plant & Equipment	80,000.00	80,000.00
11	Less: Accumulated Depreciation/Depletion		(207,962.53)
12	Net Property, Plant & Equipment	80,000.00	(127,962.53)
13	Due From Insiders		0.00
14	Other Assets - Net of Amortization (Attach List)	3,095,517.00	3,095,517.00
15	Other (Attach List)	109,730.50	750,642.00
16	Total Assets	4,037,117.49	4,296,589.53
PostPetition Liabilities
17	Accounts Payable		(43,986.86)
18	Taxes Payable		0.00
19	Notes Payable		0.00
20	Professional Fees		0.00
21	Secured Debt		0.00
22	Other (Attach List)		(319,009.24)
23	Total PostPetition Liabilities	0.00	(362,996.10)
PrePetition Liabilities			0.00
24	Secured Debt	(6,036,286.00)	(6,036,286.00)
25	Priority Debt	(13,417.98)	(13,417.98)
26	Unsecured Debt	(423,486.22)	(547,350.54)
27	Other (Attach List)		0.00
28	Total PrePetition Liabilities	(6,473,190.20)	(6,597,054.52)
29	Total Liabilities	(6,473,190.20)	(6,960,050.62)
Equity
30	PrePetition Owner's Equity		3,037,059.61
31	PostPetition Cumulative Profit or (Loss)		(373,598.52)
32	Direct Charges to Equity (Attach Explanation)		0.00
33	Total Equity	0.00	2,663,461.09
34	Total Liabitities & Owner's Equity	(6,473,190.20)	(4,296,589.53)

Assets
14.	Other Assets - Net of Amortization (Attach List)		Schedule Amount
	IP and Software	3,095,517.00	3,095,517.00

15.	Other (Attach List)
	Acron	21,642.00	21,642.00
	Wright Ginsberg Brusilow	75,000.00	62,088.50
	Sweeney Gates	10,000.00	10,000.00
	Apple, Norris & Fink	1,000.00	1,000.00
	Leclair Ryan	15,000.00	15,000.00
	Investment - Blideo, Inc.	550,000.00
	Notes Rec. - Vizeo, Inc.	38,000.00
	Notes Rec. - William Hopke	20,000.00
	Notes Rec. - BG Moore	20,000.00
		750,642.00	109,730.50

PostPetition Liabilities
22.	Other (Attach List)	17,502.00
	Accrued Expenses	-90,427.86
	Accrued Vacation/Sick Pay	0.00
	Direct Deposit Liabilities	-150,000.00
	Accrued Interest	0.00
	Accrued Other Liabilities	0.00
	Wages Payable	-7,962.56
	Payroll Liabilities	0.00
	Employee Benefits Payable	0.00
	Due to ESPRE Consulting	-88,120.82
	Accrued Rent	-319,009.24

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-2

Case Number: 09-30572-hdh-11

Income Statement
		Jan 30‐Feb 09	Mar‐09	Quarter Total
Revenues
1	Gross Revenues	0.00
2	Less: Returns & Discounts	0.00
3	Net Revenue	0.00
Cost of Goods Sold		0.00
4	Material	0.00
5	Direct Labor	66,413.60
6	Direct Overhead	0.00
7	Total Cost of Goods Sold	66,413.60
8	Gross Profit	(66,413.60)
Operating Expenses
9	Officer/Insider Compensation	37,083.32
10	Selling & Marketing	849.42
11	General & Administrative	197,320.24
12	Rent & Lease	10,814.77
13	Other (Attach List)	0.00
14	Total Operating Expenses	246,067.75
15	Income Before Non‐operating Income & Expense	(312,481.35)
Other Income & Expenses
16	Non‐operating Income (Att. List)	(1,046.95)
17	Non‐operating Expense (Att. List)	0.00
18	Interest Expense	25,131.33
19	Depreciation/Depletion	0.00
20	Amortization	1,543.29
21	Other (Attach List)	0.00
22	Net Other Income & Expenses	25,627.67
Reorganization Expenses
23	Professional Fees	33,838.69
24	U.S. Trustee Fees	0.00
25	Other (Attach List)	1,650.81
26	Total Reorganization Expenses	35,489.50
27	Income Tax	0.00
28	Net Profit (Loss)	(373,598.52)

Other Income & Expenses
16	Non‐operating Income (Att. List)
	Interest income	1,046.95
Reorganization Expenses
25	Other (Attach List)	1,650.81
	BK 8K filing expense

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-3

Case Number: 09-30572-hdh-11

		Jna 30 ‐Feb ‐09	Mar‐09	Quarter Total
Cash Receipts And Disbursements
1	Cash‐Beginning of Month	751,644.99
Receipts From Operation
2	Cash Sales	0.00
Collections fo Accounts Receivable
3	PrePetition	0.00
4	PostPetition	0.00
5	Total Operating Receipts	0.00
Non‐Operating Recepts
6	Loans & Advances (Attach List)	0.00
7	Sale of Assets	0.00
8	Other (Attach List)	14,598.27
9	Total Non‐Operating Receipts	14,598.27
10	Total Receipts	14,598.27
11	Total Cash Available	766,243.26
Operating Disbursements
12	Net Payroll	(116,674.36)
13	Payroll Taxes Paid	(45,564.00)
14	Sales, Use & Other Taxes Paid	0.00
15	Secured/Rental/ Leases	0.00
16	Utilities	(3,748.17)
17	Insurance	(2,579.72)
18	Inventory Purchases	0.00
19	Vehicle Expenses	0.00
20	Travel	(4,455.47)
21	Entertainment	0.00
22	Repairs & Maintenance	(2,920.00)
23	Supplies	(1,152.90)
24	Advertising	(465.00)
25	Other (Attach List)	(12,593.43)
26	Total Operating Disbursements	(190,153.05)
Reorganization Expenses
27	Professional Fees	0.00
28	U.S. Trustee Fees	0.00
29	Other (Attach List)	(1,650.81)
30	Total Reorganization Expenses	(1,650.81)
31	Total Disbursements	(191,803.86)
32	Net Cash Flow	(177,205.59)
33	Cash‐End of Month	574,439.40

Non-Operating Recepts
8	Other (Attach List)
		01/31/2009	Interest Wells Fargo		1,046.95
		02/16/2009	COBRA		11,559.86
		02/27/2009	COBRA		14,598.27

Operating Disbursements
25	Other (Attach List)	02/02/2009	Chase Couriers	Postage & Delivery Expense	-22.00
		02/11/2009	THE PLANET	Data Processing & Network Exp	-701.43
		02/16/2009	W/o closed account	Bank Charges	16.00
		02/17/2009	SoftLayer	COS-Service & Hosting	-413.60
		02/19/2009	Griggs Attorney	Legal - Patent work	-540.00
		02/19/2009	Elliott, Holly	Contract Engineer	-4,560.00
		02/19/2009	Mike Lewis	Issue Stop Payment on Check #20292	29.55
		02/19/2009	STUART S	Issue Stop Payment on Check #20380	10.00
		02/19/2009	Evelyn B. Taylor	Issue Stop Payment on Check #30381	10.00
		02/19/2009	State of California	Issue Stop Payment on Check #20606	1,682.36
		02/27/2009	BG Moore	Contract CFO	-7,791.66
		02/27/2009	Island Stock Transfer	Stock Transfer Agent monthly	-166.00
		02/28/2009	Bank of America	Bank fees for new check stock	-146.65
					-12,593.43

Reorganization Expenses
29	Other (Attach List)	02/19/2009	Edgar Filings LTD	Publish 8K on Bankruptcy	454.65
		02/27/2009	Edgar Filings LTD	Publish 8K on Bankruptcy	1,196.16
					1,650.81

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-4

Case Number: 09-30572-hdh-11

		Schedule Amount		Jan 30 - Feb 09	Mar-09
Accounts Receivable Aging
1	0-30			(1,198.04)
2	31-60			-
3	61-90			225.00
4	91+
5	Total Accounts Receivable		-	(973.04)	-
6	Amount Considered Uncollectible			(225.00)
7	Accounts Receivable (Net)			(1,198.04)

Aging of PostPetition Taxes and Payables				Month: Feb-09
Taxes Payable		0-30 Days	31-60 Days	61-90 Days	91+ Days	Total
1	Federal	43.15	1,224.80			1,267.95
2	State	518.62	6,175.99			6,694.61
3	Local					-
4	Other (Attach List)					-
5	Total Taxes Payable	561.77	7,400.79	-	-	7,962.56

6	Accounts Payable	44,282.86	(296.00)			43,986.86

Status of PostPetition Taxes			Month: Feb‐09
Federal		Beginning Tax Liability*	Amount Withheld And/or Accrued	Amount Paid	Ending Tax Liability
1	Withholding**		21,554.00	(21,554.00)	‐
2	FICA Employee**		9,729.56	(9,729.56)	‐
3	FICA Employer**		9,729.56	(9,729.56)	‐
4	Unemployment	1,224.80	43.15		1,267.95
5	Income				‐
6	Other (Attach List)				‐
7	Total Federal Taxes	1,224.80	41,056.27	(41,013.12)	1,267.95
State and Local
8	Withholding				‐
9	Sales				‐
10	Excise				‐
11	Unemployment	6,175.99	518.62		6,694.61
12	Real Property				‐
13	Personal Property				‐
14	Other (Attach List)				‐
15	Total State & Local				‐
16	Total Taxes	6,175.99	518.62	‐	6,694.61

*	The beginning tax liability should represent the liability from the prior month or, if this the the first operating report, the amount should be zero.

**	Attach photocopies of IRS Form 6123 or your FTD coupons and payment receipt to verify payment or deposit

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-5

Case Number: 09-30572-hdh-11

The debtor in possession must complete the reconciliation below for each bank account including all geneall, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterick next to the account number. Attach additional sheets if necessary.

Bank Reconciliations
		Account #1	Account #2	Account #3
A.	Bank:	Bank of America	Bank of America	Wells Fargo
B.	Account Number:	4796191850	3755552457	W45811158
C.	Purpose (Type):	Business Checking	Debtor in Possession	Money Mkt Acct	Total
1	Balance Per Bank Statement	1,664.92	608,360.70		610,025.62
2	Add: Total Deposits Not Credited		1,991.46		1,991.46
3	Subtract: Outstanding Checks	(22,740.18)	-15,033.93		-37,774.11
4	Other Reconciling Items	0		-303.57	-303.57
5	Month End Balances Per Books	(21,075.26)	595,318.23	-303.57	573,939.40
6	Number of Last Check Written	20658	1018

Investment Accounts
		Date of Purchase	Type of Instrutment	Purchase Price	Current Valaue
Bank, Account Name & Number
7
8
9
10
11	Total Investments

Cash
12	Currency On Hand	500.00

13	Total Cash ‐End of Month	574,439.40

		Deposit	-SPLIT-	1,991.46
1012	BG Moore		20000 · Accounts Payable-0	-7,791.66
1011	Edgar Filings LTD	26110	20000 · Accounts Payable-0	-1,196.16
1013	Island Stock Transfer		20000 · Accounts Payable-0	-166.00
1014	IT Partners		20000 · Accounts Payable-0	-656.29
1015	Paranet		20000 · Accounts Payable-0	-236.06
1016	Powell - Petty Cash	Petty Cash	20000 · Accounts Payable-0	-360.00
1017	QUILL	05563673	20000 · Accounts Payable-0	-180.16
1018	William Hopke-V		20000 · Accounts Payable-0	-4,447.60

Transfer	02/13/2009	Funds Transfer		10600 · Vanq	671,000.00	671,000.00
Deposit	02/16/2009	Deposit		-SPLIT-	11,559.86	682,559.86
Liability Chec	02/18/2009	QuickBooks P Created by Pa		60100 · Accou	-0.32	682,559.54
Liability Chec	02/18/2009	QuickBooks P Created by Pa		60100 · Accou	-0.36	682,559.18
Bill Pmt -Chec	02/19/2009 1002	Butler, Jesse-V		20000 · Accou	-2,920.00	679,639.18
Bill Pmt -Chec	02/19/2009 1003	Edgar Filings 26110		20000 · Accou	-454.65	679,184.53
Bill Pmt -Chec	02/19/2009 1004	FlatIron	5026602	20000 · Accou	-2,579.72	676,604.81
Bill Pmt -Chec	02/19/2009 1005	Griggs Attorney		20000 · Accou	-540.00	676,064.81
Bill Pmt -Chec	02/19/2009 1006	IT Partners		20000 · Accou	-2,774.63	673,290.18
Bill Pmt -Chec	02/19/2009 1007	QUILL	05563673	20000 · Accou	-149.00	673,141.18
Bill Pmt -Chec	02/19/2009 1008	SPARKLETT	2227667	20000 · Accou	-16.81	673,124.37
Bill Pmt -Chec	02/19/2009 1009	Elliott, Holly		20000 · Accou	-4,560.00	668,564.37
Bill Pmt -Chec	02/19/2009 1010	Paranet		20000 · Accou	-81.19	668,483.18
Bill Pmt -Chec	02/20/2009	Elliott, Holly	VOID:	20000 · Accou	0.00	668,483.18
Transfer	02/23/2009		Funds Transfe	10600 · Vanq	1,658.68	670,141.86
Liability Chec	02/26/2009	QuickBooks P Created by Pa		-SPLIT-	-61,634.51	608,507.35
Deposit	02/27/2009		Deposit	-SPLIT-	1,991.46	610,498.81
Bill Pmt -Chec	02/27/2009 1012	BG Moore		20000 · Accou	-7,791.66	602,707.15
Bill Pmt -Chec	02/27/2009 1011	Edgar Filings 26110		20000 · Accou	-1,196.16	601,510.99
Bill Pmt -Chec	02/27/2009 1013	Island Stock Transfer		20000 · Accou	-166.00	601,344.99
Bill Pmt -Chec	02/27/2009 1014	IT Partners		20000 · Accou	-656.29	600,688.70
Bill Pmt -Chec	02/27/2009 1015	Paranet		20000 · Accou	-236.06	600,452.64
Bill Pmt -Chec	02/27/2009 1016	Powell - Petty Petty Cash		20000 · Accou	-360.00	600,092.64
Bill Pmt -Chec	02/27/2009 1017	QUILL	05563673	20000 · Accou	-180.16	599,912.48
Bill Pmt -Chec	02/27/2009 1018	William Hopke-V		20000 · Accou	-4,447.60	595,464.88

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-6

Case Number: 09-30572-hdh-11

Month:        Feb-09

Payments To Insiders and Professionals

Of the total disbursements shown for the month, list the amount paid to insiders (as defined in section 101 (31) (A)-(F) of the U.S. bankruptcy code) and to professionals. Also, for payments to insiders, indentify the type of compensation paid (e.g. salary, bonus, commissions, insurance, housing allowance, travel, car allowance, etc). Attach additional sheets if necessary.

Insiders
	Name	Type of Payment	Amount Paid	Total Paid to Date
1	BG Moore	Check	1 5,583.38	15,583.38
2	Bob Logan	Paycheck	5,000.00	5,000.00
3	William Hopke	Paycheck/Check	16,500.00	16,500.00
4
5
6	Total Payments To Insiders		3 7,083.38	37,083.38

Professionals
Name		Date fo Court Order Authorizing Payment	Amount Approved	Amount Paid	Total Paid To Date	Total Incurred & Unpaid*
1	Wright Ginsberg Brusilow					33,838.69
2
3
4
5
6	Total Payments To Professionals

*	Include all fees incurred, both approved and unapproved

PostPetition Status of Secured Notes, Leases Payable and Adequate Protection Payments

Name of Creditor		Scheduled Monthly Payments Due	Amounts Paid During Month	Total Unpaid PostPetition	Paid Pre Pettion
1	Acron KingsPark, LP	21,543.98	0	0
2
3
4
5
6	Total

Monthly Operating Report

Case Name: Espre Solutions Inc.

Accrual Basis-7

Case Number: 09-30572-hdh-11

Month:      Feb-09

Questionaire

		Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		x
2	Have any funds been disbursed from any account other than a debtor in possession account?	x
3	Are any postpetition receivables (accounts, notes, or loans) due from related parties?		x
4	Have any payments been made on prepetition liabilities this reporting period?		x
5	Have any postpetition loans been received by the debtor from any party?		x
6	Are any postpetition payroll taxes past due?		x
7	Are any postpetition state or federal income taxes past due?		x
8	Are any postpetition real estate taxes past due?		x
9	Are any other postpetition taxes past due?		x
10	Are any amounts owed to postpetition creditors delinquent?		x
11	Have any prepetition taxes been paid during the reporting period?		x
12	Are any wage payments past due?		x

If the answer to any of the above questions is "yes" provide a detailed explanation of each item attach
additional sheets if necessary.      (2) Paid P/R out of old account due to P/R service hitting wrong account

Insurance		Yes	No
1	Are workers compensation, general liability and other necessary insurance coverages in effect?	x
2	Are all premium payments paid current?	x
3	Please Itemize Policies Below

If the answer to any of the above questions is "no" or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.

Installment Payments

Type of Policy	Carrier	Period Covering	Payment Amount & Frequency
D&O	Illinois National Insurance Co.	9/28/08 to 9/28/09	2,579.72	Monthly
Workers Compensation	Twin City Fire Insurance Co.	9/22/08 to 9/22/09	3,751.05	Quarterly
Umbrella/Property	Chubb	9/2/08 to 9/2/09	2,605.00	Annual

Second Amended
Disclosure Statement

Exhibit VIII.B.

Post Confirmation
Operating Cash Requirements

ESPRE Pre & Post BK Forecast

	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	Total After BK
Revenue	8,200	17,420	47,662	68,428	116,271	80,198	115,218	232,340	174,574	144,931	224,424	255,867	1,485,533
Cost of Sales:
Cost of Sales‐Commissions	-	-	-	-	-	-	-	-	-	-	-	-	-
Advertising & Promotion	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Cost of Sales	0	0	0	0	0	0	0	0	0	0	0	0	0

Gross Margin	8,200	17,420	47,662	68,428	116,271	80,198	115,218	232,340	174,574	144,931	224,424	255,867	1,485,533
Expenses:
Annual Audit Expense	-	-	-	-	-	-	-	-	-	-	-	-	-
Bank Charges	100	100	100	100	100	100	100	100	100	100	100	100	1,200
Computer parts/supplies	500	500	500	500	500	500	500	500	500	500	500	500	6,000
Consulting‐Contract Labor	22,867	22,867	20,267	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	147,000
Data Processing & Network Exp	4,085	4,085	4,085	4,085	4,085	4,085	4,085	4,085	4,085	4,085	4,085	4,085	49,019
Employee Benefit Programs	6,525	6,525	6,525	6,525	6,525	6,525	6,525	6,525	6,525	6,525	6,525	6,525	78,300
Insurance Expense	-	-	-	2,605	8,349	-	-	-	-	-	-	-	10,954
Interest Expense	-	-	-	-	-	-	-	-	-	-	-	-	-
Legal Expense	37,825	1,000	3,000	1,000	1,000	3,000	1,000	1,000	2,000	1,000	1,000	2,000	54,825
Licenses & Fees	400	400	400	400	400	400	400	400	400	400	400	400	4,800
Meals & Entertainment	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000
Office Supplies	500	500	500	500	1,700	500	500	500	500	500	500	500	7,200
Other Taxes	1,270	1,270	1,270	1,270	1,270	1,270	1,870	1,270	1,270	1,270	1,270	1,270	15,840
Penalties & Fines	-	-	-	-	-	-	-	-	-	-	-	-	-
Postage & Delivery Expense	250	250	250	250	250	250	250	250	250	250	250	250	3,000
Professional Fees	-	-	-	-	-	-	-	-	-	-	-	-	-
Rent	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	9,000	108,000
R&D‐Core Technology	65,250	65,250	60,875	60,875	56,500	31,500	27,125	27,125	27,125	27,125	27,125	27,125	503,000
Salaries Expense	148,832	147,812	142,259	141,570	141,570	139,981	139,981	139,981	139,981	139,981	139,981	139,981	1,701,909
Service & Hosting	5,424	5,424	5,424	5,424	5,424	5,424	5,424	5,424	5,424	5,424	5,424	5,424	65,083
Telephone	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000
Travel	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	24,000
Utilities	-	-	-	-	-	-	-	-	-	-	-	-	-
Demos & Tradeshows	-	-	-	-	-	-	-	-	-	-	-	-	-

Total Expenses	307,077	269,232	258,704	247,354	249,923	215,784	210,009	209,409	210,409	209,409	209,409	210,409	2,807,130
Net Operating Income	(298,877)	(251,812)	(211,042)	(178,926)	(133,652)	(135,586)	(94,791)	22,930	(35,836)	(64,478)	15,015	45,457	(1,321,597)

Beginning Cash	0	(298,877)	(550,688)	(761,731)	(940,656)	(1,074,308)	(1,209,894)	(1,304,686)	(1,281,755)	(1,317,591)	(1,382,069)	(1,367,054)	0
Ending Cash	(298,877)	(550,688)	(761,731)	(940,656)	(1,074,308)	(1,209,894)	(1,304,686)	(1,281,755)	(1,317,591)	(1,382,069)	(1,367,054)	(1,321,597)	(1,321,597)

Second Amended
Disclosure Statement

Exhibit “IX”

Section 1129 Requirements

SECTION 1129 REQUIREMENTS FOR CONFIRMATION

At the Confirmation hearing, the Court will determine whether the provisions of section 1129 of the Code have been satisfied.  If all of the provisions of section 1129 are met, the Court may enter an order confirming the Plan.

Section 1129, as applicable here, provides as follows:

1.        The Plan must comply with the applicable provisions of the Code, including section 1123 which specifies the mandatory contents of a Plan and section 1122 which requires that Claims and Interests be placed in Classes with “substantially similar” Claims and Interests (section 1129(a)(1)).

2.        The proponents of the Plan must comply with the applicable provisions of the Code (section 1129(a)(2)).

3.        The Plan must have been proposed in good faith and not by any means forbidden by law (section 1129(a)(3)).

4.        Any payment made or to be made by the proponents, by the Debtor, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Case, or in connection with the Plan and incident to the Case, must be disclosed to the Court and approved or be subject to the approval of the Court as reasonable (section 1129(a)(4)).

5.         The proponents must disclose the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtor, of an affiliate of the Debtor participating in a joint Plan with the Debtor, or of a successor to the Debtor under the Plan.  The appointment to, or continuance in, such office of such individual must be consistent with the interests of the Debtor's creditors, equity holders, and with public policy.  The proponents must also disclose the identity of any insider that will be employed or retained by the reorganized Debtor and the nature of any compensation for such insider (section 1129(a)(5)).

SECTION 1129 REQUIREMENTS FOR CONFIRMATION

6.        The Plan must meet the “best interest of creditors” test which requires that each holder of a Claim or Interest of a Class of Claims or Interests that is impaired under the Plan either accept the Plan or receive or retain under the Plan on account of such Claim or Interest property of a value as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated on such date under Chapter 7 of the Code.  If the holders of a Class of Secured Claims make an election under section 1111(b) of the Code, each holder of a Claim in such electing Class must receive or retain under the Plan on account of its Claim property of a value, as of the Effective Date of the Plan, that is not less than the value of its interest in the Debtor's interest in the property that secures its Claim (section 1129(a)(7)).  To calculate what non-accepting holders would receive, if the Debtor were liquidated, under Chapter 7, the Court must determine the dollar amount that would be generated upon disposition of the Debtor's assets and reduce such amount by the costs of liquidation.  Such costs would include the fees of a Trustee (as well as those of counsel and other professionals) and all expenses of sale.

7.        Each Class of Claims or Interests must either accept the Plan or not be impaired under the Plan (section 1129(a)(8)).  Alternatively, as discussed hereafter, a Plan may be confirmed over the dissent of a Class of Claims or Interests if the “cramdown” requirements of section 1129(b) of the Code are met.

8.        Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan must provide that holders of Administrative Claims and Priority Claims (other than tax claims) will be paid in full in cash on the Effective Date of the Plan, and that holders of priority tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such tax, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim (section 1129(a)(9)).

9.        At least one impaired Class must accept the Plan, determined without including the acceptance of the Plan by any insider holding a Claim of such Class (section 1129(a)(10)).

10.      The Plan must be “feasible”.  In other words, it can not be likely that confirmation of the Plan will be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan (section 1129(a)(11)).

11.      All fees required to be paid under the Code have been paid or the Plan provides for such payment on its Effective Date (section 1129(a)(12)).

12.      The Plan must provide for the continuation after the Effective Date of the payment of all Retiree Benefits at the level established prior to Confirmation, pursuant to the provisions of §1114 of the Code (section 1129(a)(13)).

The Court may confirm a Plan, even if it is not accepted by all impaired Classes, if the Plan has been accepted by at least one impaired Class of Claims and the Plan meets the “cramdown” provisions set forth in section 1129(b) of the Code.  The “cramdown” provisions require that the Court find that a Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each non-accepting impaired Class.

SECTION 1129 REQUIREMENTS FOR CONFIRMATION

The Court may find that the Plan is “fair and equitable” with respect to a Class of non-accepting impaired Interests only if (a) the holder of an Interest will receive or retain under the Plan property of a value as of the Plan's Effective Date equal to the greatest of any fixed liquidation preference or redemption price or the value of such Interest or (b) the holder of any Interest that is junior to such Interest will not receive or retain any property under the Plan.

The Court may find that the Plan is “fair and equitable” with respect to a Class of non-accepting impaired Unsecured Claims only if (a) each impaired unsecured Creditor receives or retains under the Plan property of a value as of the Effective Date of such Plan equal to the amount of its Allowed Claim, or (b) the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain any property under the Plan.

The Court may find that the Plan is “fair and equitable” with respect to a Class of non-accepting Secured Claims, only if, under the Plan, (a) the holder of each Secured Claim in such Class retains such holders lien and receives deferred cash payments totalling at least the Allowed amount of such Secured Claim and having a value, as of the Effective Date of the Plan, equal to or in excess of the value of such holder's interest in the estate's interest in the collateral for the Secured Claim, (b) the collateral for such Secured Claim is sold, the lien securing such Claims attached to the proceeds, and such liens on proceeds are afforded the treatment described under clause (a) or (c) of this sentence, or (c) the holders of such Secured Claims realize the “indubitable equivalent” of their claims.

SECTION 1129 REQUIREMENTS FOR CONFIRMATION